Exhibit 10.1

AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of April 9, 2026, by and among (a) DELEK US HOLDINGS, INC., a Delaware corporation (“Delek US Holdings”), (b) the other Persons from time to time party to the Credit Agreement (as defined below) as Borrowers (together with Delek US Holdings, collectively, “Borrowers”), (c) the Guarantors party to the Credit Agreement, (d) the Lenders party to the Credit Agreement, and (e) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, “Agent”). All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Borrowers, Guarantors, Lenders, and Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of October 26, 2022 (as the same may now exist and as may be amended, modified, supplemented, extended, renewed, restated, or replaced from time to time, the “Credit Agreement”);

WHEREAS, in accordance with the Credit Agreement, Lenders have made and continue to make Loans and other financial accommodations to and for the benefit of Borrowers, in each instance pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement;

WHEREAS, Loan Parties, Agent and Lenders wish to amend certain terms and provisions of the Credit Agreement as hereafter set forth; and

WHEREAS, Loan Parties, Agent and Lenders are willing to amend the Credit Agreement on the Amendment No. 4 Effective Date (as defined below), as set forth herein, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of this Amendment, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned, intending to be legally bound, does hereby agree as follows:

AGREEMENT

1. Amendments to Credit Agreement.

(a) The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ or ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

(b) All schedules and exhibits to the Credit Agreement, as in effect immediately prior to the date of this Amendment, shall constitute schedules and exhibits to the Credit Agreement, except that (i) Schedule 4.1(d) (Subscriptions, Options, Warrants, Calls), Schedule 4.6 (Litigation), Schedule 4.10 (ERISA/Canadian Pension Matters), Schedule 4.20 (Material Contracts), Schedule 4.30 (Credit Card Arrangements), Schedule 5.6 (Approved Insurers) and Schedule 6.10(f) (Transactions with Affiliates) shall each be deleted in their entirety, (ii) Schedule A-2 (Authorized

Persons), Schedule C-1 (Commitments), Schedule D-1 (Designated Accounts), Schedule E-1 (Eligible Petroleum Inventory Locations), Schedule E-2 (Eligible Carriers), Schedule E-3 (Certain Account Debtors), Schedule E-4 (Certain Investment Grade Account Debtors), Schedule E-5 (Acceptable Jurisdictions of Delivery), Schedule H-1 (Certain Specified Assets), Schedule P-1 (Permitted Investments), Schedule P-2 (Permitted Liens), Schedule 1.1 (Existing Letters of Credit), Schedule 1.2 (Individual Letter of Credit Sublimits), Schedule 4.1(b) (Capitalization of Loan Parties), Schedule 4.1(c) (Capitalization of Administrative Borrower’s Subsidiaries; Permitted JVs), Schedule 4.11 (Environmental Condition), Schedule 4.14 (Permitted Indebtedness), Schedule 4.24 (Locations of Inventory), Schedule 4.25 (Locations of Chief Executive Offices), Schedule 4.33 (Insurance), Schedule 4.35 (Existing Intermediation Documents), Schedule 5.1 (Financial Statements, Reports, Certificates), Schedule 5.2 (Collateral Reporting) and Schedule 6.22 (Burdensome Agreements), shall be amended and restated in their entirety as set forth in the schedules attached hereto as Annex B, which schedules will be attached to the Credit Agreement as of the Amendment No. 4 Effective Date, (iii) a new Schedule 5.13(e) (Transactions with Affiliates) will be added to the Credit Agreement in its entirety as set forth in the schedule attached hereto as Annex C, which schedule will be attached to the Credit Agreement as of the Amendment No. 4 Effective Date and (iv) Exhibit C-1 (Form of Compliance Certificate), Exhibit J-1 (Form of Borrower Joinder), Exhibit J-2 (Form of Guarantor Joinder) and Exhibit P-1 (Form of Perfection Certificate) shall be amended and restated in their entirety as set forth in the exhibits attached hereto as Annex D, which exhibits will be attached to the Credit Agreement as of the Amendment No. 4 Effective Date.

2. Representations and Warranties. Each Loan Party jointly and severally represents and warrants to Agent and each other member of the Lender Group as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted JVs, contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date). After giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing.

(b) Organization, Good Standing, Etc. Each Loan Party and each Restricted Subsidiary thereof (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) is in good standing and/or qualified to do business in any state where the failure to be so qualified and/or in good standing could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(c) Authorization; Enforceability. As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) Governmental Approvals; No Conflicts. As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate (A) any provision of federal, state, provincial, or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries, where such violation could reasonably be expected to have a Material Adverse Effect, (B) the Governing Documents of any Loan Party, or (C) any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party where such violation could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) any Intermediation Facility where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (B) any Term Loan Document of any Loan Party or its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Intermediation Facility or any Term Loan Document of any Loan Party or Restricted Subsidiary, other than consents or approvals that have been obtained and that are still in force and effect.

3. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Amendment No. 4 Effective Date”):

(a) The Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed and delivered, and each such document shall be in full force and effect:

(i) this Amendment,

(ii) a borrowing notice (if a Borrowing is being made on the Amendment No. 4 Effective Date),

(iii) a Note for each Lender requesting a Note, to the extent such Note is requested at least three (3) Business Days prior to the Amendment No. 4 Effective Date,

(iv) the Confirmation Agreement,

(v) the Guaranty and Security Agreement, and

(vi) a completed Perfection Certificate executed by each of the Loan Parties.

(b) The representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted JVs, contained in this Amendment or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(c) [Reserved].

(d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(e) Subject to the prior lien of the Term Agent with respect to the Term Priority Collateral in accordance with the ABL Intercreditor Agreement, (i) Agent shall have received satisfactory evidence that Agent shall have a valid and perfected first priority security interest in and lien on the Revolving Priority Collateral (subject only to Permitted Liens which are non-consensual Permitted Liens) and a valid and perfected second priority security interest in and lien on the Term Priority Collateral (other than Excluded Assets), and all UCC financing statements or financing change statements, as applicable, to be filed in the applicable government UCC filing offices) and (ii) all filings and recordations necessary or desirable in connection with the security interests in and liens on the Collateral shall have been duly made (or arrangements therefor satisfactory to Agent shall have been made) and all filing and recording fees and Taxes in connection therewith shall have been duly paid by Borrowers.

(f) Agent shall have received a certificate from the Secretary, Assistant Secretary, Chief Financial Officer or other officer of each Loan Party acceptable to the Agent (i) attesting to the resolutions of such Loan Party’s board of directors (or similar governing authority) (which may be one or more omnibus resolutions) authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party.

(g) Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Amendment No. 4 Effective Date, which Governing Documents shall be (i) certified by the Secretary, Assistant Secretary, Chief Financial Officer or other officer of such Loan Party acceptable to the Agent and (ii) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than sixty (60) days prior to the Amendment No. 4 Effective Date) by the appropriate government official.

(h) Agent shall have received a certificate of status, a certificate of good standing or equivalent with respect to each Loan Party, dated within thirty (30) days of the Amendment No. 4 Effective Date (or such other date as Agent shall agree), such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction.

(i) Agent shall have received a certificate of an Authorized Person of Administrative Borrower certifying that the conditions specified in clauses (b), (d) and (n) of this Section 3 have been satisfied.

(j) Agent shall have received a certificate of Administrative Borrower’s chief financial officer or other senior financial officer certifying to the Solvency of the Loan Parties taken as a whole as of the Amendment No. 4 Effective Date immediately after giving effect to the transactions contemplated hereby.

(k) Agent shall have received copies of recent financing statement, tax and judgment lien search results against the Loan Parties and their properties, evidencing the absence of Liens against such Persons and their properties, except for Permitted Liens, and litigation and bankruptcy searches against the Loan Parties and their properties, in each case, reasonably satisfactory to the Agent.

(l) Agent shall have received certificates of insurance as are required by Section 5.6 of the Credit Agreement, naming the Agent as additional insured, mortgagee, and/or lenders loss payee, as applicable, the form and substance of which shall be satisfactory to Agent.

(m) Agent shall have received opinions of Willkie Farr & Gallagher LLP, counsel to the Loan Parties, and PPGMR Law, PLLC, local Arkansas counsel to the Loan Parties, each in form and substance satisfactory to Agent.

(n) Agent shall have received a true, correct and complete Borrowing Base Certificate dated as of the Amendment No. 4 Effective Date and reflecting the Borrowing Base as of the last day of the month most recently then ended which is at least 15 days prior to the Amendment No. 4 Effective Date. Such Borrowing Base Certificate shall reflect Excess Availability, after giving effect to the Revolving Loans made (or deemed made) and Letters of Credit issued (or deemed issued) on the Amendment No. 4 Effective Date, as well as the payment of all fees and expenses required to be paid by Borrowers on the Amendment No. 4 Effective Date under the Credit Agreement or the other Loan Documents, of not less than $350,000,000.

(o) Agent and Lenders shall have received (i) audited consolidated financial statements of Administrative Borrower and of the MLP with respect to their fiscal year ended on December 31, 2025, and (ii) unaudited condensed consolidated financial statements for any interim period or periods of Administrative Borrower and of the MLP ended after the date of the most recent audited financial statements and at least forty-five (45) calendar days prior to the Amendment No. 4 Effective Date.

(p) Borrowers shall have paid (i) all Lender Group Expenses incurred in connection with the transactions evidenced by the Credit Agreement and the other Loan Documents, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 4 Effective Date and (ii) all fees payable to Agent and any other member of the Lender Group, to the extent due on or prior to the Amendment No. 4 Effective Date (including, without limitation, any such fees described in the Fee Letter).

(q) The Loan Parties shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority, if any, in connection with the execution and delivery by the Loan Parties of the Loan Documents or with the consummation of the transactions contemplated thereby.

(r) Since December 31, 2025, there shall not have been any event or circumstance that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(s) There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect, or (ii) materially adversely affect the transactions contemplated by this Amendment or the other Loan Documents.

(t) To the extent requested at least ten (10) Business Days prior to the Amendment No. 4 Effective Date, each Lender shall have received, sufficiently in advance of the Amendment No. 4 Effective Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and the Agent shall have received a fully executed IRS Form W-9 (or its equivalent) for each Loan Party.

(u) Any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulations shall have delivered to Agent a Beneficial Ownership Certification in relation to such Loan Party, which such Beneficial Ownership Certificate shall be complete and accurate in all respects.

4. Release of DK Canada Energy ULC. Subject to Section 5 below, in reliance upon the representations, warranties, covenants and conditions contained in this Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 3 hereof, effective as of the Amendment No. 4 Effective Date, DK Canada Energy ULC, a company organized under the laws of British Columbia, Canada (“DK Canada”), is hereby released as a Guarantor under the Credit Agreement and a Grantor under the Canadian Guarantee and Security Agreement (as defined in the Credit Agreement immediately prior to giving effect to this Amendment), and shall have no further obligations, nor be bound by or subject to any of the terms, provisions, or covenants, under such agreements or under any of the other Loan Documents. The security interest granted to Agent under the Canadian Guarantee and Security Agreement in the assets of DK Canada is hereby released and the Canadian Guarantee and Security Agreement is hereby terminated and of no further force and effect. Upon the Administrative Borrower’s reasonable request and at the Loan Parties’ expense, Agent shall execute documents as may be reasonably required to evidence such release of DK Canada and to authorize the filing of PPSA termination or other applicable filings.

5. Post-Closing Obligation. Within thirty (30) days after the Amendment No. 4 Effective Date (the “DK Canada Release Condition Deadline”), Administrative Borrower shall deliver to Agent evidence in form and substance reasonably satisfactory to Agent that DK Canada has either been released as a Guarantor (as defined in the Term Loan Agreement) or has been designated as an Immaterial Subsidiary (as defined in the Term Loan Agreement) causing any Lien on the assets of DK Canada under the Term Loan Documents to be released or terminated (collectively, the “DK Canada Release Condition”). In the event the DK Canada Release Condition has not been satisfied by the DK Canada Release Condition Deadline, within thirty (30) days after the DK Canada Release Condition Deadline (as such date may be extended by Agent in its Permitted Discretion), Administrative Borrower will, or will cause its Subsidiaries to, provide to Agent such documents, agreements and other closing deliverables and take such further actions, in each case, consistent with the requirements set forth in Section 5.11 of the Credit Agreement to have DK Canada become a Guarantor under the Credit Agreement and grant to Agent a first priority Lien (subject only to Permitted Liens) in the assets (other than Excluded Assets) of DK Canada (collectively, the “DK Canada Joinder/Collateral Requirements”). Notwithstanding anything herein or in the Credit Agreement to the contrary, the Loan Parties agree that that any Investments in or Disposition of assets to DK Canada on or after the Amendment No. 4 Effective Date can only be made pursuant to clause (bb) of the definition of Permitted Investments until the DK Canada Release Condition (or the DK Canada Joinder/Collateral Requirements in the event the DK Canada Release Condition is not satisfied by the DK Canada Release Condition Deadline) is satisfied. The Loan Parties’ failure to satisfy the terms and conditions of this Section 5 shall provide the Agent a right to declare an Event of Default under the Credit Agreement.

6. Continued Effectiveness of the Credit Agreement and other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment No. 4 Effective Date all references in the Credit Agreement and any such other Loan Document to “the Credit Agreement,” the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that the Credit Agreement and any such other Loan Document purports to assign or pledge to Agent for the benefit of Lender Group, or to grant to Agent for the benefit of Lender Group and Bank Product Providers, a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment, and/or grant of which security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein, including, without limitation, Borrowers’ obligation to repay the Loans in accordance with the terms of the Credit Agreement, pay or repay all other Obligations as provided in the Loan Documents to which it is a party, all of which Obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(b) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

(c) THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

(e) Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(f) Borrowers will pay on demand all Lender Group Expenses in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to Agent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

DELEK US HOLDINGS, INC., a Delaware corporation, as Administrative Borrower and as a Borrower

By:	/s/ Robert Wright
Name:	Robert Wright
Title:	Executive Vice President and Deputy Chief
Financial Officer

By:	/s/ Billy E. Buckmaster
Name:	Billy E. Buckmaster
Title:	Vice President and Treasurer

GUARANTORS:

ALON ASPHALT COMPANY, a Delaware corporation
ALON RENEWABLE FUELS, INC., a Delaware corporation
ALON USA REFINING, LLC, a Delaware limited liability company
DELEK ACQUISITIONS, INC., a Delaware corporation DELEK HELENA, LLC, a Delaware limited liability company
DELEK LOGISTICS SERVICES COMPANY, a Delaware corporation
DELEK REFINING, INC., a Delaware corporation J. CHRISTY CONSTRUCTION CO., INC., an Arkansas corporation
ALON USA ENERGY, INC., a Delaware corporation ALON USA PARTNERS GP, LLC, a Delaware limited liability company
DELEK PERMIAN GATHERING, LLC, a Texas limited liability company DELEK RENEWABLES, LLC, a Delaware limited liability company
DELEK US ENERGY, INC., a Delaware corporation
DELEK U.S. REFINING GP, LLC, a Texas limited liability company
DK TRADING & SUPPLY, LLC, a Delaware limited liability company
ALON REFINING KROTZ SPRINGS, INC., a Delaware corporation
LION OIL COMPANY, LLC, an Arkansas limited
liability company

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

ALON USA GP II, LLC, a Delaware limited liability company

ALON USA PARTNERS, LP, a Delaware limited partnership, by its general partner ALON USA PARTNERS GP, LLC

ALON USA, LP, a Texas limited partnership, by its general partner ALON USA GP II, LLC

DELEK REFINING, LTD., a Texas limited partnership, by its general partner DELEK U.S. REFINING GP, LLC

ALON USA GP, LLC, a Delaware limited liability company

ALON BRANDS, INC., a Delaware corporation

PARAMOUNT OF OREGON, LLC, a Delaware limited liability company,

DK NEW ENERGIES, LLC, a Delaware limited liability company,

each as a Guarantor

By:	/s/ Robert Wright
Name:	Robert Wright
Title:	Executive Vice President and Deputy Chief Financial Officer

By:	/s/ Billy E. Buckmaster
Name:	Billy E. Buckmaster
Title:	Vice President and Treasurer

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

DK INNOVATION (US), INC., a Delaware corporation, as a Guarantor

By:	/s/ Reuven Spiegel
Name:	Reuven Spiegel
Title:	Executive Vice President (Special Projects)

By:	/s/ Misty Lavender
Name:	Misty Lavender
Title:	Secretary

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

PARAMOUNT PETROLEUM CORPORATION, a Delaware corporation PARAMOUNT OF WASHINGTON, LLC, a Delaware limited liability company ALON PARAMOUNT HOLDINGS, INC., a Delaware corporation, each as a Guarantor

By:	/s/ Mark Hobbs
Name:	Mark Hobbs
Title:	Executive Vice President, Chief Financial Officer

By:	/s/ Gary Weaver
Name:	Gary Weaver
Title:	Vice President (Tax)

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ William Plough
Name:	William Plough
Title:	Duly Authorized Signatory

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank

By:	/s/ William Plough
Name:	William Plough
Title:	Duly Authorized Signatory

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	/s/ William Plough
Name:	William Plough
Title:	Duly Authorized Signatory

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

Bank Of America, N.A., as a Lender

By:	/s/ Jamie Danzell
Name:	Jamie Danzell
Title:	Vice President

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Lender

By:	/s/ Davood Ashrafi
Name:	Davood Ashrafi
Title:	Assistant Vice President

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

CITIZENS BANK, N.A., as a Lender

By:	/s/ David Slattery
Name:	David Slattery
Title:	Vice President

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

Mizuho Bank, Ltd., as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

MUFG BANK LTD., as a Lender

By:	/s/ Robert Grbic
Name:	Robert Grbic
Title:	Vice President

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

Regions Bank, as a Lender

By:	/s/ Michael Dembski
Name:	Michael Dembski
Title:	Managing Director

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

Truist Bank, as a Lender

By:	/s/ Leo Murokh
Name:	Leo Murokh
Title:	Director

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

BANK OF MONTREAL, as a Lender and as an Issuing Bank

By:	/s/ Cathy Religa
Name:	Cathy Religa
Title:	Associate Director, BMO Commercial Bank, Canada

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

BANK OF MONTREAL, as a Lender and as an Issuing Bank

By:	/s/ James Meyer
Name:	James Meyer
Title:	Vice President

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Nicole Quintana
Name:	Nicole Quintana
Title:	Vice President

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

VALLEY NATIONAL BANK, as a Lender

By:	/s/ Donna Lubin
Name:	Donna Lubin
Title:	First Vice President

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew Vernon
Name:	Andrew Vernon
Title:	Authorized Signatory

Signature Page to Amendment No. 4 to Third Amended and Restated Credit Agreement

ANNEX A

AMENDED CREDIT AGREEMENT

[see attached]

~~ANNEX A TO AMENDMENT NO. 3 TO~~

~~THIRD AMENDED AND RESTATED CREDIT AGREEMENT~~

~~EXECUTION COPY~~

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as ~~Administrative~~ Agent,

THE LENDERS PARTY HERETO

as Lenders,

DELEK US HOLDINGS, INC.,

as Administrative Borrower,

THE OTHER LOAN PARTIES PARTY HERETO

WELLS FARGO BANK, NATIONAL ASSOCIATION,

TRUIST SECURITIES, INC.,

~~PNC BANK, NATIONAL ASSOCIATION,~~

BANK OF AMERICA, N.A.,

CITIZENS BANK, N.A.,

MIZUHO BANK, LTD.

MUFG BANK LTD.,

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,

~~BARCLAYS BANK PLC,~~

as Joint Lead Arrangers and Joint Book Runners,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

TRUIST BANK,

~~PNC BANK, NATIONAL ASSOCIATION,~~

BANK OF AMERICA, N.A.,

CITIZENS BANK, N.A.,

MIZUHO BANK, LTD.

MUFG BANK LTD.,

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,

~~BARCLAYS BANK PLC,~~

as Co-Syndication Agents

and

CITIZENS BANK, N.A.,

as Documentation Agent

Dated as of October 26, 2022

Page

1 DEFINITIONS AND CONSTRUCTION~~.~~	1
1.1 Definitions	1
1.2 Accounting Terms	~~96~~115
1.3 Code	~~96~~116
1.4 Construction	~~97~~116
1.5 Time References	~~98~~117
1.6 Schedules and Exhibits	~~98~~117
1.7 Exchange Rates; Currency Equivalents; Applicable Currency~~.~~	~~98~~117
1.8 ~~Québec Matters.~~[Reserved]	~~99~~118
1.9 Divisions	~~99~~119
1.10 Rates	~~99~~119
1.11 Certain Determinations	120
1.12 Limited Condition Transactions	120
2 LOANS AND TERMS OF PAYMENT~~.~~	~~100~~122
2.1 Revolving Loans~~.~~	~~100~~122
2.2 Reserved~~.~~	~~102~~123
2.3 Borrowing Procedures and Settlements~~.~~	~~102~~123
2.4 Payments; Reductions of Commitments; Prepayments~~.~~	~~110~~132
2.5 Promise to Pay; Promissory Notes~~.~~	~~115~~138
2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations~~.~~	~~116~~138
2.7 Crediting Payments	~~118~~140
2.8 Designated ~~Account~~Accounts	~~118~~141
2.9 Maintenance of Loan Account; Statements of Obligations	~~118~~141
2.10 Fees~~.~~	~~119~~141
2.11 Letters of Credit~~.~~	~~119~~142
2.12 Non-Base Rate Option~~.~~	~~128~~151
2.13 Capital Requirements; Increased Costs~~.~~	~~133~~156
2.14 Incremental Facilities~~.~~	~~135~~158
2.15 Extension of Revolver Commitments~~.~~	~~137~~159
2.16 Joint and Several Liability of Borrowers~~.~~	~~139~~163
2.17 Currencies	~~142~~165
3 CONDITIONS; TERM OF AGREEMENT~~.~~	~~142~~165
3.1 Conditions Precedent to the Initial Extension of Credit	~~142~~165

-i-

(continued)

Page
3.2 Conditions Precedent to all Extensions of Credit	~~142~~165
3.3 Maturity	~~142~~166
3.4 Effect of Maturity	~~142~~166
3.5 Early Termination by Borrowers	~~143~~166
3.6 Conditions Subsequent	~~143~~166
4 REPRESENTATIONS AND WARRANTIES~~.~~	~~143~~167
4.1 Due Organization and Qualification; Subsidiaries~~.~~	~~144~~167
4.2 Due Authorization; No Conflict	~~144~~168
4.3 Governmental Consents	~~145~~169
4.4 Binding Obligations; Perfected Liens~~.~~	~~146~~169
4.5 Title to Assets; No Encumbrances	~~146~~170
4.6 Litigation~~.~~	~~146~~170
4.7 Compliance with Laws	~~147~~170
4.8 Financial Statements; No Material Adverse Effect	~~147~~170
4.9 Solvency~~.~~	~~147~~170
4.10 Employee Benefits~~; Canadian Pension Plans.~~	~~147~~ 171
4.11 Environmental Condition	~~148~~172
4.12 Complete Disclosure	~~149~~172
4.13 ~~Patriot Act~~	~~149~~[Reserved]173
4.14 ~~Indebtedness~~	~~150~~[Reserved]173
4.15 Payment of Taxes	~~150~~173
4.16 Margin Stock	~~150~~174
4.17 Governmental Regulation	~~150~~174
4.18 ~~OFAC; Sanctions;~~ Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions	~~150~~174
4.19 Employee and Labor Matters	~~151~~175
4.20 ~~Material Contracts~~	~~151~~[Reserved.]175
4.21 Leases	~~151~~176

-ii-

(continued)

Page
4.22 Eligible Accounts	~~152~~176
4.23 Eligible Petroleum Inventory	~~152~~176
4.24 Locations of Inventory	~~152~~176
4.25 Location of Chief Executive Office Offices	~~152~~;Registered176
4.26 Inventory Records	~~152~~177
4.27 [Reserved.]	~~152~~177
4.28 [Reserved.]	~~152~~177
4.29 [Reserved.]	~~152~~177
4.30 ~~Credit Card Arrangements~~	~~153~~[Reserved.]177
4.31 [Reserved.]	~~153~~177
4.32 [Reserved.]	~~153~~177
4.33 Insurance	~~153~~177
4.34 Security Documents	~~153~~177
4.35 Intermediation Documents	~~153~~178
4.36 [Reserved.]	~~154~~178
4.37 Affected Financial Institution	~~154~~178
~~4.38 Interrelated Business~~	~~154~~178
5 AFFIRMATIVE COVENANTS~~.~~	~~154~~179
5.1 Financial Statements, Reports, Certificates	~~154~~179
5.2 Reporting	~~154~~179
5.3 Existence	~~154~~180
5.4 Maintenance of Properties	~~155~~180
5.5 Taxes	~~155~~180
5.6 Insurance	~~155~~180
5.7 Inspections; Examinations; Appraisals; Books and Records~~.~~	~~157~~181
5.8 Compliance with Laws	~~158~~182
5.9 Environmental	~~158~~182
5.10 ~~Disclosure Updates~~	~~159~~[Reserved 183
5.11 Formation of Subsidiaries	~~159~~184
5.12 Further Assurances	~~160~~185

-iii-

(continued)

Page
5.13 ~~[Reserved.]~~ Affiliates	~~161~~Transactions with 185
5.14 Compliance with ERISA and the IRC	~~161~~187
5.15 ~~Canadian Pension Plans~~	~~161~~[Reserved]. 187
5.16 Location of Inventory; Chief Executive Office	~~162~~188
5.17 Margin Stock	~~162~~188
5.18 ~~OFAC; Sanctions;~~ Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions	~~162~~188
5.19 ~~Material Contracts~~	~~163~~[Reserved] 189
5.20 ~~Intermediation Documents~~	~~163~~[Reserved] 189
6 NEGATIVE COVENANTS~~.~~	~~163~~189
6.1 Indebtedness	~~163~~189
6.2 Liens	~~163~~189
6.3 Restrictions on Fundamental Changes	~~163~~189
6.4 Disposal of Assets	~~164~~190
6.5 Nature of Business	~~164~~190
6.6 Prepayments and Amendments	~~164~~190
6.7 Restricted Payments	~~165~~192
6.8 ~~Accounting Methods~~	~~167~~[Reserved] 193
6.9 Investments	~~167~~193
~~6.10 Transactions with Affiliates~~	~~167~~193
~~6.11~~6.10 Proceeds	Use of ~~168~~195
6.11 ~~[Reserved]~~	195
6.12 ~~Limitation on Issuance of Equity Interests~~	~~168~~[Reserved] 195
6.13 Bailees	~~168~~195

-iv-

(continued)

Page
6.14 ~~INTENTIONALLY OMITTED~~	~~169~~[Reserved] 195
6.15 Employee Benefits	~~169~~195
6.16 ~~Consignments~~	~~169~~[Reserved] 196
6.17 Limitations on Encumbrances on ~~Real Property and~~the Equity Interests of the MLP GP	~~170~~197
6.18 [Reserved.]	~~170~~197
6.19 Designation of Restricted and Unrestricted Subsidiaries	~~170~~197
6.20 Covenants Relating to MLP Subsidiaries	~~171~~199
6.21 Certain Undertakings Relating to the Separateness of the MLP and MLP Subsidiaries	~~172~~199
6.22 Burdensome Agreements.	~~172~~200
6.23 ~~Intermediation Facilities 174~~Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions	202
7 FINANCIAL ~~COVENANTS.~~COVENANT	~~174~~202
8 EVENTS OF DEFAULT~~.~~	~~175~~203
8.1 Payments	~~175~~203
8.2 Covenants	~~175~~203
8.3 Judgments	~~176~~204
8.4 Voluntary Bankruptcy, etc.	~~176~~204
8.5 Involuntary Bankruptcy, etc.	~~176~~204
8.6 Default Under Other Agreements	~~176~~204
8.7 Representations, etc	~~176~~204
8.8 Guaranty	~~177~~205
8.9 Security Documents	~~177~~205
8.10 Loan Documents	~~177~~205
8.11 Change of Control	~~177~~205
8.12 ERISA	~~177~~205
8.13 Cessation of Business	~~177~~205
8.14 Intercreditor Provisions	~~178~~206
8.15 Environmental Events	~~178~~206
9 RIGHTS AND REMEDIES~~.~~	~~178~~206
9.1 Rights and Remedies	~~178~~206

-v-

(continued)

Page
9.2 Remedies Cumulative	~~179~~207
9.3 Borrowers Right to Cure	207
10 WAIVERS; INDEMNIFICATION~~.~~	~~179~~209
10.1 Demand; Protest; etc.	~~179~~209
10.2 The Lender Group’s Liability for Collateral	~~180~~209
10.3 Indemnification	~~180~~209
11 NOTICES.	~~181~~210
12 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION~~.~~	~~182~~212
13 ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS~~.~~	~~184~~213
13.1 Assignments and Participations~~.~~	~~184~~213
13.2 Successors	~~188~~218
14 AMENDMENTS; WAIVERS~~.~~	~~188~~218
14.1 Amendments and Waivers~~.~~	~~188~~218
14.2 Replacement of Certain Lenders~~.~~	~~191~~221
14.3 No Waivers; Cumulative Remedies	~~192~~222
15 AGENT; THE LENDER GROUP~~; QUÉBEC PROVISIONS.~~	~~192~~222
15.1 Appointment and Authorization of Agent	~~192~~222
~~15.1AQuébec Provisions.~~	~~193~~223
15.2 Delegation of Duties	~~194~~224
15.3 Liability of Agent	~~194~~224
15.4 Reliance by Agent	~~195~~225
15.5 Notice of Default or Event of Default	~~195~~225
15.6 Credit Decision	~~195~~225
15.7 Costs and Expenses; Indemnification	~~196~~226
15.8 Agent in Individual Capacity	~~197~~227
15.9 Successor Agent	~~197~~227
15.10 Lender in Individual Capacity	~~198~~228
15.11 Collateral and Guaranty Matters~~.~~	~~198~~228
15.12 Restrictions on Actions by Lenders; Sharing of Payments~~.~~	~~201~~231
15.13 Agency for Perfection	~~201~~231
15.14 Payments by Agent to the Lenders	~~201~~232
15.15 Concerning the Collateral and Related Loan Documents	~~202~~232

-vi-

(continued)

Page
15.16 Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	~~202~~232
15.17 Several Obligations; No Liability	~~203~~233
15.18 Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent	~~203~~233
15.19 Certain ERISA Matters	234
16 WITHHOLDING TAXES~~.~~	~~204~~235
16.1 Payments	~~204~~235
16.2 Exemptions~~.~~	~~204~~236
16.3 Reductions~~.~~	~~207~~238
16.4 Refunds	~~207~~238
16.5 Defined Terms	~~208~~239
17 GENERAL PROVISIONS~~.~~	~~208~~239
17.1 Effectiveness	~~208~~239
17.2 Section Headings	~~208~~239
17.3 Interpretation	~~208~~239
17.4 Severability of Provisions	~~208~~239
17.5 Bank Product Providers	~~208~~239
17.6 Debtor-Creditor Relationship	~~209~~240
17.7 Counterparts; Electronic Execution	~~209~~240
17.8 Revival and Reinstatement of Obligations; Certain Waivers	~~210~~241
17.9 Confidentiality~~.~~	~~210~~241
17.10 Survival	~~212~~244
17.11 ~~Patriot~~PATRIOT Act; Due Diligence	~~212~~244
17.12 Integration	~~212~~244
17.13 Delek US Holdings as Agent for Borrowers	~~213~~245
17.14 Amendment and Restatement	~~213~~245
17.15 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~215~~247
17.16 ABL Intercreditor Agreement and Intermediation Access Agreements~~.~~	~~215~~247
17.17 ~~Canadian Anti-Terrorism Laws~~	~~216~~[Reserved]248
17.18 Judgment Currency	~~217~~249
17.19 Acknowledgement Regarding Any Supported QFCs	~~217~~249

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(continued)

Page
17.20 Erroneous Payments~~.~~	~~218~~250

-viii-

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit C-1	Form of Compliance Certificate
Exhibit J-1	Form of Borrower Joinder
Exhibit J-2	Form of Guarantor Joinder
Exhibit L-1	Form of Non-Base Rate Notice
Exhibit P-1	Form of Perfection Certificate
Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Accounts
Schedule E-1	Eligible Petroleum Inventory Locations
Schedule E-2	Eligible Carriers
Schedule E-3	Certain Account Debtors
Schedule E-4	Certain Investment Grade Account Debtors
Schedule E-5	Acceptable Jurisdictions of Delivery
Schedule H-1	Certain Specified Assets
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule 1.1	Existing Letters of Credit
Schedule 1.2	Individual Letter of Credit Sublimits
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of ~~Borrower~~Loan Parties
Schedule 4.1(c)	Capitalization of Administrative Borrower’s Subsidiaries; Permitted JVs
~~Schedule 4.1(d)~~	~~Subscriptions, Options, Warrants, Calls~~
~~Schedule 4.6~~	~~Litigation~~
~~Schedule 4.10~~	~~ERISA/Canadian Pension Matters~~
Schedule 4.11	Environmental Condition
Schedule 4.14	Permitted Indebtedness
~~Schedule 4.20~~	~~Material Contracts~~
Schedule 4.24	Locations of Inventory
Schedule 4.25	Locations of Chief Executive Offices; ~~Registered Offices~~
~~Schedule 4.30~~	~~Credit Card Arrangements~~
Schedule 4.33	Insurance
Schedule 4.35	Existing Intermediation Documents
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
~~Schedule 5.6~~	~~Approved Insurers~~

-ix-

Schedule ~~6.10~~5.13(~~f~~e)	Transactions with Affiliates
Schedule 6.22	Burdensome Agreements

-x-

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

~~THIS~~This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of October 26, 2022, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), DELEK US HOLDINGS, INC., a Delaware corporation (“Delek US Holdings”), those additional Persons that are joined as a party hereto by executing the form of Joinder attached hereto as Exhibit J-1 (together with Delek US Holdings, each, a “Borrower”, and individually and collectively, jointly and severally, “Borrowers”, as such terms are hereinafter further defined), the Subsidiaries of Administrative Borrower identified on the signature pages hereto or joined as a party hereto by executing the form of Joinder attached hereto as Exhibit J-2 (all of the foregoing Subsidiaries, each, a “Guarantor”, and individually and collectively, jointly and severally, “Guarantors”, as such terms are hereinafter further defined), Wells Fargo, Truist Securities, Inc., ~~PNC Bank, National Association,~~ Bank of America, N.A., Citizens Bank, N.A., Mizuho Bank, LTD., MUFG Bank LTD.~~,~~ and Regions Capital Markets, a division of Regions Bank, ~~and Barclays Bank PLC,~~ each as a joint lead arranger and joint book runner (each in such capacity, together with its successors and assigns in such capacity, a “Joint Lead Arranger”, and collectively, “Joint Lead Arrangers”), Wells Fargo, Truist Bank, ~~PNC Bank, National Association,~~ Bank of America, N.A., Citizens Bank, N.A., Mizuho Bank, LTD., MUFG Bank LTD.~~,~~ and Regions Capital Markets, a division of Regions Bank, ~~and Barclays Bank PLC,~~ each as a co-syndication agent (each in such capacity, together with its successors and assigns in such capacity, a “Co-Syndication Agent”, and collectively, “Co-Syndication Agents”), and Citizens Bank, N.A., as documentation agent (in such capacity, together with its successors and assigns in such capacity, the “Documentation Agent”), and

The parties agree as follows:

1 DEFINITIONS AND CONSTRUCTION~~.~~ .

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of the Second A&R Effective Date, between Agent and Term Agent.

“Acceptable Document of Title” means, with respect to any Inventory, a tangible, negotiable bill of lading or other Document (as defined in the UCC) that (a) is issued by an Eligible Carrier and which is in actual possession of such Inventory, (b) is issued to the order of a Loan Party or, if so requested by Agent, to the order of Agent, (c) names Agent as a notify party and bears a conspicuous notation on its face of Agent’s security interest therein, (d) is not subject to any Lien (other than a Permitted Lien under clauses (a), (b), (g)~~,~~ (except to the extent such Liens are subordinated pursuant to a Collateral Access Agreement or are otherwise subject to Reserves), (o), (p), (t), ~~or~~ (u) (~~and, with respect to (g) and (u) only,~~except to the extent subject to Reserves), (w) or (hh) of the definition of “Permitted Liens”), and (e) is on terms otherwise reasonably acceptable to Agent.

“Acceptable Jurisdiction of Delivery” means the jurisdictions identified on Schedule E-5 (as such schedule is updated from time to time by written notice from Administrative Borrower to Agent, with any additions thereto subject to approval in writing by Agent in its Permitted Discretion; provided, that, no jurisdiction shall be added to Schedule E-5 unless Agent shall have provided to the Lenders five (5) Business Days’ prior written notice of such proposed addition and Agent shall not have received, by the end of such five (5) Business Day period, written notice of objection thereto from Lenders comprising the Required Lenders).

“Account” means an account (as that term is defined in the Code~~, or, to the extent applicable, the PPSA~~), including, for the avoidance of doubt, rights in respect of payment for sales of Renewable Identification Numbers.

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Account Party” has the meaning specified therefor in Section 2.11(h) of this Agreement.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acknowledgment Agreement” has the meaning specified therefor in the definition of “Intermediation Access Agreement”.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired (including by way of merger, amalgamation or consolidation) by a Loan Party or any of its Subsidiaries in a Permitted Acquisition; provided, that, such Indebtedness (a) is not recourse to any Loan Party or any Restricted Subsidiary of any Loan Party prior to the date of such Permitted Acquisition, (b) with respect to any Indebtedness for borrowed money, is not secured by a Lien on any Revolving Priority Collateral (other than ~~such~~ (i) Liens on specific assets that may be excluded from the Borrowing Base by the Administrative Borrower in a manner acceptable to the Agent in its Permitted Discretion so long as (x) such assets remain identifiable, (y) such assets that may be commingled with other similar assets must be segregated from any assets included in the Borrowing Base and (z) such Liens are addressed in a customary intercreditor agreement, subordination agreement or other agreement in form and substance reasonably acceptable to Agent or (ii) Liens which rank junior to the Liens encumbering Revolving Priority Collateral that secures the Obligations and which are subject to a customary intercreditor agreement in form and substance reasonably acceptable to Agent), (c) was in existence prior to the date of such Permitted Acquisition, and (d) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any business unit, division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, amalgamation, or otherwise) by a Person or its Subsidiaries of ~~all or substantially all of~~ the Equity Interests of any other Person that becomes a Restricted Subsidiary.

“Additional Documents” has the meaning specified therefor in Section 5.12 of this Agreement.

“Adjusted Availability” means, the sum of (a) Excess Availability plus (b) Suppressed Availability.

~~“ Adjusted Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “~~Simple SOFR Determination Day~~”) that is two (2) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any Simple SOFR Determination Day, SOFR in respect of such Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such Simple SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days, and (ii) the SOFR Adjustment, and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower.~~

~~“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.~~

~~“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.~~

“Administrative Borrower” has the meaning specified therefor in Section 17.13 of this Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.13(c) of this Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of “Eligible Accounts”: (a) any Person which owns directly or indirectly fifteen percent (15%) or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or fifteen percent (15%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to this Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, representatives, and agents.

“Agent’s Account” means the Deposit Account(s) of Agent in Dollars and Canadian Dollars identified on Schedule A-1 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Administrative Borrower and Lenders).

“Agent Assignee” has the meaning specified therefor in Section 17.20 of this Agreement.

“Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning specified therefor in Section 17.18 of this Agreement.

“AHYDO Payment” means the minimum amount of a cash payment required to be made by any Borrower with respect to any accrual period after the fifth anniversary of the issue date of such Borrower’s debt instrument necessary to prevent such debt instrument from being an “applicable high yield discount obligation” within the meaning of IRC Sections 163(e)(5) and 163(i).

“Amendment No. 4” means that certain Amendment No. 4 to Third Amended and Restated Credit Agreement dated as of the Amendment No. 4 Effective Date, by and among the Administrative Borrower, the other Borrowers party thereto (if any), the Guarantors party thereto, the Lenders party thereto and Agent.

“Amendment No. 4 Effective Date” means April 9, 2026.

“Anti-Corruption Laws” means the FCPA, ~~the U.K. Bribery Act of 2010,~~ as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or Subsidiary or Affiliate thereof is located or is doing business.

“Anti-Money Laundering Laws” means ~~the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates~~Applicable Laws relating to money laundering, any predicate crime ~~to money laundering~~thereto, or any financial record keeping and reporting requirements related thereto~~.~~, including, but not limited to, the Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act), as amended by the PATRIOT Act, any orders issued by the Financial Crimes Enforcement Network, and any other similar Applicable Law with jurisdiction over any party to this Agreement.

“Applicable Currency” means (a) Dollars or (b) Canadian Dollars, as the context requires.

“Applicable Law” means all applicable provisions of constitutions, laws (including principles of common law), statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, and orders of Governmental Authorities and all applicable orders and decrees of all courts and arbitrators.

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or Non-Base Rate Loans, as applicable, the applicable margin (per annum) set forth in the following table that corresponds to the Quarterly Average Excess Availability calculation for the most recently completed calendar quarter; provided, that, for the period from the ~~Closing~~Amendment No. 4 Effective Date through and including December 31, ~~2022~~2026, the Applicable Margin shall be set at the margin in the row styled “Level I”; provided, further, that in the event that Borrowers fail to provide any Borrowing Base Certificate or other information with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate or other information was otherwise required, at Agent’s option, the Applicable Margin shall be set at the margin in the row styled “Level III”:

Level	Quarterly Average Excess Availability	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to SOFR Loans (the “SOFR Rate Margin”) and to Term CORRA Rate Loans (the “Term CORRA Rate Margin” and together with the SOFR Rate

Margin, the “Non-Base Rate Margin”)

I	Equal to or greater than $450,000,000	~~0.25~~0.00 percentage points	~~1.25~~1.00 percentage points

II	Greater than or equal to $200,000,000 but less than $450,000,000	~~0.50~~0.25 percentage points	~~1.50~~1.25 percentage points

III	Less than $200,000,000	~~0.75~~0.50 percentage points	~~1.75~~1.50 percentage points

The Applicable Margin shall be re-determined as of the first day of each calendar quarter.

In the event that at any time after the end of any calendar quarter the Quarterly Average Excess Availability for such calendar quarter used for the determination of the Applicable Margin was greater than the actual amount of the Quarterly Average Excess Availability for such period as a result of the inaccuracy of information provided by or on behalf of any Borrower to Agent for the calculation of Excess Availability, the Applicable Margin for such period shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent.

The foregoing shall not be construed to limit the rights of Agent or Lenders with respect to the amount of interest payable after an Event of Default whether based on such recalculated percentage or otherwise.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Latest Maturity Date, or (b) an Event of Default and the election by Agent or Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of this Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Asphalt” means liquid asphalt, including blended liquid asphalt.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement or any other form approved by Agent in its discretion.

~~“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP in all material respects.~~

“Authorized Persons” means any one of the individuals identified as an officer of Administrative Borrower on Schedule A-2 to this Agreement, or any other individual identified by

Administrative Borrower as an authorized officer and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.

~~“Availability Condition” means Excess Availability (a) is at all times equal to or greater than fifteen percent (15%) of the Loan Limit, and (b) from and after January 1, 2026, does not at any time for a five (5) consecutive Business Day period fail to be equal to or greater than twenty percent (20%) of the Loan Limit.~~

“Available Revolver Increase Amount” means, as of any date of determination, an amount equal to the result of (a) ~~$500,000,000~~the greatest of (i) $750,000,000, (ii) 100% of EBITDA as of the most recently ended fiscal quarter prior to such date, as reflected in the Compliance Certificate delivered to the Agent pursuant to Section 5.1 for such fiscal quarter and (iii) Adjusted Availability as of such date minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.13(c) of this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d)(iii)(D).

“Average ~~Excess~~Adjusted Availability” means, for any period, the daily average of the aggregate amount of the ~~Excess~~Adjusted Availability for such period.

~~“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or its Restricted Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements; provided, however, that “Bank Product” shall not include any financial accommodation provided to a Loan Party or its Restricted Subsidiaries by a Bank Product Provider with respect to refurbishments or exchanges of catalysts.

“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or any of its Restricted Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products; provided, however, that “Bank Product Agreement” shall not include any agreements with respect to refurbishments or exchanges of catalysts.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) in the Applicable Currency to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Loan Party or any Restricted Subsidiary of any Loan Party to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and (b) all amounts that any Loan Party or any Restricted Subsidiary of any Loan Party is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to any Loan Party or any such Restricted Subsidiary; provided, that, other than with respect to any such items provided by Bank Product Providers that are Wells Fargo or any of its Affiliates, in order for any item described in clauses (a) or (b) above to constitute “Bank Product Obligations”, ~~(i) if the applicable~~such Bank Product Provider ~~is Wells Fargo or its Affiliates, then, if requested by Agent, Agent shall have received~~shall have delivered a Bank Product Provider Agreement ~~with respect to the applicable Bank Product or (ii) if the applicable Bank Product Provider is any other Person, Agent shall have received a Bank Product Provider Agreement~~to Agent and the Administrative Borrower with respect to the applicable Bank Product. ~~In~~Other than with respect to Bank Product Obligations owing to Bank Product Providers that are Wells Fargo or any of its Affiliates, in order for Bank Product Obligations to be included as “Obligations” for purposes of distributions under Section 2.4(b), the applicable Bank Product Provider shall have provided written notice (in the form of a Bank Product Provider Agreement) to Agent of (x) the existence of such Bank Product, and (y) the reasonably estimated maximum dollar amount of obligations arising thereunder, of which all or a portion of such amount may be included as a Bank Product Reserve in the Permitted Discretion of Agent (“Bank Product Amount”). The Bank Product Amount may be changed from time to time upon written notice to Agent by the ~~relevant Bank Product Provider~~Administrative Borrower.

“Bank Product Provider” means any Lender or any of its Affiliates; provided, that, no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have ~~agreed and have~~ received a Bank Product Provider Agreement with such Person and with respect to the applicable Bank Product within ten (10) days (or such longer period as agreed to by Agent in consultation with Administrative Borrower) after the provision of such Bank Product to ~~Administrative Borrower~~any Loan Party or its Restricted Subsidiaries, or, if such Bank Product Agreement was entered into prior to ~~the Closing Date or prior to~~ the date on which such Bank Product Provider or its Affiliate, as applicable, became a Lender under this Agreement, within ten (10) days ~~after the Closing Date or ten (10) days after the~~(or such longer period as agreed to by Agent in consultation with Administrative Borrower) after the date on which such Bank Product Provider or its Affiliate, as applicable, first became a Lender under ~~the Credit~~this Agreement, as applicable.

“Bank Product Provider Agreement” means an agreement or other notice in form and substance reasonably satisfactory to Agent, duly executed or acknowledged in writing by the applicable Bank Product Provider, ~~Borrowers~~Administrative Borrower, and Agent.

“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish in its Permitted Discretion (based upon ~~the Bank Product Providers’~~Administrative Borrower’ s reasonable determination of the credit exposure of each Borrower and its Restricted Subsidiaries in respect of Bank Products that qualify as Bank Product Obligations ~~pursuant to the requirements of the proviso set forth in the definition of Bank Product Obligations~~as reported to Agent on a monthly basis) in respect of Bank Products then provided or outstanding that qualify as Bank Product Obligations ~~pursuant to the requirements of the proviso set forth in the definition of Bank Product Obligations.~~(taking into account the projected values of underlying assets or indexes and any set-off and settlement or termination payments), in each case, as determined reasonably and in good faith by Administrative Borrower.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means (a) the Canadian Base Rate, with respect to Base Rate Loans denominated in Canadian Dollars, and (b) the US Base Rate, with respect to Base Rate Loans denominated in Dollars.

“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Benchmark” means, initially, ~~Adjusted~~ Daily Simple SOFR or the Term SOFR Reference Rate, as applicable (or, with respect to Revolving Loans denominated in Canadian Dollars, the Term CORRA Reference Rate); provided that if a Benchmark Transition Event has occurred with respect to ~~Adjusted~~ Daily Simple SOFR, the Term SOFR Reference Rate (or the Term CORRA Reference Rate, as applicable) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii)(A).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such then-current Benchmark for Dollar-denominated or Canadian Dollar-denominated, as applicable, syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated or Canadian Dollar-denominated, as applicable, syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to any then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-

current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any (a)  “~~defined~~employee benefit plan” (as defined in ~~Section 3(35) of ERISA) for which any Loan Party or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.~~ERISA) that is subject to Title I of ERISA, (b) “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

~~“Big Spring Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Alon USA Refining, LLC and located at or near Big Spring, Texas.~~

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Big Spring Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Alon USA Refining, LLC and located at or near Big Spring, Texas.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.

“Borrower Materials” means materials and/or information provided by or on behalf of Administrative Borrower or any Subsidiary hereunder.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a) the sum of:

(i) one hundred percent (100%) of the net amount of Eligible Qualified Cash, plus

(ii) ninety percent (90%) of the face amount of Eligible Credit Card Receivables, plus

(iii) ninety percent (90%) of the net amount of Eligible Investment Grade Accounts, plus

(iv) eighty-five percent (85%) of the net amount of Eligible Accounts that are not Eligible Credit Card Receivables, Eligible Investment Grade Accounts or Eligible LC Accounts, plus

(v) ~~the lesser of (x)~~ ninety-five percent (95%) of the net amount of Eligible LC Accounts ~~and (y) $50,000,000~~, plus

(vi) the lesser of (x) eighty percent (80%) of the value of the Eligible Positive Exchange Agreement Balance and (y) $20,000,000; plus

~~(vii) the lesser of (x) seventy-five percent (75%) of the Cost of Eligible C-Store Inventory and (y) eighty-five (85%) percent of the Net Orderly Liquidation Value of Eligible C-Store Inventory, plus~~

(~~viii~~vii) eighty percent (80%) of the value of Eligible Petroleum Inventory (other than Eligible Petroleum Inventory Not-Received, Eligible Petroleum Asphalt Inventory and Eligible Petroleum Inventory-Exported), plus

(~~ix~~viii) eighty-five percent (85%) of the value of Eligible Petroleum Inventory Not-Received, plus

(~~x~~ix) seventy percent (70%) of the value of Eligible Petroleum Asphalt Inventory, plus

(~~xi~~x) the lesser of (x) seventy five percent (75%) of the value of Eligible Petroleum Inventory-Exported and (y) $100,000,000; plus

(~~xii~~xi) one hundred percent (100%) of the value of Paid But Unexpired Standby Letters of Credit, plus

(xii) eighty (80%) of the excess of (x) the amount available to be drawn under Letters of Credit issued in connection with purchases of crude oil that constitutes Petroleum Inventory by the Loan Parties over (y) the aggregate outstanding amounts payable by the Loan Parties to suppliers of such Petroleum Inventory that could be drawn under such Letters of Credit; plus

(xiii) the ~~least~~lesser of (x)  ~~seventy~~eighty-five percent (~~70~~85%) of the value of Eligible Renewable Identification Numbers~~,~~ and (y) ~~five~~ten percent (~~5~~10%) of the Borrowing Base, ~~and (z) $50,000,000,~~

minus

(b) the sum of:

(i) the Bank Product Reserve, plus

(ii) the Dilution Reserve, plus

(iii) the First Purchaser Payables Reserve, plus

(iv) ~~Inventory~~Landlord Reserves, plus

(v) Receivable Reserves, plus

~~(vi) Canadian Priority Payables Reserves, plus~~

(~~vii~~vi) the aggregate amount of other Reserves, if any, established by Agent from time to time under Section 2.1(c) of this Agreement.

Notwithstanding anything to the contrary, the portion of the Borrowing Base comprised of Eligible Qualified Cash may be adjusted, based on Agent’s Permitted Discretion, on a daily basis to reflect the aggregate amount of Eligible Qualified Cash as of the open of business on each business day as verified by Agent (which verification may be by receipt by Agent from the applicable Lender or Administrative Borrower of screenshots of each website of each applicable deposit bank or securities intermediary describing the balance in each applicable account holding Eligible Qualified Cash).

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1 to this Agreement.

“Business” means (1) the ownership, leasing, operation, development, acquisition, disposition, marketing, expansion, repair and maintenance of Crude Oil and Refined Products logistics assets and businesses, (2) the ownership, marketing, acquisition and disposition Crude Oil and Refined Products, (3) the ownership, leasing, operation, development, acquisition, disposition, marketing, expansion, repair and maintenance of Crude Oil and natural gas gathering, processing and transportation businesses, as well as water disposal and recycling operations, (4) any business which supplies materials used in the operations or facilities of the Administrative Borrower or any of its Restricted Subsidiaries or expands sales to any customers of the Administrative Borrower or any of its Restricted Subsidiaries, (5) any energy, power, data and/or similar generation, powering, distribution and/or storage systems, and (6) any businesses customarily related, complementary or ancillary to the activities outlined in clauses (1) through (5) of this definition.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed. In addition, with respect to transactions conducted in Canada ~~or by the Canadian Loan Parties~~, the term “Business Day” shall exclude any day on which banks in Toronto, Canada are closed for the purposes of making wire transfers or any other electronic transfer of funds.

~~“Canadian Anti-Terrorism Laws” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere, the Criminal Code (Canada), the United Nations Act (Canada), United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, and any similar laws in effect in Canada from time to time.~~

“Canadian Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Floor, (b) the ~~Adjusted~~ Term CORRA for a one-month tenor as in effect on such day plus one (1) percentage point (provided that clause (b) shall not be applicable during any period in which ~~Adjusted~~ Term CORRA is unavailable, unascertainable or illegal), and (c) the “prime rate” for Canadian Dollars commercial loans made in Canada as reported by Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page (or any successor page or such other commercially available service or source (including the Canadian Dollars “prime rate” announced by a major Schedule I bank under the Bank Act (Canada)) as Agent may designate from time to time); provided, that for purposes of clarity, the Canadian Base Rate shall never be lower than 1.00% per annum. Each determination of the Canadian Base Rate shall be made by Agent and shall be conclusive in the absence of manifest error.

“Canadian Base Rate Loan” means each portion of a Revolving Loan denominated in Canadian Dollars that bears interest at a rate determined by reference to the Canadian Base Rate.

~~“Canadian Copyright Security Agreement” has the meaning specified therefor in the Canadian Guarantee and Security Agreement.~~

~~“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act.~~

“Canadian Dollars” or “C$” means the lawful currency of Canada.

~~“Canadian Guarantee and Security Agreement” means a Canadian guarantee and security agreement, dated as of the Second A&R Effective Date, in form and substance reasonably satisfactory to Agent, executed and delivered by each Canadian Loan Party to Agent.~~

~~“Canadian Loan Parties” means, collectively, (a) DK Canada, and (b) each other Person organized under the laws of Canada or any province thereof that at any time becomes a Canadian Loan Party under the Loan Documents; and “Canadian Loan Party” means any one of them.~~

“Canadian Maximum Revolver Amount” means the Dollar Equivalent of $50,000,000.

~~“Canadian Patent Security Agreement” has the meaning specified therefor in the Canadian Guarantee and Security Agreement.~~

~~“Canadian Pension Event” means (a) the termination in whole or in part of any Canadian Defined Benefit Pension Plan, (b) the merger of a Canadian Pension Plan, of which a Loan Party is the administrator or plan sponsor, with another pension plan, where either plan contains a defined benefit provision and has at any time been funded by a trust, (c) a material change in the contribution rates payable by a Borrower to a Canadian Pension Plan, (d) the receipt by any Borrower of any notice concerning liability arising from the withdrawal or partial withdrawal of any Borrower or any other party from a Canadian Pension Plan, (e) the occurrence of an event under the Tax Act that could reasonably be expected to affect the registered status of any Canadian Pension Plan, (f) the receipt by any Borrower of any order or notice of intention to issue an order from the applicable pension standards regulator that could reasonably be expected to affect the registered status or cause the termination (in whole or in part) of any Canadian Defined Benefit Pension Plan, (g) the receipt of notice by the administrator or the funding agent of any failure to remit contributions to a Canadian Pension Plan by the applicable Borrower, (h) the adoption of any amendment to a Canadian Pension Plan that would require the provision of security pursuant to Applicable Law, or (i) the receipt by any Borrower of notice of any other event or condition with respect to a Canadian Pension Plan that could reasonably be expected to result in liability of any Loan Party in excess of $250,000.~~

~~“Canadian Pension Plan” means a pension plan that is a “registered pension plan” (as defined in the Tax Act) or that is required to be registered under, or is subject to, the Employment Pension Plans Act (Alberta) or other Canadian federal or provincial law with respect to pension benefits standards and that is maintained or contributed to by a Loan Party or any of its Subsidiaries for its Canadian employees or former employees, but does not include the Canada Pension Plan or the Québec Pension Plan as maintained by the Government of Canada or the Province of Québec, respectively.~~

~~“Canadian Priority Payables Reserves” means, without duplication, reserves (determined from time to time by Agent in its Permitted Discretion) representing: (a) the amount past due and owing by any Canadian Loan Party, or the accrued amount for which any Canadian Loan Party has an obligation to remit, to a Governmental Authority or other Person pursuant to any Applicable Law, rule or regulation, in respect of (i) goods and services taxes, sales taxes, employee income taxes, municipal taxes and other taxes payable or to be remitted or withheld; (ii) workers’ compensation or employment insurance; (iii) vacation or holiday pay; (iv) a Canada Pension Plan or other statutory pension plan contributions; and (v) other like charges and demands to the extent that any Governmental Authority or other Person may claim a Lien, trust, deemed trust or other claim ranking or~~

~~capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents; and (b) the aggregate amount of any other liabilities of any Canadian Loan Party (i) in respect of which a Lien, trust or deemed trust has been or may be imposed on any Collateral to provide for payment, or (ii) in respect of unpaid or unremitted pension plan contributions, normal cost contributions or special payments under Canadian Pension Plans, and (iii) representing any unfunded liability, solvency deficiency or wind-up deficiency, whether or not due, with respect to a Canadian Pension Plan that is a Canadian Defined Benefit Pension Plan, or (iv) which are secured by a Lien, charge, right or claim on any Collateral; in all cases, pursuant to any Applicable Law, rule or regulation only to the extent such Lien, trust, deemed trust, charge, right or claim ranks or, in the Permitted Discretion of Agent, is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as claims by employees for unpaid wages and other amounts payable under the Wage Earner Protection Program Act (Canada)).~~

“Canadian Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this Agreement.

~~“Canadian Trademark Security Agreement” has the meaning specified therefor in the Canadian Guarantee and Security Agreement.~~

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during such period to consummate one or more Acquisitions, and (c) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Loan Party or any of its Affiliates).

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Project” means the construction, refurbishment, repurposing, modification or expansion of any capital project and any expenditures associated therewith, including any such construction or expansion made by Administrative Borrower, a Guarantor or a Permitted JV.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Captive Insurer” means any Restricted Subsidiary of Administrative Borrower that is a captive insurance company established for the primary purpose of insuring any Loan Parties and their Restricted Subsidiaries and that is or will be subject to regulation as an insurance subsidiary.

“Cash Dominion Event” means the occurrence of (i) a Specified Event of Default, and/or (ii) the failure of Borrowers to maintain ~~Excess~~Adjusted Availability equal to or greater than ten percent (10%) of the Loan Limit for ~~three~~five (~~3~~5) consecutive Business Days. A Cash Dominion Event shall be deemed to continue until the date when (a) ~~so long as a~~no Specified Event of Default ~~is~~shall exist and be continuing and ~~has not been cured or waived, and/or (b) until Excess~~(b) Adjusted Availability is equal to or greater than ten percent (10%) of the Loan Limit for a period of thirty (30) consecutive calendar days. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise. A Cash Dominion Event may be discontinued on only six occasions during the term of this Agreement, notwithstanding that there may be no Specified Event of Default or ~~Excess~~Adjusted Availability may have been not less than ten percent (10%) of the Loan Limit for thirty (30) consecutive calendar days. After the sixth occasion in which a Cash Dominion Event has been discontinued, Agent shall have discretion to discontinue a Cash Dominion Event if a Specified Event of Default is no longer continuing or Excess Availability has not been less than ten percent (10%) of the Loan Limit for thirty (30) consecutive calendar days.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper as to which the obligor thereunder is resident of the United States maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above~~, and (i) solely with respect to any Canadian Loan Party, substantially similar investments to those outlined in paragraphs (a) through (h) above of reasonably comparable credit quality deposited with or guaranteed by Canadian banks or other Canadian Persons of equivalent creditworthiness and denominated in Canadian Dollars or Dollars.~~.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards,

e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.

~~“CCQ” means the Civil Code of Québec, and, where applicable, the regulations promulgated thereunder.~~

“CFC” means a “controlled foreign corporation” (as that term is defined in Section 957 of the IRC) or any direct or indirect subsidiary of such a “controlled foreign corporation”~~; provided, that, no Canadian Loan Party shall constitute a CFC for any purpose under this Agreement or any other Loan Document~~.

“Change of Control” means that:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than forty percent (40%) of the Equity Interests of Administrative Borrower entitled to vote in the election of members of the Board of Directors of Administrative Borrower; or

(b) except as expressly permitted pursuant to a transaction expressly permitted under Sections 6.3 and 6.4, Administrative Borrower fails to own and control, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Loan Party.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, ~~Adjusted~~ Daily Simple SOFR, ~~Adjusted Term SOFR,~~ Term SOFR, the Term CORRA Reference Rate, ~~Adjusted~~ Term ~~CORRA, Term~~ CORRA or any other Non-Base Rate, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that, notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Claim” has the meaning specified therefor in Section 12 of this Agreement.

“Closing Date” means the first date all the conditions precedent in Section 3.1 are satisfied or waived in accordance with Section 14.1.

“Co-Syndication Agents” has the meaning specified therefor in the preamble to this Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents, but excluding in any event Excluded Assets.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party’s books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Commercial Operation Date” means the date on which a Material Project is operating at its substantially full capacity.

“Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means any Person which is a direct competitor of Administrative Borrower or its Restricted Subsidiaries if, at the time of a proposed assignment, Agent and the assigning Lender have actual knowledge that such Person is a direct competitor of Administrative Borrower or its Restricted Subsidiaries; provided, that, in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Administrative Borrower or its Restricted Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief executive officer, chief financial officer or other financial officer that is an Authorized Person of Administrative Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of this Agreement.

“Confirmation ~~Agreements~~Agreement” means~~, collectively, (i)~~ that certain Confirmation, Ratification and Amendment of Ancillary Loan Documents, dated as of the ~~Closing~~Amendment No. 4 Effective Date, by and among the Loan Parties and Agent~~, and (ii) that certain Confirmation, Ratification and Amendment of Ancillary Canadian Loan Documents, dated as of the Closing Date, by and among the Canadian Loan Parties and Agent~~.

“Conforming Changes” means, with respect to either the use or administration of ~~Adjusted~~ Daily Simple SOFR or Term SOFR (or the Term CORRA Reference Rate, as applicable) or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Canadian Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12(b)(ii) and other technical, administrative or operational matters) that Agent (in consultation with Administrative Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent (in consultation with Administrative Borrower) decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent (in consultation with Administrative Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Interest Expense” shall mean, with respect to any period, for Administrative Borrower and its Restricted Subsidiaries on a consolidated basis, all interest, premium payments, debt discount, charges and related fees and expenses, net of interest income, of Administrative Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (including commissions, discounts, yield and other fees, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with GAAP). Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Expense for any period that includes a fiscal quarter (or portion thereof) prior to the Amendment No. 4 Effective Date (other than as a component of EBITDA), Consolidated Interest Expense shall be calculated from the period from the Amendment No. 4 Effective Date to the date of determination divided by the number of days in such period and multiplied by 365.

“Consolidated Net Income” means, for any period, the net income (or loss) of Administrative Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, that, in calculating Consolidated Net Income of Administrative Borrower and its Restricted Subsidiaries for any period, there shall be excluded (a) any net income (loss) of any Person if such Person is not Administrative Borrower or a Restricted Subsidiary, except that (i) with respect to any Permitted JV, Administrative Borrower’s or any Restricted Subsidiary’s share of the net income of such Permitted JV for such period (determined under the equity method of accounting and attributable to Administrative Borrower’s or such Restricted Subsidiary’s pro rata equity ownership of such Permitted JV) shall be included in such Consolidated Net Income, whether or not any cash dividends or other distributions have been received with respect thereto, and (ii) in all other cases, Administrative Borrower’s or any Restricted Subsidiary’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Administrative Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); (b) solely for purposes of Section 6.7, any net income (loss) of any Restricted Subsidiary that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to Administrative Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Agreement and (z) restrictions in effect on the ~~Closing~~Amendment No. 4 Effective Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to Agent and the Lenders hereunder than such restrictions in effect on the ~~Closing~~Amendment No. 4 Effective Date as determined by Administrative Borrower in good faith), except that (i) Administrative Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to Administrative Borrower or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (b)) and (ii) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of Administrative Borrower or any of its other Restricted Subsidiaries in such Restricted Subsidiary; (c) (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of Administrative Borrower or any Restricted Subsidiary (including Specified Assets and pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the chief executive officer, the chief financial officer or other financial officer that is an Authorized Person of Administrative Borrower) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations constituting a material business unit of Administrative Borrower or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations constituting a material business unit; (d) (x) any exceptional, extraordinary, unusual, infrequent or nonrecurring gain, loss or charge and (y) any fees, expenses and charges associated with the transactions contemplated hereby occurring on the

~~Closing~~Amendment No. 4 Effective Date and any acquisition, disposition, merger, amalgamation, or consolidation; (e) the cumulative effect of a change in accounting principles or a change as a result of the adoption or modification of accounting policies; (f) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedge Agreements or other derivative instruments; (g) any unrealized gains or losses in respect of Hedge Agreements; (h) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person; (i) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, or any vesting or acceleration thereof; (j) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of Administrative Borrower or any Restricted Subsidiary owing to Administrative Borrower or any Restricted Subsidiary; (k) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments); (l) expenses related to the conversion or modification of various employee benefit programs, and non-cash compensation related expenses; (m) any fees, expenses, charges, premiums or other payments, or any amortization thereof, in connection with the incurrence of Indebtedness (including such fees, expenses or charges related to the offering and issuance of debt securities, the syndication and incurrence of any Revolving Loans or the Term Loans), Equity Issuance, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of any Revolving Loans or the Term Loans) and including, in each case, any such transaction consummated on or prior to the ~~Closing~~Amendment No. 4 Effective Date and any such transaction undertaken but not completed, and any charges or non-recurring costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated; (n) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period); and (o) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Copyright Security Agreement” has the meaning specified for the term “Copyright Security Agreement” in the Guaranty and Security Agreement.

“CORRA” means a rate equal to the Canadian Overnight Repo Rate Average as administered and published by the CORRA Administrator.

“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average).

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices known to Agent, which practices are in effect on the ~~Closing~~Amendment No. 4 Effective Date. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in Borrowers’ calculation of cost of goods sold.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 17.19 of this Agreement.

“Credit Card Issuer” means any person (other than a Borrower or other Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche, Wright Express, Voyager, VISA Fleet, MC Fleet, Fleet One, Fuelman and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by Agent.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Loan Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Notifications” has the meaning specified therefor in ~~a~~the Guaranty and Security Agreement.

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Credit Card Issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Cure Amount” has the meaning specified therefor in Section 9.3 of this Agreement.

“Cure Expiration Date” has the meaning specified therefor in Section 9.3 of this Agreement.

“Customs Broker/Carrier Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, among a Loan Party, a customs broker, freight forwarder, consolidator or carrier, and Agent, in which the customs broker, freight forwarder, consolidator or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of Agent and agrees, upon notice from Agent, to hold and dispose of the subject Inventory solely as directed by Agent.

“Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “Simple SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any Simple SOFR Determination Day, SOFR in respect of such Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such Simple SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days and (b) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower.

“Daily SOFR Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to ~~Adjusted~~ Daily Simple SOFR.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified any Borrower, Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial, or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or ~~Canada, as applicable, or~~ from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, Issuing Bank, and each Lender.

“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Delek US Holdings” has the meaning specified therefor in the preamble to this Agreement.

“Deposit Account” means any deposit account (as that term is defined in the Code) ~~and includes, in the case of a Canadian Loan Party, any account maintained for the deposit of funds with a Canadian bank accepting funds for deposit in Canada~~.

“Designated Account(s)” means the Deposit Account(s) of Administrative Borrower or another Loan Party in Dollars and in Canadian Dollars identified on Schedule D-1 to this Agreement (or such other Deposit Account(s) of Administrative Borrower or another Loan Party located at Designated Account Bank that has been designated as such, in writing, by Administrative Borrower to Agent).

“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to this Agreement (or such other bank that is located within the United States ~~or Canada~~ that has been designated as such, in writing, by Administrative Borrower to Agent).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Administrative Borrower or a Restricted Subsidiary in connection with a sale, transfer or other disposition pursuant to clause (t) of the definition of “Permitted Disposition” that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of an Authorized Person, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Detached Renewable Identification Number” means a Renewable Identification Number generated in accordance with RFS that is no longer associated with a specific gallon of biofuel to the extent such separation has occurred as provided in 40 ~~CFR~~C.F.R. 80.1429(b), or such successor rule or regulation that governs the separation of Renewable Identification Numbers from a volume of renewable fuel.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of a period of not less than ninety (90) or more than three hundred sixty-five (365) consecutive days as Agent may determine from time to time, that is the result of dividing the Dollar Equivalent amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Loan Parties’ Accounts during such period, by (b) Loan Parties’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5%).

“Discharge of Term Loan Debt” has the meaning specified therefor in the ABL Intercreditor Agreement.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by Applicable Law) in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that any Disposition or series of related Dispositions of property with a fair market value (as determined by Administrative Borrower in good faith) not to exceed $25,000,000 will not constitute a “Disposition” for purposes of the Loan Documents.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, casualty, condemnation event or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, casualty, condemnation event or asset sale event shall be subject to the prior Payment in Full of the Obligations), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change of control, casualty, condemnation event or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, casualty, condemnation event or asset sale event shall be subject to the prior Payment in Full of the Obligations) or (c) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided, that, Equity Interests in any Person that are issued to any director or employee, or to any plan for the benefit of directors or employees, shall not constitute Disqualified Equity Interests solely because they may be required to repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

~~“DK Canada” means DK Canada Energy ULC, a British Columbia unlimited liability company and a wholly-owned Subsidiary of Administrative Borrower.~~

“Documentation Agent” has the meaning specified therefor in the preamble to this Agreement.

“Dollars” or “$” means United States dollars.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a currency other than Dollars, the equivalent amount thereof in Dollars as determined by Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such currency. Unless otherwise specified herein, the Dollar Equivalent shall be determined as of the most recent Revaluation Date.

“Dollar Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, for any period, the following determined on a consolidated basis, without duplication, for Administrative Borrower and its Restricted Subsidiaries in accordance with GAAP: ~~(a) Consolidated Net Income for such period, plus~~

(a) Consolidated Net Income for such period, plus

(b) the sum of the following, without duplication, to the extent (except with respect to clauses (b)(xi) and (xii) below) deducted in determining Consolidated Net Income for such period:

(i) provision for all ~~taxes~~Taxes (whether or not paid, estimated or accrued) based on income, profits, revenue or capital (including foreign income taxes, franchise taxes, excise, value added sales and similar taxes and any real estate or property taxes, franchise taxes, and foreign withholding taxes (in each case, including any future taxes or levies that replace or are intended to be in lieu of taxes and any penalties and interest~~, if any~~ related to taxes or arising from tax examinations));

(ii) Consolidated Interest Expense;

(iii) depreciation;

(iv) amortization (including amortization of goodwill and intangibles and amortization and write-off of deferred financing fees and debt issuance costs, commissions, fees and expenses);

(v) any non-cash charge, write-down, expense or loss;

(vi) any expenses ~~or~~, charges ~~related to~~, any contingent or deferred payments (including, without limitation, indemnification payments, adjustments of purchase or acquisition price, earn-outs, noncompetes, consulting payments and similar obligations) incurred in connection with any sale, transfer or other disposition, Equity Issuance, Indebtedness or Investment, in each case permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Equity Interests to the extent the proceeds thereof were intended to be contributed to the equity capital of Administrative Borrower or its Restricted Subsidiaries);

(vii) the amount of any loss attributable to non-controlling interests;

(viii) all deferred financing costs written off and premiums paid in connection with any early extinguishment or modification of Indebtedness or any Hedge Agreement or other derivative instruments;

(ix) the amount of any restructuring charge or reserve or non-recurring integration charges or reserves (including severance costs, contract termination costs, systems establishment costs, information technology costs, excess pension charges, costs associated with office, facility and branch openings, closings and consolidations (in the case of openings, incurred in connection with acquisitions and Investments) and relocation costs);

(x) any costs or expenses incurred by Administrative Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Administrative Borrower or net cash proceeds of an issuance of Equity Interests of Administrative Borrower (other than Disqualified Equity Interests);

(xi) proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income); ~~and (xii)~~

(xii) without duplication of amounts added back pursuant to clause (xiii), any cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” (including, without limitation, expenses attributable to the implementation of such cost savings initiatives and costs and expenses incurred after the Closing Date related to employment of terminated employees incurred by such Person during such period to the extent such costs and expenses were deducted in computing Consolidated Net Income);

(xiii) the amount of “run-rate” cost savings, operating expense reductions, operating improvements and cost synergies (excluding revenue synergies) projected by Administrative Borrower in good faith to be realized as the result of (I) the transactions contemplated hereby occurring on the ~~Closing~~Amendment No. 4 Effective Date or (II) actions taken or to be taken on or prior to the date that is 24 months after the consummation of any operational change, and in each case prior to or during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and synergies had been realized on the first day of such period; it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken), net of the amount of actual benefits realized during such period from such actions; provided, that, (A) ~~a duly completed certificate signed by the chief executive officer, chief financial officer or other financial officer that is an Authorized Person of Administrative Borrower shall be delivered to Agent together with the Compliance Certificate required to be delivered pursuant to Section 5.1, certifying that such cost savings are reasonably anticipated to be realized as a result of the transactions contemplated hereby occurring on the Closing Date or within 24 months after the consummation of any operational change, as applicable, and are factually supportable as determined in good faith by Administrative Borrower, and (B) no cost savings~~no such amounts shall be added pursuant to this clause (~~xii~~xiii) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (~~C~~B) projected amounts (not yet realized) may no longer be added in calculating EBITDA pursuant to subclause (II) of this clause (~~xii~~xiii) to the extent occurring more than ~~eight full fiscal quarters~~24 months after the specified action taken in order to realize such projected ~~cost savings~~amounts, ~~minus~~

(xiv) any losses from foreign currency transactions and foreign currency translations (including losses related to currency remeasurements of

Indebtedness) of Administrative Borrower and its Restricted Subsidiaries for such period;

(xv) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i), (ii), (iii) and (iv) above relating to such joint venture or minority interest corresponding to Administrative Borrower’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income of such joint venture or minority interest was reduced thereby;

(xvi) the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a wholly-owned Restricted Subsidiary of such Person;

(xvii) the amount of fees, indemnities and expenses incurred or reimbursed pursuant to any advisory, consulting or monitoring agreement permitted hereunder (including any such agreement in effect on the Amendment No. 4 Effective Date or any replacement or amendment thereof), to the extent deducted in computing Consolidated Net Income; and

(xviii) losses in respect of pension and post-employment benefits of such Person, as a result of the application of ASC 715, Compensation-Retirement Benefits;

(xix) expenses, charges, costs, accruals, reserves and losses constituting exceptional, extraordinary, unusual, infrequent or non-recurring items or related to any single or one-time event, including any such expenses, charges, costs, accruals, reserves or losses relating to (A) compliance with accounting standards, (B) enhanced accounting function or other transaction costs, (C) operational changes or improvements or (D) actual or threatened litigation, arbitration or other bona fide dispute settlement mechanism; minus

(c) to the extent included in the calculation of such Consolidated Net Income for such period but without duplication~~, any credit for taxes based on income, profits or capital.~~:

(i) any credit for Taxes based on income, profits, revenue or capital; and

(ii) gains constituting exceptional, extraordinary, unusual, infrequent or non-recurring items or related to any single or one-time event.

For the purposes of calculating EBITDA for any period of four (4) consecutive fiscal quarters (~~or, at any time when a Financial Covenant Triggering Event has occurred and is continuing, any period of twelve (12) consecutive months) (~~each, a “Reference Period”), if at any time during such Reference Period (and after the ~~Closing~~Amendment No. 4 Effective Date), any Loan Party or any of its Restricted Subsidiaries shall have made an Acquisition ~~in exchange for consideration in an amount exceeding $15,000,000~~, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Acquisition, are factually supportable, and are expected to have a continuing impact, in each case) ~~or in such other manner acceptable to Agent~~ as if any such Acquisition or adjustment occurred on the first (1st) day of such Reference Period.

Furthermore, in the event that any Loan Party or any Permitted JV undertakes a Material Project, a Material Project EBITDA Adjustment may be added to EBITDA at Administrative Borrower’s option by Administrative Borrower in good faith including by giving pro forma effect to such Material Project. As used herein, a “Material Project EBITDA Adjustment” means, with respect to each Material Project:

(I) prior to the Commercial Operation Date of a Material Project (and excluding the fiscal quarter in which such Commercial Operation Date occurs), an amount calculated as a percentage (based upon the then-current completion percentage of such Material Project) of the projected EBITDA attributable to such Material Project for the first 365-day period following the Scheduled Commercial Operation Date of such Material Project (such amount to be determined based on projected revenues, capital costs and expenses relating to such Material Project, the Scheduled Commercial Operation Date for such Material Project, and other factors reasonably deemed appropriate by Administrative Borrower), which amount may, at Administrative Borrower’s option, be added to actual EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (excluding the fiscal quarter in which such Commercial Operation Date occurs); provided that if the actual Commercial Operation Date does not occur by the Scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the Scheduled Commercial Operation Date to (but excluding) the fiscal quarter in which the actual Commercial Operation Date occurs, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay (if available), whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%;

(II) beginning with the fiscal quarter in which the Commercial Operation Date of a Material Project occurs and for the three (3) immediately succeeding fiscal quarters, an amount calculated as the projected EBITDA of Administrative Borrower attributable to such Material Project (determined in the same manner as set forth in clause (I) above) for the 365-day period following such Commercial Operation Date, expressed as a daily amount and multiplied by the number of days not yet elapsed in such 365-day period following the Commercial Operation Date, which amount may, at Administrative Borrower’s option, be added to actual EBITDA for such fiscal quarters; and

(III) with respect to each Existing Operating Asset Project, at Administrative Borrower’s option, for the fiscal quarter in which the respective Permitted JV commences operations of the applicable Existing Operating Asset Project and for the three (3) immediately succeeding fiscal quarters thereafter, an amount calculated as the EBITDA attributable to such Existing Operating Asset Project for each of the four consecutive fiscal quarters immediately prior to such commencement date (determined based upon (i) actual revenues realized as a result of operations of the relevant Existing Operating Asset during each of such four fiscal quarters and actual expenses incurred from such operations during the same four fiscal quarters or (ii) to the extent such actual revenues and expenses are unavailable, historical revenues and expenses reasonably attributable to such Existing Operating Asset for each of such four fiscal quarters, with such determinations pursuant to the foregoing clauses (i) or (ii) in all instances adjusted on a pro forma basis to account for expenses or gains and other reductions or increases to income reasonably expected to be incurred by such Permitted JV during the first 365 day period following the date such Permitted JV commences operations of such Existing Operating Asset Project); provided that, to the extent that such Permitted JV has made actual cash distributions to Administrative Borrower or its Restricted Subsidiaries, during the applicable fiscal quarters, the amount set forth in this subclause (III) will be reduced by the amount of such actual cash distributions.

Notwithstanding the foregoing: (A) no Material Project EBITDA Adjustment shall be allowed with respect to any Material Project unless Administrative Borrower shall have satisfied the requirements of Section 5.1 with respect thereto; (B) the aggregate amount of all Material Project EBITDA Adjustments relating to Material Projects during any period shall be limited to 25% of the total actual EBITDA of Administrative Borrower and its Restricted Subsidiaries, including amounts attributable to Permitted JVs, for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments relating to Material Projects); provided that, the aggregate amount of all Material Project EBITDA Adjustments relating to Material Joint Venture Projects during any period shall be limited to 20% of the total actual EBITDA of Administrative Borrower and its Restricted Subsidiaries for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments relating to Material Joint Venture Projects); and (C) a Material Project EBITDA Adjustment shall be allowed for any Material Joint Venture Project of a Permitted JV in an amount proportionate to the Loan Parties’ pro rata equity ownership of such Permitted JV.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“El Dorado Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Lion Oil Company, and located at or near El Dorado, Arkansas.

“Eligible Accounts” means those Accounts created by a Loan Party, in the ordinary course of business, that arise out of a Loan Party’s sales of goods or rendition of services in the ordinary course of business (including without limitation, from the sale of Renewable Identification Numbers and credits evidenced thereby), that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that, such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Loan Parties’ business or assets of which Agent becomes aware after the ~~Closing~~Amendment No. 4 Effective Date, including any field examination performed or received by Agent from time to time after the ~~Closing~~Amendment No. 4 Effective Date, and other due diligence or information with respect to the Loan Parties’ business or assets of which Agent becomes aware after the date hereof. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, Taxes, finance charges, service charges, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:

~~(a)~~ (a) Accounts that the Account Debtor has failed to pay within (i) ninety (90) days after the original invoice date (or, solely in respect of Accounts in respect of the sale of Asphalt not to exceed $15,000,000 in the aggregate, one hundred twenty (120) days after the original invoice date), or (ii) sixty (60) days after the original due date,

~~(b)~~ (b) Accounts owed by an Account Debtor (or its Affiliates) where fifty percent (50%) or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

~~(c)~~ (c) Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower (other than Eligible LC Accounts),

~~(d)~~ (d) Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms,

~~(e)~~ (e) Accounts that are not payable in ~~Dollars or Canadian~~ Dollars or, in the case of Eligible Positive Exchange Agreement Balances, denominated in Dollars,

~~(f)~~ (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office or registered office in the United States ~~or Canada~~, or (ii) is not organized under the laws of the United States or ~~Canada or~~ any state ~~or province~~

thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent; provided, that, as to Accounts with respect to which the Account Debtor maintains its chief executive office in the United Mexican States or is organized under the laws of the United Mexican States, up to $25,000,000 of such Accounts shall not be excluded from Eligible Accounts solely by operation of this clause (f),

~~(g)~~ (g) Accounts with an aggregate face amount in excess of $20,000,000 (and then, only to the extent in excess of $20,000,000) with respect to which the Account Debtor is either (i) the United States~~, Canada~~ or any department, agency, or instrumentality (including any branch of the military) of the United States ~~or Canada~~ (exclusive, however, of Accounts with respect to which the applicable Loan Party has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727 ~~and the Financial Administration Act (Canada)~~, as amended~~, as applicable~~), or (ii) a state~~, province~~, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts with respect to which it is an account debtor (in each case, other than Eligible LC Accounts),

~~(h)~~ (h) Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has a right of setoff (unless such Account Debtor has agreed in a valid and binding written agreement that it will not exercise such right) or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account; in each case only to the extent of such claim, right of setoff, or dispute taking into account any letters of credit, surety bonds or similar instruments supporting such obligations,

~~(i)~~ (i) Accounts with respect to an Account Debtor whose total obligations owing to Loan Parties exceed: (i) with respect to each of Account Debtors set forth on Schedule E-3 (as such schedule is updated from time to time by written notice from Administrative Borrower to Agent, with any additions thereto subject to approval by Agent in its Permitted Discretion) twenty-five percent (25%) of all obligations of Account Debtors owing to Loan Parties (and then, only to the extent in excess of such percentage) and (ii) with respect to all other Account Debtors, twelve and one-half percent (12.5%) of all obligations of Account Debtors owing to Loan Parties (and then, only to the extent in excess of such percentage), other than with respect to Eligible Investment Grade Accounts (in each case, with respect to such clauses (i) and (ii), other than Eligible LC Accounts); provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

~~(j)~~ (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

~~(k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,~~

(k) [reserved],

~~(l)~~ (l) Accounts that are not subject to a valid and perfected first priority Agent’s Lien (with respect to priority, subject to Permitted Liens under clause (u) of the definition of “Permitted Liens”, to the extent subject to Reserves),

~~(m)~~ (m) Accounts subject to a Lien other than a Permitted Lien under clauses (a), (b), (t), or (u) (and, with respect to (u) only, to the extent subject to Reserves) of the definition of “Permitted Liens”,

~~(n)~~ (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

~~(o)~~ (o) other than as set forth in the proviso in clause (f) above or with respect to Eligible LC Accounts, Accounts not governed by the laws of ~~Canada or any province thereof or~~ the United States or any state thereof,

~~(p)~~ (p) Accounts with respect to which the Account Debtor is a Sanctioned Person ~~or Sanctioned Entity~~,

~~(q)~~ (q) Accounts that (i) represent the right to receive progress payments or other advance billings prior to the completion of performance by Loan Parties of the subject contract for goods or services, or (ii) are Credit Card Receivables,

~~(r)~~ (r) Accounts with respect to which the account debtor is located in any state which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Loan Party has satisfied such conditions,

~~(s)~~ (s) Accounts with respect to which the account debtor is located in a state or other jurisdiction in which such Loan Party is deemed to be doing business under the laws of such state or other jurisdiction and which denies creditors access to its courts in the absence of qualification to transact business in such state or other jurisdiction or of the filing of any reports with such state or jurisdiction, unless such Loan Party has qualified as a foreign entity authorized to transact business in such state or other jurisdiction or has filed all required reports,

~~(t)~~ (t) Accounts evidenced by chattel paper or an instrument of any kind, or which have been reduced to judgment,

~~(u)~~ (u) Accounts arising from the sale of Inventory that is not Eligible Petroleum Inventory,

~~(v)~~ (v) Accounts arising from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes, or

~~(w)~~ (w) Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to this Agreement as a Loan Party pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion (which examination may be conducted prior to the closing of such Permitted Acquisition, Permitted Investment or joinder); provided, that, (i) until the completion of such field examination, such Accounts may be included as Eligible Accounts for a period of up to 60 days after the date of consummation of the Permitted Acquisition or Permitted Investment or joinder so long as such Accounts otherwise qualify as Eligible Accounts, and (ii) the aggregate amount of such Accounts which are Eligible Accounts that are not subject to an acceptable field examination do not constitute more than~~, when aggregated with Eligible C-Store Inventory described in clause (l) of the definition of “Eligible C-Store Inventory”,~~ five percent (5%) of the Borrowing Base.

“Eligible Carrier” means any of the carriers, storage and pipeline companies listed on Schedule E-2 (Eligible Carriers) or otherwise approved from time to time by Agent in its Permitted Discretion (each such approved Person being deemed to be added to Schedule E-2).

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination, as determined by Agent in its Permitted Discretion: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a Credit Card Issuer or Credit Card Processor, and in each case originated in the ordinary course of business of such Loan Party, and (ii) in each case is acceptable to Agent in its Permitted Discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (i) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, such Credit Card Receivable shall indicate no Person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, offsets, contras, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a Credit Card Issuer or Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise agreed by Agent, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

~~(a)~~ (a) Credit Card Receivables which do not constitute a “payment intangible” (as defined in the UCC);

~~(b)~~ (b) Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

~~(c)~~ (c) Credit Card Receivables (i) that are not subject to a perfected first-priority security interest in favor of Agent, or (ii) with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than (x) Liens granted to Agent pursuant to the Loan Documents, (y) subject to the ABL Intercreditor Agreement, Liens granted to the Term Agent pursuant to the Term Loan Documents, and (z) Liens described in clause (t)(ii) of the definition of “Permitted Liens”, subject to any applicable intercreditor agreement referred to in such clause);

~~(d)~~ (d) Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

~~(e)~~ (e) Credit Card Receivables as to which the Credit Card Issuer or Credit Card Processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such Credit Card Issuer or Credit Card Processor;

~~(f)~~ (f) Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor which is the subject of any bankruptcy or insolvency proceedings;

~~(g)~~ (g) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;

~~(h)~~ (h) Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables; or

~~(i)~~ (i) Credit Card Receivables that Agent determines in its Permitted Discretion that Borrowers are not likely to be able to collect or that do not meet such other reasonable eligibility criteria for Credit Card Receivables as Agent may determine.

~~“Eligible C-Store Inventory” means, as of the date of determination thereof, without duplication, items of Inventory (other than Petroleum Inventory) of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course of Loan Parties’ business and deemed by Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by Agent, (A) complies with each of the representations and warranties respecting Inventory made by Loan Parties in the Loan Documents, and (B) is not excluded as ineligible by virtue of one or more of the criteria set forth below as determined by Agent in its Permitted Discretion. Except as otherwise agreed by Agent, in its Permitted Discretion, the following items of Inventory shall not be included in Eligible C-Store Inventory:~~

~~(a) Inventory that is not solely owned by a Loan Party or to which a Loan Party does not have good and valid title;~~

~~(b) Inventory that is leased by or is on consignment to a Loan Party;~~

~~(c) Inventory that is not located in the United States (excluding territories or possessions of the United States);~~

~~(d) Inventory that is not located at a location that is owned or leased by a Loan Party, except (i) Inventory in transit between such owned or leased locations or locations which meet the criteria set forth in clause (ii) below, or (ii) to the extent that Loan Parties have furnished Agent with (A) any UCC financing statements or other documents that Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to Agent;~~

~~(e) Inventory that is located in a distribution center or warehouse leased by a Loan Party unless the applicable lessor has delivered to Agent a Collateral Access Agreement;~~

~~(f) Inventory that is comprised of goods (i) which are Perishable Inventory, (ii) are damaged, defective, “seconds,” or otherwise unmerchantable, (iii) are to be returned to the vendor, (iv) are obsolete, spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, or custom items, work-in-process, raw materials, or that constitute samples, spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in a Loan Party’s business, (v) are seasonal in nature and which have been packed away for sale in the subsequent season, (vi) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vii) are bill and hold goods;~~

~~(g) Inventory that is not subject to a perfected first-priority security interest in favor of Agent;~~

~~(h) Inventory that is not insured in compliance with the provisions of this Agreement;~~

~~(i) Inventory that has been sold but not yet delivered or as to which a Loan Party has accepted a deposit;~~

~~(j) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Loan Party or any of its Restricted Subsidiaries has received written notice of a dispute in respect of any such agreement;~~

~~(k) Inventory consisting of lottery tickets; or~~

~~(l) Inventory acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of Loan Parties’ business, unless and until Agent has completed or received (i) an appraisal of such Inventory from appraisers satisfactory to Agent and establishes an advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible C-Store Inventory, and (ii) such other due diligence as Agent may require, all of the results of the foregoing to be reasonably satisfactory to Agent (which~~

~~appraisal may be conducted prior to the closing of such Permitted Acquisition); provided, that, (x) until the completion of such appraisal, such Inventory may be included as Eligible C-Store Inventory for a period of up to 60 days after the date of consummation of the Permitted Acquisition so long as such Inventory otherwise qualifies as Eligible C-Store Inventory, and (y) the aggregate amount of such Inventory which is Eligible C-Store Inventory that is not subject to an acceptable appraisal do not constitute more than, when aggregated with Eligible Accounts described in clause (w) of the definition of “Eligible Accounts”, five percent (5%) of the Borrowing Base.~~

“Eligible Investment Grade Accounts” means Eligible Accounts in respect of which the Account Debtor (i) has received and currently holds an Investment Grade Rating, or (ii) is identified on Schedule E-4 (as such schedule is updated from time to time by written notice from Administrative Borrower to Agent, with any additions thereto subject to approval in writing by Agent in its Permitted Discretion; provided, that, no Account Debtor shall be added to Schedule E-4 unless Agent shall have provided to the Lenders five (5) Business Days’ prior written notice of such proposed addition and Agent shall not have received, by the end of such five (5) Business Day period, written notice of objection thereto from Lenders comprising the Required Lenders); provided, that, the aggregate amount of such Accounts from a single Account Debtor or group of affiliated Account Debtor do not constitute more than twenty-five percent (25%) of the aggregate amount of all Eligible Accounts of all Loan Parties (but the portion of such Accounts in excess of such applicable percentages may be deemed Eligible Accounts); provided, further, that, Agent may accept an account concentration in excess of such percentage (not to exceed forty percent (40%)) (such increased percentage, as applied to a particular Account Debtor or group of affiliated Account Debtors, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor(s) deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage.

“Eligible LC Accounts” means Eligible Accounts created by a Loan Party (including affiliate receivables), that, in each case, at the time of creation and at all times thereafter satisfy the following additional criteria: (a) Agent has received a true, correct and complete copy of an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent sufficient to cover such account, in form and substance satisfactory to Agent, payable at a place acceptable to Agent (provided, that, to the extent that any letters of credit are not transferable by their terms or Agent is not otherwise entitled to draw thereon, no more than $50,000,000 (or such other amount to which such amount may be adjusted in accordance with Section 2.14(f)) of the accounts subject to such letters of credit may be Eligible LC Accounts), (b) if required by Agent at any time a Cash Dominion Event has occurred and is continuing, the original of such letter of credit shall have been delivered to Agent or Agent’s agent, (c) if required by Agent at any time a Cash Dominion Event has occurred and is continuing, Loan Parties shall have caused Agent to become the transferee beneficiary of the letter of credit entitled to draw thereon, (d) if required by Agent at any time a Cash Dominion Event has occurred and is continuing, Agent shall have received the written agreement of the issuer or any other nominated person obligated to make any payment in respect thereof (including any confirming, correspondent or negotiating bank), in form and substance satisfactory to Agent, consenting to the collateral assignment of the proceeds of the letter of credit to Agent and agreeing to make all payments thereon directly to a specified deposit account of a Loan Party, which deposit account is subject to a Control Agreement by and among such Loan

Party, Agent and the depository bank where such account is maintained that is in form and substance satisfactory to Agent or as Agent may otherwise direct and (e) such Loan Party may draw on such letter of credit in the event of a default by the account debtor under the account covered by such letter of credit, including upon the failure of the account debtor to make any payment in respect of such account when due and otherwise containing drawing provisions acceptable to Agent. Any such account shall only be considered an Eligible LC Account to the extent of the amounts owing in respect thereof and available for drawing under the applicable letter of credit, and after reduction for any offsets or other amounts or claims of the account debtor that reduces the amount that may be drawn under the applicable letter of credit, all as determined from time to time by Agent.

“Eligible Petroleum Asphalt Inventory” means Eligible Petroleum Inventory that consists of Asphalt.

“Eligible Petroleum Inventory” means Petroleum Inventory (including crude oil) and petroleum products, byproducts and intermediate feed stocks, ethanol and bio-diesel products and other energy-related commodities, including any such products combined or to be combined with petroleum, distilled products, blend components and any other fuel in liquid form approved by Agent, in each case held for ultimate sale in the ordinary course of the business of a Loan Party and which Agent, in its Permitted Discretion, does not exclude as ineligible based on one or more of the excluding criteria set forth below; provided, that, such criteria may be revised from time to time by Agent in its Permitted Discretion to address the results of any information with respect to Loan Parties’ business or assets of which Agent becomes aware after the ~~Closing~~Amendment No. 4 Effective Date, including any field examination or appraisal performed or received from time to time after the ~~Closing~~Amendment No. 4 Effective Date, and other due diligence or information with respect to the Loan Parties’ business or assets of which Agent becomes aware after the date hereof. Eligible Petroleum Inventory shall not include the following:

~~(a)~~ (a) linefill inventory connecting any process units at any Refinery of Loan Parties,

~~(b)~~ (b) unmerchantable inventory,

~~(c)~~ (c) inventory that fails to satisfy all applicable federal, state, provincial, and local regulatory requirements, but only to the extent that such failure renders it (i) unsaleable or (ii) not useful in the ordinary course of the refining process as conducted as of the ~~Closing~~Amendment No. 4 Effective Date,

~~(d)~~ (d) inventory that is not at a location (i) owned or leased and operated by a Loan Party, which is set forth on Schedule E-1 (as such schedule may be updated with a location located in the United States ~~or Canada~~ from time to time by written notice from Administrative Borrower to Agent), or (ii) with or in an Eligible Carrier,

~~(e)~~ (e) inventory that is not subject to the first priority, valid and perfected security interest of Agent (with respect to priority, subject to Permitted Liens under clauses (g) or (u) of the definition of “Permitted Liens”, and to the extent subject to Reserves in respect thereof) under the laws of the United States and its political subdivisions ~~and of Canada and its political subdivisions, to the extent applicable,~~ or

~~(f)~~ (f) inventory subject to a security interest or lien of any other person or entity (other than a person with whom Agent has a satisfactory intercreditor agreement) other than a Permitted Lien under clauses (a), (b), (g), (i), (t), or (u) (and, with respect to (g) and (u) only, to the extent subject to Reserves) of the definition of “Permitted Liens”.

“Eligible Petroleum Inventory-Exported” means Petroleum Inventory (including crude oil) and petroleum products, byproducts and intermediate feed stocks, ethanol and bio-diesel products and other energy-related commodities, including any such products combined or to be combined with petroleum, distilled products, blend components and any other fuel in liquid form approved by Agent, in each case (x) held for ultimate sale in the ordinary course of the business of a Loan Party ~~(other than a Canadian Loan Party)~~, (y) that otherwise constitutes Eligible Petroleum Inventory but for the operation of clause (d) of the definition of such term, and (z) satisfies the following additional criteria (which may be revised from time to time by Agent in its Permitted Discretion to address the results of any information with respect to Loan Parties’ business or assets of which Agent becomes aware after the ~~Closing~~Amendment No. 4 Effective Date, including any field examination or appraisal performed or received from time to time after the ~~Closing~~Amendment No. 4 Effective Date, and other due diligence or information with respect to the Loan Parties’ business or assets of which Agent becomes aware after the date hereof):

~~(a)~~ (a) such inventory has been pre-sold to a customer that maintains its chief executive office or registered office in the United States and is organized under the laws of the United States or any state thereof, and the resulting Account is payable solely in Dollars,

~~(b)~~ (b) such inventory is solely owned by a Loan Party ~~(other than a Canadian Loan Party)~~ and a Loan Party ~~(other than a Canadian Loan Party)~~ has good and valid title to such inventory, in each case while such inventory is in transit,

~~(c)~~ (c) as to which inventory an Acceptable Document of Title has been issued, and in each case as to which Agent has control (as defined in the UCC) over, or possession of, the documents of title which evidence ownership of such inventory (such as by the delivery thereof pursuant and subject to the terms of a Customs Broker/Carrier Agreement),

~~(d)~~ (d) such inventory is insured against types of loss, damage, hazards and risks, and in amounts, in each case in accordance with the requirements of Section 5.6, reasonably satisfactory to Agent,

~~(e)~~ (e) such inventory is being transported to an Acceptable Jurisdiction of Delivery, and

(f) such inventory has been in transit for forty-five (45) days (or such longer period as Agent may agree in its Permitted Discretion) or less from the date of shipment of such Inventory.

For the avoidance of doubt, no Petroleum Inventory shall constitute Eligible Petroleum Inventory-Exported if it is not then in transit as provided herein.

“Eligible Petroleum Inventory Not-Received” means Petroleum Products (including crude oil) and petroleum products, byproducts and intermediate feed stocks, ethanol and bio-diesel products and other energy-related commodities, including any such products combined or to be combined with petroleum, distilled products, blend components and any other fuel in liquid form approved by Agent, in each case to be held for ultimate sale in the ordinary course of the business of a Loan Party that would otherwise constitute Eligible Petroleum Inventory that is purchased or contracted for purchase by a Loan Party from a seller for whom such sale is in the ordinary course of business and, as of any date of determination, if such inventory is not owned by a Loan Party,

~~(a)~~ (a) the unpaid obligation of such Loan Party for the purchase of such inventory is supported by (i) a documentary letter of credit issued under the Loan Documents by an Issuing Bank, which documentary letter of credit requires the original bill of lading (or other original document of title) relating to such inventory to be delivered to such Issuing Bank or its designee in connection with a drawing under such letter of credit, or (ii) a standby letter of credit issued under the Loan Documents by an Issuing Bank, which standby letter of credit provides that the beneficiary thereunder is not permitted to make any drawing thereunder until the beneficiary has delivered a certificate to such Issuing Bank certifying that delivery of such inventory has been made by the beneficiary to a Loan Party and payment therefor is past due and owing,

~~(b)~~ (b) in each case such inventory, when owned by a Loan Party, will be subject to no security interests, liens or other claims or encumbrances other than Permitted Liens under clauses (a), (g) or (p) of the definition of “Permitted Liens” securing amounts which have been disclosed in writing by Administrative Borrower to Agent for the purposes of calculating any Reserve with respect thereto,

~~(c)~~ (c) Agent shall be satisfied with the terms of the arrangements pursuant to which such Loan Party shall acquire ownership of such inventory in the event of a draw under such letters of credit, and

~~(d)~~ (d) Agent shall, at its option, have confirmed with the seller of such inventory the amounts owing, which shall be the same as reported by Administrative Borrower to Agent; provided, that, for purposes of including such inventory in the Borrowing Base, such inventory shall be valued at (i) if the purchase price thereof has been prepaid, the amount so prepaid by a Loan Party, or (ii) the face amount of such Letter of Credit issued specifically to support the purchase of such inventory from the applicable supplier thereof, less, without duplicating other Reserves, the aggregate amount of the payables owing by a Loan Party to such supplier for any such inventory delivered to such Loan Party or an Eligible Carrier and Agent shall have received such reports as to such payables as it may request.

“Eligible Positive Exchange Agreement Balance” means, at any date of determination, the amount of the positive balance, valued at a mark to market basis, of the Petroleum Inventory that a Loan Party has a right to receive from a trading partner (other than a trading partner determined by Agent to be unacceptable in Agent’s reasonable discretion) under an Exchange Agreement or money owing to a Loan Party in connection with such exchange of Petroleum Inventory under an Exchange Agreement, net of any offsets or counterclaims, and only to the extent such Loan Party’s rights in Petroleum Inventory are subject to a valid, first priority, perfected security interest (subject to Permitted Liens arising by operation of law and, with respect to priority, only to Permitted Liens having priority by operation of law) in favor of Agent as security for the Obligations; provided, that, the value of the Eligible Positive Exchange Agreement Balance shall be subject to reserves as determined by Agent.

“Eligible Qualified Cash” means unrestricted cash or Cash Equivalents of Loan Parties that are subject to the valid, enforceable and first priority (subject to (i) Permitted Liens that by operation of law have priority, (ii) Permitted Liens in favor of a Person with which Agent has a satisfactory intercreditor agreement, or (iii) Permitted Liens under clause (n) of the definition of “Permitted Liens”) perfected security interest of Agent in an investment account or Deposit Account or Securities Account at Agent or a Lender (or another Person acceptable to Agent in its reasonable discretion, to the extent not in excess of $15,000,000 in the aggregate as to all such other Persons), and is subject to a Control Agreement in form and substance satisfactory to Agent and free and clear of any other security interest, pledge, lien, encumbrance or claim (other than (i) Permitted Liens that by operation of law have priority, (ii) Permitted Liens in favor of a Person with which Agent has a satisfactory intercreditor agreement, or (iii) Permitted Liens under clause (n) of the definition of “Permitted Liens”).

“Eligible Renewable Identification Numbers” means, with respect to any Renewable Identification Number type as of any date of determination, the aggregate number of Detached Renewable Identification Numbers of such type owned by all Loan Parties ~~(other than Canadian Loan Parties)~~ at such time less the number of Detached Renewable Identification Numbers of such type that would be required to set off all renewable volume obligations of all Loan Parties ~~(other than Canadian Loan Parties)~~ under the RFS that are due within three (3) months following the date of determination, if compliance with the renewable volume obligations under the RFS were required to be determined on such date; provided, that, no Detached Renewable Identification Numbers shall be included in such aggregate number unless they are owned by such Loan Parties in the same calendar year with respect to which such renewable volume obligations are owing (for illustration purposes only, if a Detached Renewable Identification Number is owned by a Loan Party ~~that is not a Canadian Loan Party~~ as of January 1, ~~2023~~2027, the same cannot be included in the setoff calculation against renewable volume obligations owing in respect of the calendar year ending December 31, ~~2022~~2026, notwithstanding that the deadline for payment of such obligations is not until March 31, ~~2023~~2027); provided, further, such Detached Renewable Identification Numbers satisfy the following additional criteria (which may be revised from time to time by Agent in its Permitted Discretion to address the results of any information with respect to Loan Parties’ business or assets of which Agent becomes aware after the ~~Closing~~Amendment No. 4 Effective Date, including any field examination or appraisal performed or received from time to time after the ~~Closing~~Amendment No. 4 Effective Date, and other due diligence or information with respect to the Loan Parties’ business or assets of which Agent becomes aware after the date hereof):

~~(a)~~ (a) such Detached Renewable Identification Numbers are subject to (x) the first priority, valid and perfected security interest of Agent (with respect to priority, subject to

Permitted Liens under clauses (b) or (g) of the definition of “Permitted Liens”, and to the extent subject to Reserves in respect thereof) under the laws of the United States and its political subdivisions, and (y) no other security interest or lien of any other person or entity (other than a person with whom Agent has a satisfactory intercreditor agreement) other than a Permitted Lien under clauses (a), (b), (g), (t), or (u) (and, with respect to (g) and (u) only, to the extent subject to Reserves) of the definition of “Permitted Liens”,

(b) all requirements of Applicable Law (including, without limitation, RFS) with respect to such Detached Renewable Identification Numbers have been satisfied, and

(c) such Detached Renewable Identification Numbers have an expiration date at least 31 days after such date of determination.

“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof ~~or Canada~~, and having Total Assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having Total Assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, that, (A) (x) such bank is acting through a branch or agency located in the United States ~~or Canada~~, or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has Total Assets in excess of $1,000,000,000; (c) any other entity (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having Total Assets in excess of $1,000,000,000; and (d) during the continuation of an Event of Default, any other Person approved by Agent.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, ~~whether or not~~ subject to ERISA, (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any ~~Loan Party, Subsidiary, or~~Borrower or any ERISA Affiliate or (b) to which any ~~Loan Party, Subsidiary, or~~Borrower or any ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise~~; provided, that, the term “Employee Benefit Plan” shall exclude employee benefit plans sponsored, maintained or contributed to by any Loan Party, Subsidiary or ERISA Affiliate for employees or former employees in Canada~~.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving actual or alleged violations of Environmental Laws or Releases of Hazardous Materials (a) from or onto any assets, properties, or businesses of Administrative Borrower, any Subsidiary of Administrative Borrower, or any of their predecessors in interest, (b) onto adjoining properties or businesses from any assets, properties, or businesses of Administrative Borrower, any Subsidiary of Administrative Borrower, or any of their predecessors in interest, or (c) from or onto any facilities which received Hazardous Materials generated by Administrative Borrower, any Subsidiary of Administrative Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline~~, binding and enforceable written policy~~ or requirement, or rule of common law now or hereafter in effect and in each case as amended, or any applicable and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to the environment, natural resources, human health or safety (to the extent related to exposure to Hazardous Materials), or the generation, management, transportation, disposal, or Release or threatened Release of Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, waiver, variance, or other authorization required under or issued pursuant to any Environmental Law.

“Equipment” means equipment (as that term is defined in the Code ~~or to the extent applicable, the PPSA~~).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act) (other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security).

“Equity Issuance” means (a) any issuance by Administrative Borrower of shares of its Equity Interests to any Person that is not a Loan Party or any Restricted Subsidiary thereof (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Loan Party into any Loan Party or any Restricted Subsidiary thereof. The term “Equity Issuance” shall not include (A) any sale, transfer or other disposition or (B) any issuance or incurrence of any Indebtedness for borrowed money by any Loan Party or any of its Restricted Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended~~, and any successor statutes, and all regulations and guidance promulgated thereunder. Any~~

~~reference to a specific section of ERISA shall be deemed to be a reference to such section of ERISA and any successor statutes, and all regulations and guidance promulgated thereunder.~~ .

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o).

“Erroneous Payment” has the meaning specified therefor in Section 17.20 of this Agreement.

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 17.20 of this Agreement.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 17.20 of this Agreement.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 17.20 of this Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of this Agreement.

“Excess Availability” means, as of any time of determination, the amount equal to (a) the Loan Limit minus (b) the sum of the Revolver Usage.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Exchange Agreement” means an agreement under which a Loan Party undertakes to deliver goods to an unaffiliated person or on behalf of an unaffiliated Person to a customer of such Person in exchange for such Person’s delivery of similar goods to such Loan Party or a customer of such Loan Party.

“Excluded Asset” means:

(i) aircraft, any motor vehicle, and/or any other assets in which a lien can only be perfected by action with respect to a certificate of title,

(ii) (x) any Real Property and any leasehold rights and interests in real property and (y) Farm Products,

(iii) ~~[reserved],~~any contract, permit or license to the extent that the pledge thereof or granting of a Lien thereon is prohibited under the terms of such contract, permit or license by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (after giving effect to the Code), solely to the extent such prohibition was not entered into in contemplation of such acquisition,

(iv) any property of a Loan Party to the extent that the pledge thereof or granting of a Lien thereon is prohibited by Applicable Law (including the requirement to obtain consent of any Governmental Authority), in each case, only to the extent and for so long as the terms of such Applicable Law applicable thereto validly prohibit, or require the consent of any Governmental Authority which has not been obtained as a condition to the creation by such Loan Party of, a security interest in such property in favor of Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the Code (or any successor provision or provisions)~~, or Section 40(4) of the PPSA (or any successor provision or provisions)~~ or any other Applicable Law (including any Insolvency Law),

(v) any Equity Interests in any Person (other than a wholly owned Subsidiary) to the extent a grant of a Lien in respect thereof is not permitted by the terms of such Person’s Governing Documents or any joint venture or shareholder agreement in existence as of the Closing Date or at the time of acquisition of such Subsidiary (after giving effect to the Code), in each case solely to the extent that ~~the applicable Loan Party has previously used commercially reasonable efforts to obtain any required consents to eliminate or waive any such restrictions contained in such Governing Documents),~~such prohibition was not entered into in contemplation of this exclusion,

(vi) any permit, lease, license, contract or other agreement to which any Loan Party is a party or any property owned by any Loan Party on the date hereof or hereafter acquired that (i) is subject to a purchase money Lien or Capital Lease or similar arrangement permitted to be incurred pursuant to the provisions of this Agreement or (ii) is subject to Liens described in clause (dd) of the definition of “Permitted Liens”, and, in each case, such Loan Party’s rights and interests therein, to the extent that the grant of a Lien in respect thereof under ~~a~~the Guaranty and Security Agreement (a) shall constitute or result in a breach of, a default under, an invalidation of, a termination of, or the unenforceability of any right of such Loan Party under, such permit, lease, license, contract or other agreement or the agreement governing such purchase money Lien, Capital Lease or similar arrangement or assets subject to Liens described in clause (dd) of the definition of “Permitted Liens” or (b) requires the consent of any Person other than any Loan Party or any Affiliate thereof with respect to such permit, lease, license, contract or other agreement or such agreement governing such purchase money Lien, Capital Lease or similar arrangement or Liens described in clause (dd) of the definition of “Permitted Liens”, which consent has not been obtained as a condition the creation of any other Lien on such property or creates a right of termination in favor of any Person other than any Loan Party or any Affiliate thereof (after giving effect to Sections 9 406(d), 9 407(a), 9

408(a) or 9-409 of the Code (or any successor provision or provisions)~~, or Section 40(4) of the PPSA (or any successor provision or provisions) or any~~ or any other Applicable Law (including any Insolvency Law), so long as any such restriction described in this clause (vi) was not entered into in contemplation of such exclusion,

(vii) any governmental licenses, state, provincial or local franchises, charters or authorizations (other than cash proceeds thereof, Renewable Identification Numbers or biodiesel credits), the pledge or granting of a security interest in which would violate or be restricted or prohibited thereby or by Applicable Law or would require the consent or approval of a third party, in each case, unless such restrictions are rendered ineffective under the Code~~, the PPSA~~ or other Applicable Law of any applicable jurisdiction; provided, that, the Collateral shall include (and the definition of Excluded Assets shall not then include) any portion of such governmental licenses, state, provincial or local franchises, charters or authorizations immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable or such required consent shall have been received,

(viii) intellectual property registered, issued or applied for in any jurisdiction other than the United States, ~~Canada or any department, agency, political subdivision or instrumentality of either of the foregoing,~~

(ix) any acquired property (including property acquired through acquisition of, or merger or amalgamation with, another Person) acquired in connection with a transaction otherwise permitted by this Agreement if at the time of such acquisition, the granting of a Lien therein or the pledge thereof is prohibited by any contract or other agreement to the extent and for so long as such contract or other agreement prohibits such Lien or pledge (provided, that, such contract or agreement was not entered into in contemplation thereof),

(x) Intermediation Collateral for so long as it is subject to a Lien permitted by clause (y) of the definition of “Permitted Liens” in favor of counterparties to Intermediation Facilities that are otherwise permitted by this Agreement,

(xi) Equity Interests in any MLP Subsidiaries (other than any Future MLP GP), in any Unrestricted Subsidiary or in any Subsidiary where all of the assets of such entity are designated Excluded Assets pursuant to clause (xviii) hereof,

(xii) Voting Equity Interests constituting an amount greater than 65% of the voting Equity Interests of (x) any Foreign Subsidiary that is a CFC (other than ~~any Canadian Loan Party~~a Guarantor), or (y) any FSHCO ~~(other than any Subsidiary that owns Equity Interests in any Canadian Loan Party)~~,

(xiii) any United States intent-to-use trademark applications under applicable federal law; provided, that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, ~~and~~

(xiv) Excluded Accounts (as defined in ~~any~~the Guaranty and Security Agreement)~~;~~,

(xv) any property or assets owned by (w) any Foreign Subsidiary that is a CFC, (x) any MLP Subsidiary, (y) any Unrestricted Subsidiary, or (z) any FSHCO,

(xvi) those assets as to which Agent and Administrative Borrower reasonably and mutually agree in writing, the cost, burden, difficult or consequence (including any adverse tax consequences) to the Borrower and any of its Subsidiaries of creating or perfecting such pledges or security interests in such assets are excessive in relation to the benefit to the Lenders of the security to be afforded thereby,

(xvii) (x) assets subject to Capitalized Lease Obligations and purchase money financing permitted pursuant to clause (c) of the definition of “Permitted Indebtedness”, (y) any cash, Cash Equivalents and similar Investments (including exchange-traded derivative contracts) deposited to secure Swap Obligations (including accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, future contract brokers, exchanges related to the trading of energy, customers, trading counterparties, or any other parties or issuers of surety bonds and proceeds thereof) and/or letter of credit reimbursement obligations in each case to the extent such Capitalized Lease Obligations, purchase money financing, Swap Obligations or letters of credit are permitted under this Agreement and the terms thereof prohibit a grant of a security interest therein and (z) such accounts, in each case, incurred in the ordinary course of business in connection with Hedge Agreements or otherwise and to the extent not prohibited under this Agreement; and

(xviii) assets designated by Agent as additional “Excluded Assets” from time to time with a fair market value (as determined as the time of such designation) not to exceed $150,000,000 in the aggregate at any one time subject to (a) after giving pro forma effect to such designation, Excess Availability is greater than $0 and (b) no Event of Default shall have occurred both immediately prior to giving effect or immediately after giving effect to such designation.

provided, that, “Excluded Assets” shall not include (x) the right to receive any proceeds arising from any Excluded Asset, the right to receive any payment of money (including, without limitation, general intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the Code (or any successor provision or provisions), or ~~Section 40(4) of the PPSA (or any successor provision or provisions) or~~ any proceeds, substitutions or replacements of any Excluded Asset (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Assets), or (y) any assets (other than Real Property) that are subject to a Lien in favor of Term Agent pursuant to the Term Loan Documents.

“Excluded Refinery” means (a) any Refinery that is a non-core asset that is acquired after the Closing Date in connection with the acquisition of other assets useful in the business of Administrative Borrower and its Restricted Subsidiaries and (b) any Refinery acquired after the Closing Date (i) solely with the proceeds of a substantially concurrent sale of Equity Interests of

Administrative Borrower or (ii) solely in exchange for Equity Interests of Administrative Borrower (or solely with a combination of the consideration described in clauses (i) and (ii)), in the case of clause (a) and (b), as certified by Administrative Borrower in writing to Agent at the time of such acquisition.

“Excluded Subsidiary” means (a) any non-wholly owned Restricted Subsidiary, (b) any Immaterial Subsidiary, (c) any Foreign Subsidiary, (d) any domestic Subsidiary of a Foreign Subsidiary, (e) any Captive Insurer, (f) any special purpose entity ~~reasonably required to be used for the incurrence of purchase money or Capital Lease financings permitted hereunder~~, securitization Subsidiary, or receivables Subsidiary (or similar entities), (g) any Restricted Subsidiary that (i) is prohibited by (A) any Applicable Law or (B) any contractual obligation (other than any contractual obligation in favor of a Loan Party or Affiliate thereof) from guaranteeing the Obligations (provided, that, in the case of the foregoing clause (B), such contractual obligation exists on the Closing Date or ~~at the time~~(or if such ~~Restricted~~ Subsidiary ~~becomes a Subsidiary~~is acquired after the Closing Date, on the date of such Acquisition) (including, without limitation, any Indebtedness assumed therewith) and shall not have been entered into in contemplation of such Restricted Subsidiary’s becoming a Subsidiary) only for as long as such prohibition or restriction is in place or (ii) would require a consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) of any Governmental Authority or third-party to provide a guarantee of the Obligations (~~unless~~it being understood there is no requirement to obtain such consent, approval, license or authorization ~~is received~~), (h) any CFC or FSHCO, (i) any Unrestricted Subsidiary ~~or~~, (j) any MLP Subsidiary, (k) any Subsidiary the guarantee provided by which would reasonably be expected to result in adverse tax or regulatory consequences that are not de minimis to the Borrower or any of its Subsidiaries as reasonably determined by the Borrower in consultation with Agent, (l) any not-for-profit Subsidiary, (m) any Subsidiary for which such Subsidiary’s Equity Interests constitute an Excluded Asset, (n) solely in the case of any Swap Obligation, any Subsidiary that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act (after giving effect to the “keepwell provisions”), (o) any other Subsidiary with respect to which Administrative Borrower and Agent reasonably agree in writing that the cost and/or burden of guaranteeing the Obligations (including any adverse tax consequences that are not de minimis to the Borrower or any of its direct or indirect Subsidiaries) outweighs the benefits to be obtained by the Lenders therefrom and (p) such other Subsidiary as Administrative Borrower and Agent may reasonably agree; provided, that, no Subsidiary shall constitute an Excluded Subsidiary if such Subsidiary is (x) not considered an “Excluded Subsidiary” under the Term Loan Documents~~,~~ or (y) otherwise constitutes a guarantor under the Term Loan Documents~~, or (z) is a Canadian Loan Party.~~; provided that, notwithstanding the above, the Administrative Borrower may designate any Restricted Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Guarantor” and cause such Subsidiary to execute the Guaranty and Security Agreement as a “Guarantor” (and from and after the execution of the Guaranty and Security Agreement, such Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Guaranty Agreement as a “Guarantor”in accordance with the terms hereof and thereof).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income or net profits (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office, or in the case of any Lender, its applicable lending office, located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) ~~United States federal or Canadian~~U.S. withholding Taxes that ~~would not have been imposed but for a Lender’s~~are attributable to such Recipient’s failure to comply with requirements of Section 16.2 of this Agreement, (c) in the case of a Lender, any federal United States ~~or federal Canadian~~ withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Commitment or Letter of Credit or other financial accommodation under a Loan Document pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan, Commitment or Letter of Credit or other financial accommodation under a Loan Document (other than pursuant to an assignment request by Borrowers pursuant to Section 14.2) or (ii) such Lender changes its lending office, except in each case, to the extent that, pursuant to Section 16.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its lending office~~,~~ or (d) any withholding Taxes imposed under FATCA ~~and (e) any Canadian withholding Taxes arising as a result of (i) any Recipient not dealing at arm’s length (within the meaning of the Tax Act) with a Loan Party, or (ii) any Recipient being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party or not dealing at arm’s length (for the purposes of the Tax Act) with a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party, except, in the case of (i) and (ii), where (x) the non-arm’s length relationship and (y) any Recipient being a “specified non-resident shareholder” of a Loan Party or not dealing at arm’s length with a “specified shareholder” of a Loan Party, as applicable, arises in connection with or as a result of the Recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, any Loan Document.~~.

~~“Existing Collateral” means the “Collateral” as defined under the Existing Credit Agreement.~~

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2018, by, among others, Administrative Borrower, the other Loan Parties party thereto, Wells Fargo Bank, National Association, as agent, and the lenders party thereto, as amended and in effect immediately prior to the Closing Date.

~~“Existing Credit Facility” means the $1,000,000,000 revolving credit facility provided to Administrative Borrower as set forth in the Existing Credit Agreement and the other Existing Loan Documents.~~

“Existing Intermediation Documents” has the meaning specified thereof in Section 4.35 of this Agreement.

“Existing Letters of Credit” means the letters of credit issued under the Existing Credit ~~Facility~~Agreement and outstanding on the ~~Closing~~Amendment No. 4 Effective Date, as set forth on Schedule 1.1.

~~“Existing Loan Documents” means, collectively, (a) that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2018, by, among others, Administrative Borrower, the other Loan Parties party thereto, Wells Fargo Bank, National Association, as agent, and the lenders party thereto, as amended and in effect immediately prior to the Closing Date, (b) the Loan Documents referred to therein, (c) the Existing Letters of Credit, and (d) the agreements, documents and instruments executed and/or delivered in connection with the foregoing (exclusive of any so-called “fee letters”).~~

“Existing Loan Documents” means the “Loan Documents”, as defined in the Existing Credit Agreement.

“Existing Operating Assets” means any existing assets used or to be used in the operation of the Business that (a) are owned by Administrative Borrower or any of its Subsidiaries or (b) will be owned by Administrative Borrower or any of its Subsidiaries or a Permitted JV pursuant to an Existing Operating Asset or Equity Purchase.

“Existing Operating Asset Contribution” means the contribution of (a) Existing Operating Assets by Administrative Borrower or any of its Subsidiaries to a Permitted JV and (b) any cash and/or cash equivalents by Administrative Borrower or any of its Subsidiaries to such Permitted JV in addition to such Existing Operating Assets or for financing the purchase of Existing Operating Assets pursuant to an Existing Operating Asset or Equity Purchase.

“Existing Operating Asset or Equity Purchase” means a purchase made by (i) a Permitted JV of Existing Operating Assets or of Equity Interests in an existing legal entity or organization which owns Existing Operating Assets, or (ii) Administrative Borrower or any of its Subsidiaries of Equity Interests in an existing legal entity or organization, including a Permitted JV, which owns Existing Operating Assets.

“Existing Operating Asset Project” means either (i) an Existing Operating Asset Contribution and/or (ii) an Existing Operating Asset or Equity Purchase.

“~~Extension~~ Extended Revolver Commitment” has the meaning specified therefor in Section 2.15(a) of this Agreement.

“~~Extension Offer~~Extending Revolver Lender” has the meaning specified therefor in Section 2.15(a) of this Agreement.

“~~Extended Revolver Commitment~~Extension” has the meaning specified therefor in Section 2.15(a) of this Agreement.

“~~Extending Revolver Lender~~Extension Offer” has the meaning specified therefor in Section 2.15(a) of this Agreement.

“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement, treaty or convention entered into by the United States and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement, treaty or convention entered into in connection therewith.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

~~“Fee Letter” means that certain Third Amended and Restated Fee Letter, dated as of even date with this Agreement, between Administrative Borrower and Agent, in form and substance reasonably satisfactory to Agent.~~

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is less than zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Fee Letter” means that certain Engagement Letter, dated as of March 16, 2026, between Delek US Holdings and Wells Fargo.

“Financial Covenant Triggering Event” means the failure of Excess Availability to be equal to or greater than the greater of (x) $90,000,000 and (y) ten percent (10%) of the Loan Limit. A Financial Covenant Triggering Event shall continue until Excess Availability is equal to or greater than the greater of (x) $90,000,000 and (y) ten percent (10%) of the Loan Limit for a period of thirty (30) consecutive days. The termination of a Financial Covenant Triggering Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Financial Covenant Triggering Event in the event that the conditions set forth in this definition again arise.

“First Purchaser Crude Payables” means, at any time, the unpaid amount of any obligation of a Loan Party or Restricted Subsidiary as a “first purchaser” of crude oil, which is or may be secured by a statutory “first purchaser” Lien created under the laws of any state to the extent such obligation is not covered by a letter of credit, surety bond or similar instrument.

“First Purchaser Payables Reserve” means a Reserve in respect of First Purchaser Crude Payables in an amount determined from time to time by Agent in its Permitted Discretion; provided, that, (a) so long as Excess Availability (without giving effect to a First Purchaser Payables Reserve, but as reduced by an amount not to exceed the First Purchaser Crude Payables less $200,000,000 (such amount, “First Purchaser Adjusted Availability”)) is greater than $375,000,000 (but First Purchaser Adjusted Availability is not greater than $475,000,000), the First Purchaser Payables Reserve shall be not greater than the amount by which the First Purchaser Crude Payables exceed $75,000,000; and (b) so long as First Purchaser Adjusted Availability is greater than $475,000,000, the First Purchaser Payables Reserve shall be not greater than the amount by which the First Purchaser Crude Payables exceed $200,000,000.

“Fixed Amounts” has the meaning specified therefor in Section 1.11 of this Agreement.

“Fixed Charge Coverage Ratio” means, with respect to Administrative Borrower and its Restricted Subsidiaries for any period, the ratio (a) of (i) EBITDA for such period, minus (ii) Capital Expenditures of Administrative Borrower and its Restricted Subsidiaries (except those financed with borrowed money other than Loans) during such period, minus (iii) all federal, state, provincial, and local income and capital taxes paid in cash by Administrative Borrower and its Restricted Subsidiaries to the extent, if any, in excess of any cash refunds of taxes during such period, (iv) plus the excess of any cash refunds of taxes received by Administrative Borrower and its Restricted Subsidiaries during such period over all federal, state, provincial, and local income and capital taxes paid in cash by Administrative Borrower and its Restricted Subsidiaries, to (b) Fixed Charges for such period. Unless otherwise specified herein, the Fixed Charge Coverage Ratio shall be calculated ~~(i) at any time when a Financial Covenant Triggering Event has occurred and is continuing, on a trailing twelve (12) fiscal month basis, and (ii) otherwise,~~ on a trailing four (4) fiscal quarter basis~~,~~ in each case for the applicable Reference Period.

“Fixed Charges” means, with respect to any fiscal period and with respect to Administrative Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid in cash during such period, (b) regularly scheduled principal payments in respect of Indebtedness (other than Earn-Outs and Hedge Agreements, but including, for the avoidance of doubt, the Term Loan) that are required to be paid during such period ~~to the extent accompanied by a permanent reduction of commitments thereunder, and (c) all Restricted Payments~~, and (c) regularly scheduled cash dividends on preferred equity or preferred debt instruments paid in cash during such period.

~~“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.~~

“Floor” means a rate of interest equal to 0%.

“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date herewith, in form and substance reasonably satisfactory to Agent, executed and delivered by Administrative Borrower.

“Force Majeure” means acts of God (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, blockage or embargo, and similar causes beyond a Person’s reasonable control and occurring without its fault or negligence, but excluding, in any event, labor disputes, strikes, or lockouts.

~~“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).~~

“Foreign Subsidiary” means any direct or indirect ~~subsidiary~~Subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any state thereof, or the District of Columbia.

“FSHCO” means any Subsidiary ~~of Administrative Borrower substantially all of the assets of which Subsidiary consist of the Equity Interests in one or more CFCs.~~that has no material assets other than immaterial cash held on a temporary basis and capital stock (directly or indirectly) and/or Indebtedness (if any) of one or more Foreign Subsidiaries and/or other FSHCOs.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of this Agreement.

“Future MLP” has the meaning specified therefor in the definition of “MLP Subsidiaries”.

“Future MLP GP” has the meaning specified therefor in the definition of “MLP Subsidiaries”.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General RJDP Basket” has the meaning specified therefor in Section 6.6 of this Agreement.

“General RP Basket” has the meaning specified therefor in Section 6.7 of this Agreement.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, notice of articles, by-laws, certificate of formation, operating agreement, limited liability company agreement, certificate of limited partnership, limited partnership agreement, or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, tribal, territorial, provincial, county, municipal or any other level, and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means (a) each Person that is a “Guarantor” under ~~any~~the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement~~,~~; provided, that, notwithstanding anything to the contrary herein, except as set forth in Amendment No. 4, any Guarantor (as defined therein) under the Term Loan Agreement shall constitute a Guarantor hereunder.

“Guaranty and Security Agreement” means ~~any US~~the Second Amended & Restated Guaranty and Security Agreement ~~and any Canadian Guarantee and Security Agreement, as applicable.~~, dated as of the Amendment No. 4 Effective Date, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties to Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form that is or could become friable or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Borrower and its Restricted Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means any Bank Product Provider that is a party to a Hedge Agreement with a Loan Party or its Restricted Subsidiaries or otherwise provides Bank Products under clause

(f) of the definition thereof; provided, that, if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations and the termination of the Commitments), then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Hydrocarbons” means oil, gas, asphalt, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, processed, separated, settled and dehydrated therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, biodiesel, ethanol and all other minerals.

~~“Hypothecs” means, collectively, any hypothecs entered into by any Loan Party and Agent, as required by this Agreement or any other Loan Document.~~

“Immaterial Subsidiary” means any Restricted Subsidiary of a Loan Party that individually owns Total Assets with a book value of no more than ~~two and one-half~~five percent (~~2.50~~5%) of Total Assets of Administrative Borrower and its Restricted Subsidiaries ~~and has annual EBITDA (on an individual basis) of no more than $10,000,000~~; provided, that, all Immaterial Subsidiaries together shall own Total Assets with an aggregate book value of no more than ~~five~~seven and one-half percent (~~5.00~~7.50%) of Total Assets of Administrative Borrower and its Restricted Subsidiaries ~~and shall have EBITDA (on a combined basis) of no more than $25,000,000 in the aggregate~~; provided, further, that no Subsidiary shall constitute an Immaterial Subsidiary if it (a) directly or indirectly guarantees or provides credit support for Indebtedness for borrowed money of any Loan Party, or (b) does not constitute an Immaterial Subsidiary under the Term Loan Documents.

“Increase” has the meaning specified therefor in Section 2.14 of this Agreement.

“Increase Date” has the meaning specified therefor in Section 2.14 of this Agreement.

“Increase Joinder” has the meaning specified therefor in Section 2.14 of this Agreement.

“Increased Borrowing Base Reporting Period” means a period (a) commencing on the last day of the Borrowers’ fiscal month most recently ended prior to an Increased Borrowing Base Reporting Trigger Event, and (b) continuing through and including the first day after such Increased Borrowing Base Reporting Trigger Event that (i) Excess Availability has equaled or exceeded twelve and one-half percent (12.50%) of the Loan Limit for thirty (30) consecutive days and (ii)  no Specified Event of Default exists.

“Increased Borrowing Base Reporting Trigger Event” means if at any time (a) Excess Availability is less than twelve and one-half percent (12.50%) of the Loan Limit for a period of five (5) consecutive Business Days or more or (b) a Specified Event of Default has occurred and is continuing.

“Increased Financial Reporting Period” means a period (a) commencing on the last day of the fiscal month of Borrowers’ most recently ended prior to an Increased Financial

Reporting Trigger Event for which Borrowers are required to deliver to Agent monthly or annual financial statements pursuant to Section 5.1, and (b) continuing through and including the first day after such Increased Financial Reporting Trigger Event that (i) Excess Availability has equaled or exceeded fifteen percent (15.00%) of the Loan Limit for thirty (30) consecutive days and (ii) no Specified Event of Default exists.

“Increased Financial Reporting Trigger Event” means if at any time (a) Excess Availability is less than fifteen percent (15.00%) of the Loan Limit for a period of five (5) consecutive Business Days or more or (b) a Specified Event of Default has occurred and is continuing.

“Incremental Equivalent Debt” has the meaning specified therefor in the Term Loan Agreement as in effect as of the ~~date hereof,~~Amendment No. 4 Effective Date subject to giving effect after the ~~date hereof~~Amendment No. 4 Effective Date to any amendment to Section 2.17(d)(iii)(A) of the Term Loan Agreement made in accordance with the terms thereof and the ABL Intercreditor Agreement, which amendment increases the “fixed” basket amount from ~~$200,000,000 to up to~~ the greater of $400,000,000 and 100% of EBITDA (as defined in the Term Loan Agreement ~~as in effect as of the date hereof~~) to no more than the greater of $750,000,000 and 100% of EBITDA (as defined in the Term Loan Agreement).

“Incurrence Based Amounts” has the meaning specified therefor in Section 1.11 of this Agreement.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) that portion of the obligations of such Person as a lessee under Capital Leases that is properly classified as a liability on a balance sheet in accordance with GAAP, (d) all obligations or liabilities of others that constitute Indebtedness secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments ~~payable in the ordinary course of business~~ in respect of ~~non-exclusive~~ licenses or sublicenses) and any Earn-Outs~~,~~ solely to the extent earned, due and payable for 10 Business Days or more, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and

(B) if applicable, the fair market value of such assets securing such obligation, and (iii) Earn-Outs shall be valued based upon the amount thereof, if any, required to be recorded on a balance sheet prepared in accordance with GAAP.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Individual Letter of Credit Sublimit” means, for each Issuing Bank, the Letter of Credit sublimit set forth for such Issuing Bank on Schedule 1.2.

“Ineligible Institution” means each Person identified in writing to Agent by Administrative Borrower on or prior to the ~~Closing~~Amendment No. 4 Effective Date, which list of Persons is consented to in writing by Agent (such consent not to be unreasonably withheld or delayed).

“Insolvency Laws” means, collectively, (i) the Bankruptcy Code, (ii) ~~the Bankruptcy and Insolvency Act (Canada), (iii) the Companies’ Creditors Arrangement Act (Canada), (iv) the Winding-Up and Restructuring Act (Canada), (v)~~ corporate statutes where such statute is used by a Person to propose an arrangement involving the compromise of the claims of creditors, and (~~vi~~iii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States~~, Canada~~ or other applicable jurisdictions from time to time in effect.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Insolvency Law or under any other state, provincial, or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, a stay of creditors or other similar relief.

~~“Insurance and Condemnation Event” means the receipt by any Loan Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property.~~

“Intercompany Subordination Agreement” means an intercompany subordination agreement executed and delivered by each Loan Party and each of its Restricted Subsidiaries and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Provisions” has the meaning specified therefor in Section 8.14 of this Agreement.

“Interest Expense” means, for any period, the aggregate of the interest expense of Administrative Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) as to any Base Rate Loan or Daily SOFR Loan, the first day of each calendar quarter and the Latest Maturity Date, and (b) as to any Non-Base Rate Loan (other than any Daily SOFR Loan), the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Latest Maturity Date.

“Interest Period” means, with respect to each Non-Base Rate Loan (other than a Daily SOFR Loan), a period commencing on the date of the making of such Non-Base Rate Loan (or the continuation of such Non-Base Rate Loan or the conversion of a Base Rate Loan or a Daily SOFR Loan to a Non-Base Rate Loan (other than a Daily SOFR Loan)) and ending one (1), three (3), or (solely for Term SOFR Loans) six (6) months thereafter; provided, that, (a) interest shall accrue at the applicable rate based upon the Non-Base Rate from and including the first (1st) day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one (1), three (3), or six (6) months after the date on which the Interest Period began, as applicable, (d) Administrative Borrower may not elect an Interest Period which will end after the Latest Maturity Date, and (e) no tenor that has been removed from this definition pursuant to Section 2.12(d)(iii)(D) shall be available for specification in any Non-Base Rate Notice or conversion or continuation notice.

“Intermediation Access Agreements” means (a) each acknowledgment agreement among Agent, Term Agent and ~~J. Aron & Company, LLC~~Citigroup Energy, Inc. (or any predecessor thereto) in effect as of the ~~Closing~~Amendment No. 4 Effective Date, each as may be amended, amended and restated, supplemented or otherwise modified from time to time (each, an “Acknowledgment Agreement”), and (b) any acknowledgment agreement with Term Agent and a counterparty to an Intermediation Facility otherwise permitted under the Loan Documents, which shall in all material respects be in the same form, and have the same substance, as the Acknowledgment Agreements except as otherwise agreed by Agent.

“Intermediation Collateral” means any or all of the following property or assets of an Intermediation Subsidiary: (a) all inventory; (b) all receivables other than receivables constituting identifiable proceeds of Collateral; (c) all Renewable Identification Numbers; (d) all investment property, chattel paper, general intangibles (excluding trademarks, trade names, patents, copyrights and other intellectual property), documents and instruments, in each case, to the extent relating to items in clauses (a), (b) and (c) (but for the avoidance of doubt, excluding Equity Interests of each Subsidiary); (e) deposit accounts and other bank and securities accounts, to the extent the Existing Intermediation Documents contemplate the granting of security interests on deposit accounts and other bank and securities accounts, ~~and~~ cash and Cash Equivalents on deposit therein (but for the avoidance of doubt, excluding any of the foregoing to the extent constituting or holding Eligible Qualified Cash) and letters of credit; (f) commercial tort claims, (g) commodities accounts and contracts, (h) rights to business interruption and other insurance, (i) Intermediation Documents, (j) tax refunds, (k) Hedge Agreements, (l) books and records relating to clauses (a) through (k); and (m) all proceeds of, and supporting obligations, including letter of credit rights, with respect to, any of the foregoing (except to the extent that such proceeds and supporting obligations constitute Collateral); provided, that, Intermediation Collateral may also include such other property or assets of an Intermediation Subsidiary as agreed in writing by Agent and such Intermediation Subsidiary.

“Intermediation Document” means any agreement, document or instrument entered into in connection with or related to any Intermediation Facility.

“Intermediation Facility” means any crude oil or other feedstock supply agreements, natural gas supply agreements, hydrogen supply agreements, or off-take agreements relating to intermediate or refined products, in each case entered into by one or more Restricted Subsidiaries (the “Intermediation Subsidiaries”) (and, if applicable, guaranteed by Administrative Borrower and/or the Restricted Subsidiaries) with a counterparty for purposes of facilitating a customary intermediation arrangement, together with all related storage agreements, pipeline agreements, throughput and tankage or similar agreements, marketing and sales agreements, agency agreements, security agreements, account control agreements, other collateral documents and other ancillary agreements among such parties, in each case as any of the same may be extended, renewed, amended, supplemented, restated, amended and restated or otherwise modified from time to time, or refinanced and/or replaced with another Intermediation Facility from time to time and in whole or in part; provided, that, (i) the terms of any Intermediation Facility shall ~~(A) be not materially more disadvantageous to the Lenders, taken as a whole, as compared to the terms of the Existing Intermediation Documents in effect on the Closing Date, or (B) otherwise~~ be on then-market terms for intermediation facilities at the time of execution thereof, taken as a whole, as determined in good faith by an Authorized Person of Administrative Borrower, (ii) such Intermediation Facility shall ~~be in the ordinary course of business, consistent with past practices and not~~not be for speculative purposes and (iii) no Intermediation Facility shall provide for any Lien on any assets other than Intermediation Collateral owned by such Intermediation Subsidiaries and cash collateral or letters of credit specifically designated as credit support therefore and permitted hereunder.

“Intermediation Subsidiaries” has the meaning specified therefor in the definition of “Intermediation Facility”.

“Inventory” means inventory (as that term is defined in the Code~~, or, to the extent applicable, the PPSA~~).

~~“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible C-Store Inventory.~~

“Investment” means, with respect to any Person, any direct or indirect investment by such Person in any other Person (including any Affiliate) in the form of loans, guarantees or other extensions of credit, advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Administrative Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Administrative Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Administrative Borrower, Administrative Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value, as determined in good faith by the chief executive officer or the chief financial officer of Administrative Borrower, of the Investment in such Subsidiary not sold or disposed of. The acquisition by Administrative Borrower or any Restricted Subsidiary of Administrative Borrower of a Person that holds an Investment in a third Person will be deemed to be an Investment by Administrative Borrower or such Restricted Subsidiary in such third Person in an amount equal to the fair market value, as determined in good faith by the chief executive officer or the chief financial officer of Administrative Borrower, of the Investment held by the acquired Person in such third Person. The amount of any Investment shall be the original cost of such Investment (or if such cost cannot be ascertained, then the amount of such Investment will be the fair market value thereof on the date such Investment is made as determined by the Borrowers reasonably and in good faith) plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such original Investment, less any amount realized in respect of such Investment upon the sale, collection, return of capital or loan or advance repayment (not to exceed the original amount invested).

“Investment Grade Rating” means, with respect to an account debtor, a long-term issuer rating of BBB- or higher from Standard & Poor or a long-term issuer rating of Baa3 or higher from Moody’s.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder. Any reference to a specific section of the IRC shall be deemed to be a reference to such section of the IRC and any successor statutes, and all regulations and guidance promulgated thereunder.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means (i) with respect to each Existing Letter of Credit and until such Existing Letter of Credit expires or is returned undrawn, the issuer thereof identified on Schedule 1.1, and (ii) Wells Fargo and up to six (6) other Lenders that, at the request of Borrower and with the consent of Agent, agree, in each such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit up to such Issuing Bank’s Individual Letter of Credit Sublimit pursuant to Section 2.11 of this Agreement, and each Issuing Bank shall be a Lender; provided, however, that in no event will there be more than seven (7) Issuing Banks at any time (other than with respect to Existing Letters of Credit). “Issuing Bank” means each individual Issuing Bank referred to in the foregoing definition, or any one of them, as the context may require.

“Joinder” means a joinder agreement substantially in the form of Exhibits J-1 or J-2 to this Agreement.

“Joint Lead Arrangers” has the meaning specified therefor in the preamble to this Agreement.

“Judgment Currency” has the meaning specified therefor in Section 17.18 of this Agreement.

“Krotz Springs Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Alon Refining Krotz Springs, Inc. and located at or near Krotz Springs, Louisiana.

“Landlord Reserve” means, as to each location at which a Loan Party has Inventory ~~or~~which is included in the Borrowing Base or the headquarters location of the Administrative Borrower (or any other location where the primary books and records ~~located and~~of the Loan Parties are maintained from time to time, if different from such headquarters location) and, in each case, as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to up to 3 months’ rent under the lease or other applicable agreement relative to such location.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity of any Extended Revolver Commitment, as extended in accordance with this Agreement from time to time. If no Extension has been consummated pursuant to Section 2.15 of this Agreement, the Latest Maturity Date is the Maturity Date.

“LCT Election” has the meaning specified therefor in Section 1.12 of this Agreement.

“LCT Test Date” has the meaning specified therefor in Section 1.12 of this Agreement.

“Lender” has the meaning specified therefor in the preamble to this Agreement, shall include Issuing Bank and the Swing Lender, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and “Lenders”

means each of the Lenders or any one or more of them. It is understood that with respect to any Loans made in Canadian Dollars, the term “Lender” includes such Lender’s branch locations and Affiliates.

“Lender Group” means each of the Lenders (including Issuing Bank and the Swing Lender) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including insurance premiums but excluding Taxes, which shall be governed by Section 16, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) required to be paid by any Loan Party or its Restricted Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Restricted Subsidiaries under any of the Loan Documents, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including Tax lien, litigation~~,~~ and UCC~~, and PPSA~~ searches and including searches with the United States Patent and Trademark Office~~,~~ and the United States Copyright Office~~, and the Canadian Intellectual Property Office~~), filing fees, recording fees, and publication~~, real estate surveys, real estate title policies and endorsements, and environmental audits~~, (c) Agent’s reasonable and customary fees and charges imposed or incurred in connection with any background checks or ~~OFAC/PEP~~Sanctions searches related to any Loan Party or its ~~Restricted~~ Subsidiaries, (d) Agent’s reasonable and customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), ~~together with any out-of-pocket costs and expenses incurred in connection therewith,~~ (e) reasonable and customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to ~~correct any default or~~ enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 5.7(b) of this Agreement, (h) Agent’s and Lenders’ reasonable, documented costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Restricted Subsidiaries, (i) Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented out-of-pocket attorneys, accountants, consultants, and other advisors fees and expenses) incurred in ~~terminating,~~ enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Restricted Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral (provided, that, the fees and expenses of counsel that shall constitute Lender Group Expenses shall in any event be limited to one primary counsel to Agent and one primary counsel to the Lenders, one local counsel to Agent in each reasonably necessary jurisdiction, one specialty counsel to Agent in each reasonably necessary specialty area (including insolvency law), and one or more additional counsel to Lenders in the case of an actual or potential conflict of interest).

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, representatives, and agents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Bank, including any letter of credit issued for the account of a Person whose Equity Interests are acquired (including by way of merger, amalgamation or consolidation) by a Loan Party or any of its Subsidiaries in a Permitted Acquisition and outstanding at the time such Person is so acquired, so long as the issuer of such letter of credit then is or becomes a Lender and an Issuing Bank, in each case in accordance with the terms hereof, and such letter of credit complies with, and is subject to, the terms of this Agreement.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral, subject to Liens described in clause (n) of the definition of “Permitted Liens”), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to the sum of (x) one hundred three percent (103%) of the then existing Letter of Credit Usage with respect to any Letters of Credit denominated in Dollars, and (y) one hundred five percent (105%) of the then existing Letter of Credit Usage, with respect to any Letters of Credit denominated in Canadian Dollars, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to the sum of (x) one hundred three percent (103%) of the then existing Letter of Credit Usage with respect to any Letters of Credit denominated in Dollars, and (y) one hundred five percent (105%) of the then existing Letter of Credit Usage, with respect to any Letters of Credit denominated in Canadian Dollars (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of this Agreement.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of this Agreement.

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of this Agreement.

“Letter of Credit Sublimit” means $~~500,000,000~~625,000,000 (or in the case of Letters of Credit denominated in Canadian Dollars, the Dollar Equivalent of $10,000,000), as the same may be adjusted in accordance with the terms hereof.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, hypothec, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement ~~of any kind or~~in the nature ~~whatsoever~~of a security interest, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Limited Condition Transaction” means (a) any Permitted Acquisition, similar permitted Investment and/or any other transaction, incurrence, grant, disposition or undertaking other than, in any such case, any Restricted Payment, other than to the extent that such Restricted Payment is being made in connection with a Limited Condition Transaction, by Administrative Borrower and/or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing, or any asset sale which is subject to a legally binding written contract or (b) any repayment, repurchase or refinancing of Indebtedness or other obligations with respect to which an irrevocable notice of repayment (or similar irrevocable notice) is required to be delivered.

“Loan” means any Revolving Loan, Swing Loan, or Extraordinary Advance made (or to be made) hereunder.

“Loan Account” has the meaning specified therefor in Section 2.9 of this Agreement.

“Loan Documents” means this Agreement, the Bank Product Agreements, any Borrowing Base Certificate, the Fee Letter, the Intercompany Subordination Agreement, the Confirmation ~~Agreements~~Agreement, each Customs Broker/Carrier Agreement, the ABL Intercreditor Agreement and any other intercreditor agreement entered into by Agent pursuant to the terms hereof, any Intermediation Access Agreements, any Issuer Documents, the Letters of Credit, any Extension Offer, the Security Documents, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Restricted Subsidiaries and any member of the Lender Group in connection with this Agreement.

“Loan Limit” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount, and (b) the Borrowing Base as of such date of determination.

“Loan Party” means any Borrower or any Guarantor; provided, that, notwithstanding anything to the contrary set forth in any Loan Document, in no event shall “Loan Party” include any Permitted JV.

“Location Differential” means the premium or discount in Inventory value when comparing price per barrel at the Inventory site to price per barrel at the published trading point, as reasonably determined by Administrative Borrower to reflect the premium or discount attributable to Inventory by virtue of its location.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse effect on, or with respect to (a) the business, results of operations, financial condition, assets or liabilities of Loan Parties and their Restricted Subsidiaries taken as a whole, (b) the ability of Loan Parties and their Restricted Subsidiaries taken as a whole to perform their respective obligations under the Loan Documents, (c) the rights and remedies of Agent, Issuing Banks, Swing Lender, and Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

~~“Material Contract” means, any contract or other arrangement to which any Loan Party or any of their respective Restricted Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.~~

“Material Intellectual Property” means all intellectual property that, as of such applicable time of determination, is owned by, or exclusively licensed to, the Borrowers or any of the Restricted Subsidiaries and is material to the business of the Borrowers and the Restricted Subsidiaries, taken as a whole (as determined by the Borrowers in good faith at the time of such determination).

“Material Loan Party Project” means a Capital Project of any Loan Party, (a) the aggregate capital cost of which (inclusive of any expenditures therefore or in connection therewith made prior to, at or after, the acquisition or commencement thereof) is, or is budgeted to be, equal to or greater than $100,000,000, and (b) designated to be a Material Project by Administrative Borrower by written notice thereof to Agent.

“Material Joint Venture Project” means (a) either a (1) a Capital Project of any Permitted JV for which Administrative Borrower’s and its Restricted Subsidiaries’ share of aggregate capital contribution, in cash or other assets, therefor (inclusive of any expenditures therefor or in connection therewith made prior to, at or after the acquisition or commencement thereof) is, or is budgeted to be, equal to or greater than $50,000,000 or (2) an Existing Operating Asset Project of a Permitted JV for which Administrative Borrower’s and its Restricted Subsidiaries’ share of the aggregate capital contribution, in cash or other assets, therefor (inclusive of the market value of any non-cash assets contributed in connection therewith) is equal to or greater than $50,000,000 and (b) which Capital Project or Existing Operating Asset Project, as applicable, is designated to be a Material Project by Administrative Borrower by written notice thereof to Agent.

“Material Project” means each Material Loan Party Project and each Material Joint Venture Project; provided that, notwithstanding anything herein to the contrary, the Big Spring Refinery wet gas scrubber project shall constitute a Material Project.

“Maturity Date” means the earlier to occur of (a) ~~October 26~~April 9, ~~2027~~2031, and (b) the date that is ninety (90) days prior to the maturity of the Term Loan if, on such date, the outstanding principal amount of the Term Loan is greater than $~~200,000,000~~500,000,000 and cash and/or Cash Equivalents to repay the Term Loan and all related obligations in full is not then held in a segregated account (it being understood that such cash can only be removed from such segregated account to repay the Term Loan and such other obligations and will be excluded from the Borrowing Base).

“Maximum Revolver Amount” means $~~1,100,000,000~~1,250,000,000, as such amount may be (a) decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement, or (b) increased pursuant to Section 2.13(c) of this Agreement.

“Midstream Assets” means (a) assets used primarily for gathering, transmission, compression, distribution, storage, processing, marketing, fractionation, dehydration, stabilization or treatment of natural gas, natural gas liquids, oil or other Hydrocarbons, carbon dioxide or water, in each case, not integral to any refining process or comprising a material integral part of a Refinery (other than a Specified Asset or an Excluded Refinery) and (b) Equity Interests of any Person whose assets primarily consist of assets referred to in clause (a).

“MLP” means Delek Logistics Partners, LP, a Delaware limited partnership.

“MLP GP” means Delek Logistics GP, LLC, a Delaware limited liability company.

“MLP Subsidiaries” means, together, (a) the MLP and the MLP GP, (b) any other publicly traded limited partnership (a “Future MLP”) with one or more classes of securities registered under the Securities Act of 1933 or the Securities Exchange Act of 1934 (i) in which Administrative Borrower and/or one or more of its Restricted Subsidiaries has direct or indirect ownership interest, (ii) whose general partner is controlled directly or indirectly by Administrative Borrower and (iii) that is engaged in a business that generates “qualifying income” within the meaning of Section 7704(d) of the IRC, (c) the general partner of any entity described in clause (b) of this definition (a “Future MLP GP”) and (d) all direct or indirect Subsidiaries of the foregoing.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any ~~Loan Party, Subsidiary or~~Borrower or any ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Cash Proceeds” means, with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Restricted Subsidiaries, the aggregate amount of cash and Cash Equivalents received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses, and any premium and/or payment or prepayment costs related thereto and required to be paid by such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence, and (ii) Taxes paid, payable or reasonably expected to be payable to any taxing authorities by such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash and Cash Equivalents, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction.

~~“Net Orderly Liquidation Value” means, as to Eligible C-Store Inventory, at any time, the value of such Eligible C-Store Inventory, determined on an orderly liquidation basis, reduced by commissions, fees, costs and expenses reasonably contemplated in connection with the liquidation thereof, which value is expressed as a percentage of Cost of Eligible C-Store Inventory as set forth in the inventory stock ledger of the applicable Loan Party, which value shall be as set forth in the most recent appraisal received by Agent from an appraisal company selected by Agent, as to the Eligible C-Store Inventory, in form, scope, and methodology acceptable to Agent and performed by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is permitted to rely.~~

“Non-Base Rate” means ~~Adjusted~~ Term SOFR or ~~Adjusted~~ Daily Simple SOFR, as applicable; provided, that, with respect to Obligations denominated in Canadian Dollars, Non-Base Rate means ~~Adjusted~~ Term CORRA.

“Non-Base Rate Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.

“Non-Base Rate Loan” means a Non-Base Rate Revolving Loan.

“Non-Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Non-Base Rate Notice” means a written notice in the form of Exhibit L-1 to this Agreement.

“Non-Base Rate Option” has the meaning specified therefor in Section 2.12(a) of this Agreement.

“Non-Base Rate Revolving Loan” means a Revolving Loan that bears interest at a rate determined by reference to the applicable Non-Base Rate.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Noticed Bank Product” shall mean any Bank Product Obligation with respect to which the Administrative Borrower and the Bank Product Provider thereof have notified the Agent pursuant to a Bank Product Provider Agreement of the intent to include such Bank Product Obligation as a Noticed Bank Product hereunder and with respect to which a Bank Products Reserve has subsequently been established in the maximum credit exposure thereof.

“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the thirty (30)-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any ~~Loan Party, Subsidiary or~~Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan ~~or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities,~~, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, (e) any other event or condition that ~~would constitute~~constitutes grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with ~~any Employee Benefit Plan or the existence of any facts or circumstances that could reasonably be expected to result in the imposition of a Lien~~Pension Plan, (g) the partial or complete withdrawal of any ~~Loan Party, Subsidiary or~~Borrower or any ERISA Affiliate from a Multiemployer Plan, (h) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (i) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (j) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b), or the determination that any Multiemployer Plan is, or is expected to be, “insolvent ~~or in reorganization~~” within the meaning of Title IV of ERISA, (k) ~~with respect to any Pension Plan, any Loan Party, Subsidiary or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (l)~~ an “accumulated funding deficiency” within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), or the failure of any Pension Plan or Multiemployer Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, or (~~m~~l) the failure by any Borrower or any ERISA Affiliate to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan.

“Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations of any Loan Parties under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means ~~The Office of Foreign Assets Control of~~ the U.S. Department of the ~~Treasury~~Treasury’s Office of Foreign Assets Control.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document).

“Other Taxes” means all present or future stamp, court~~, excise, value added, or~~ or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.13(c)).

“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11.

“PACA” means the Perishable Agriculture Commodities Act, 1930 and all regulations promulgated thereunder, as amended from time to time.

“PASA” means the Packers and Stockyard Act, 1921 and all regulations promulgated thereunder, as amended from time to time.

“Paid But Unexpired Standby Letters of Credit” means, during a Post Supplier Payment Period, the undrawn amount under an outstanding standby Letter of Credit issued to support the purchase of Petroleum Inventory of Loan Parties as of such date of determination where the supplier of such Petroleum Inventory in connection with which such standby Letter of Credit was specifically issued has been paid in full and therefore is not otherwise entitled to draw on such standby Letter of Credit, in whole or in part.

“Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Participant Register” has the meaning specified therefor in Section 13.1(i) of this Agreement.

“~~Patriot Act~~Patent Security Agreement” has the meaning specified for the term “Patent Security Agreement”therefor in ~~Section 4.13 of this~~the Guaranty and Security Agreement.

~~“Payment in Full” or “payment in full” has the meaning specified therefor in Section 1.4 of this Agreement.~~

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001).

“Payment Conditions” means, with respect to the making of any payment, consummation of any acquisition or Investment or making of any Restricted Payment, on a pro forma basis immediately after giving effect thereto, (a) no Specified Event of Default has occurred and is continuing or would result therefrom, (b) for the thirty (30) days immediately preceding such payment, acquisition, Investment or Restricted Payment, Average ~~Excess~~Adjusted Availability is greater than the greater of (i) $100,000,000 and (ii) twelve and one-half percent (12.5%) of the Loan Limit (such greater amount, the “Tier 1 Availability Threshold”), (c) immediately prior to such payment, acquisition or Restricted Payment, ~~Excess~~Adjusted Availability is greater than the Tier 1 Availability Threshold, and (d) the Fixed Charge Coverage Ratio for the Reference Period most recently then ended is greater than 1.0:1.0; provided, that, the condition set forth in this clause

(d) shall not apply if (x) for the thirty (30) days immediately preceding such payment, acquisition, Investment or Restricted Payment, Average ~~Excess~~Adjusted Availability is greater than the greater of (i) $~~140,000,000~~150,000,000 and (ii) ~~seventeen and one-half~~fifteen percent (~~17.5~~15%) of the Loan Limit (such greater amount, the “Tier 2 Availability Threshold”), and (y) immediately prior to such payment, acquisition, Investment or Restricted Payment, ~~Excess~~Adjusted Availability is greater than the Tier 2 Availability Threshold~~, and (e) Administrative Borrower shall have delivered to Agent evidence of satisfaction of the conditions contained in clauses (b), (c) and (d) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to Agent.~~.

“Payment in Full” or “payment in full” has the meaning specified therefor in Section 1.4 of this Agreement.

“Payment Recipient” has the meaning specified therefor in Section 17.20 of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, ~~which~~that is (i) subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code and (ii) sponsored, maintained, or contributed to by any ~~Loan Party, Subsidiary or~~Borrower or any ERISA Affiliate, or to which any ~~Loan Party, Subsidiary or~~Borrower or any ERISA Affiliate has any liability, contingent or otherwise~~, but for greater certainty, shall exclude any Canadian Pension Plan and Canadian Defined Benefit Pension Plan~~.

“PEP” means Politically Exposed Person.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement.

~~“Perishable Inventory” means inventory consisting of meat, dairy, cheese, seafood, produce, prepared meals, delicatessen, non-artificial floral products and bakery goods and other similar categories of Inventory which have a short shelf life.~~

“Permitted Acquisition” means any Acquisition so long as:

(a) ~~no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and~~ the proposed Acquisition is consensual,

(b)  no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party or any of its Restricted Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of Administrative Borrower or its Restricted Subsidiaries as a result of such Acquisition other than Permitted Liens,

(c)  such acquisition or Investment is not a hostile acquisition or take-over,

~~(c) to the extent the aggregate consideration payable in connection with such Acquisition exceeds $100,000,000, Administrative Borrower has provided Agent with written information (which information is provided for informational purposes only, it being agreed that compliance with the financial covenants set forth in Section 7 is not required in connection with the deliveries required under this subsection (c)), supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Administrative Borrower and Agent) created by adding the historical combined financial statements of Administrative Borrower (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, with respect to the financial covenants in Section 7 of this Agreement for the Reference Period applicable to the most recently delivered Compliance Certificate issued by Administrative Borrower to Agent prior to the proposed date of consummation of such proposed Acquisition (irrespective of whether such covenant was then being tested),~~

~~(d) to the extent the aggregate consideration payable in connection with such Acquisition exceeds $100,000,000, Administrative Borrower has provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one (1) year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent,~~

~~(e) the assets being acquired or the Person whose Equity Interests are being acquired did not have negative EBITDA during the twelve (12) consecutive month period most recently concluded prior to the date of the proposed Acquisition (which calculation may be made net of the amount of cost savings and operating expense reductions reasonably projected by Administrative Borrower to be realized by such entity as a result of actions taken or to be taken in connection with such acquisition),~~

~~(f) Administrative Borrower has provided Agent with written notice of the proposed Acquisition at least ten (10) days prior to the anticipated closing date of the proposed Acquisition and, not later than five (5) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition,~~

(~~g~~d) the assets being acquired (other than a de minimis amount of assets in relation to Loan Parties’ and their Restricted Subsidiaries’ Total Assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, ~~the~~

~~business of Loan Parties and their Restricted Subsidiaries or a business reasonably related thereto,~~a Similar Business, and

(e) the Payment Conditions (provided, that, for purposes of this clause (e), clause (a) of the definition of “Payment Conditions” shall be modified to read, “no Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing or would result therefrom”) shall then be satisfied (subject to Section 1.11).

~~(h) the subject assets or Equity Interests, as applicable, are being acquired directly by a Loan Party or one of its Restricted Subsidiaries that is a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of this Agreement, as applicable, of this Agreement and, in the case of an acquisition of Equity Interests, the Person whose Equity Interests are acquired shall become a Loan Party and the applicable Loan Party shall have demonstrated to Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties, and~~

~~(i) the Payment Conditions shall then be satisfied.~~

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means:

(a) sales, abandonment, or other dispositions of Equipment or any other assets that has become worn out, damaged, or obsolete or no longer used or useful in the ordinary course of business of the Loan Parties and their Restricted Subsidiaries and sales or dispositions of other property (other than any Refinery or property constituting Revolving Priority Collateral) pursuant to scheduled turnarounds, maintenance, and equipment and facility updates, in each case in the ordinary course of business and consistent with past practice,

(b) sales or other dispositions of inventory, Renewable Identification Numbers and biodiesel credits in the ordinary course of business, consistent with past practices and not for speculative purposes, including dispositions of inventory pursuant to, or arising from or related to Intermediation Facilities otherwise permitted by this Agreement,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents or the unwinding of any Hedge Agreement permitted to be incurred hereunder,

(d) the sale, assignment, disposition, transfer, licensing, sublicensing or cross-licensing, in each case, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property ~~rights~~ in the ordinary course of business or not materially interfering with the business of any Borrower or Restricted Subsidiary,

(e) the granting of Permitted Liens and the disposition of any assets or rights resulting from the enforcement thereof, subject to the terms of any applicable intercreditor agreement with Agent (including, without limitation, the ABL Intercreditor Agreement) then in effect, and subject to compliance with all Applicable Laws,

(f) the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts or Eligible Credit Card Receivables) arising in the ordinary course of business, but only in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings with respect to the applicable account debtor,

(g) any involuntary loss, theft, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) any transfer of property in connection with a sale and leaseback transaction not to exceed ~~$120,000,000~~10% of Total Assets of Administrative Borrower (measured at the time of such transfer) in the aggregate for all such transfers ~~during the term of this Agreement~~after the Amendment No. 4 Effective Date,

(j) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Administrative Borrower, or of Equity Interests by any Restricted Subsidiary to another Restricted Subsidiary, in either case that does not result in a Change of Control hereunder,

(k) ~~(i)~~ the lapse ~~of registered~~, abandonment, failure to maintain or renew, dedication to the public domain or cancellation of patents, trademarks, copyrights and other intellectual property of ~~Administrative~~any Borrower or any of ~~its~~their Restricted Subsidiaries to the extent that the continued registration or existence thereof is not ~~economically~~ desirable in the conduct of its business or ~~(ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse~~such lapse, abandonment, failure to maintain or renew, dedication to the public domain or cancellation is not materially adverse to the ~~interests of the Lender Group~~business of the Borrowers and the Restricted Subsidiaries taken as a whole,

(l) the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,

(m) the making of Permitted Investments,

(n) ~~so long as no Event of Default has occurred and is continuing or would immediately result therefrom,~~ transfers of assets (including Equity Interests) (i) between, among or to Loan Parties, ~~and~~ (ii) between or among Restricted Subsidiaries that are not Loan Parties, and (iii) from a Restricted Subsidiary that is not a Loan Party to a Loan Party; provided, that, in the case of the foregoing clauses (ii) and (iii), only so long as no Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing;

(o) dispositions of assets acquired by Loan Parties and their Restricted Subsidiaries pursuant to a Permitted Acquisition consummated within twelve (12) months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Loan Parties and their Restricted Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition,

(p) the transfer of assets in connection with ordinary course refurbishments or exchanges of catalysts, including platinum or similar precious metals and related products, necessary or useful for the operation of Refineries,

(q) dispositions of Equity Interests in any Unrestricted Subsidiary,

(r) dispositions of any Permitted JV Investment,

(s) dispositions of Specified Assets,

(t) dispositions with respect to which (i) a Loan Party or a Restricted Subsidiary of a Loan Party receives consideration at the time of such disposition at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, and (ii) at least seventy-five percent (75%) of the consideration therefor received by Administrative Borrower or such Restricted Subsidiary is in the form of cash, Cash Equivalents or replacement assets used or useful to the business or a combination of the foregoing (it being understood that, for purposes of this clause (ii), each of the following shall be deemed to be cash:

~~(i)~~ (i) any liabilities (as shown on Administrative Borrower’s or such Restricted Subsidiary’s most recent balance sheet) of a Loan Party or such Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Loans or any ~~Guaranty~~guaranty and liabilities to the extent owed to a Loan Party or any Subsidiary of a Loan Party) that are assumed by the transferee of any such assets pursuant to a written customary assignment and assumption agreement that releases such Loan Party or such Restricted Subsidiary from further liability therefor;

~~(ii)~~ (ii) any securities, notes or other obligations received by a Loan Party or such Restricted Subsidiary from such transferee that are converted by such Loan Party or such Restricted Subsidiary into cash within one hundred eighty (180) days after the date of such disposition (to the extent of the cash received in that conversion);

~~(iii)~~ (iii) any Designated Non-Cash Consideration received by a Loan Party or any of its Restricted Subsidiaries in such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) since the ~~Closing~~Amendment No. 4 Effective Date that is at that time outstanding, not to exceed the greater of $~~100,000,000 and two~~200,000,000 and five percent (~~2.0~~5.0%) of Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

~~(iv)~~ (iv) any Permitted MLP Securities received as consideration for a disposition of solely Midstream Assets to any MLP Subsidiary),

(u) other than with respect to Intermediation Facilities, any dispositions pursuant to buy-sell arrangements relating to Hydrocarbons in the ordinary course of business~~, consistent with past practices~~ and not for speculative purposes,

(v) leases or sub-leases and early terminations of leases or sub-leases relating any convenience stores or any assets described in clause (a) of the definition of “Midstream Assets”, in each case in the ordinary course of business,

(w) an issuance of Equity Interests by a Restricted Subsidiary of Administrative Borrower to Administrative Borrower or to another Restricted Subsidiary, ~~and~~

(x) dispositions of any property or assets that are not Revolving Priority Collateral after the Amendment No. 4 Effective Date in an aggregate amount not to exceed the greater of $75,000,000 and ten percent (10%) of EBITDA of Administrative Borrower (measured at the time of such disposition),

(y) dispositions of any property or assets to the extent the consideration for such sale consists solely of the Equity Interests of the MLP, and

(~~x~~z) sales or dispositions of assets (other than Accounts, Inventory, or Equity Interests of Restricted Subsidiaries of Loan Parties) not otherwise permitted ~~in clauses (a) through (w) above~~herein so long as made at fair market value and the aggregate fair market value of all assets disposed of (i) in a single transaction or series of related transactions (including the proposed disposition) would not exceed ~~$35,000,000, or (ii) in reliance on this clause (x) would not exceed $120,000,000 in any twelve (12)-month period,~~10% of the Total Assets of Administrative Borrower (measured at the time of such disposition) in any fiscal year;

provided, that, if as of any date of determination, ~~sales or dispositions (other than~~any Disposition pursuant to clauses (~~a~~i), (~~b~~t)~~, and~~ or (~~c~~z) of this definition~~) by Loan Parties~~ of “Permitted Dispositions”, any Disposition to an Unrestricted Subsidiary, any Disposition to a Permitted Joint Venture, any designation of an Unrestricted Subsidiary or any designation of Excluded Assets, in each case, as permitted herein, by any Loan Party during the period of time from the first (1st) day of the month in which such date of determination occurs until such date of determination, either individually or in the aggregate, ~~involve $50,000,000~~results in ten percent (10%) or more of the total assets included in the Borrowing Base (based on the fair market value of the assets so disposed) (the “Threshold Amount”) being Disposed of to any

Person other than an Loan Party, then Administrative Borrower shall have delivered to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base (prior to consummation of the sale or disposition that causes the assets included in the Borrowing Base that are disposed of during such period to exceed the Threshold Amount).

No Loan Party or Restricted Subsidiary shall dispose of a Refinery (other than any Specified Asset or Excluded Refinery) to any MLP Subsidiary.

Notwithstanding the foregoing or anything to the contrary herein, (x) any sale or other disposition in connection with a sale and leaseback transaction will be deemed to have been incurred in reliance only on clause (i) above, and (y) any Refinery (other than a Specified Asset or an Excluded Refinery) shall only be disposed of in exchange for consideration in the form of 100% cash or Cash Equivalents at the time of such disposition at least equal to the fair market value of such Refinery.

“Permitted Distributions” means Restricted Payments paid in cash or, to the extent obtained as any Permitted Investment in MLP Subsidiaries, Permitted MLP Securities, in either case so long as ~~(i)~~ Administrative Borrower has satisfied the Payment Conditions~~, as determined by Agent in its Permitted Discretion, with regard to each Restricted Payment, and (ii) Administrative Borrower shall have delivered a certificate to Agent including a reasonably detailed calculation of such Payment Conditions; provided, that, Administrative Borrower shall not be required to deliver such certificate in connection with Restricted Payments made pursuant to share repurchase or similar programs in effect from time to time so long as Administrative Borrower shall have delivered to Agent a certificate including a reasonably detailed calculation of the Payment Conditions, giving effect to the reasonably expected maximum amount to be repurchased under such program for any ninety (90) day period at the beginning of such period (or such later date at Agent may agree).~~.

“Permitted Indebtedness” means:

(a) Indebtedness evidenced by this Agreement or the other Loan Documents,

(b) Indebtedness as of the ~~Closing Date~~ Amendment No. 4 Effective Date and, in the case of Indebtedness in excess of $5,000,000, set forth on Schedule 4.14 to this Agreement, and any Refinancing Indebtedness in respect of such Indebtedness,

(c) ~~(i)~~ Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness~~, and (ii) Permitted Retail Store Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,~~ in an aggregate amount, together with any Indebtedness outstanding under clause (aa) of this definition, not to exceed the greater of (x) $500,000,000 and (y) twelve and one-half percent (12.5%) of Total Assets of Administrative Borrower (as determined at the time of incurrence) at any time outstanding,

(d) Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,

(e) Indebtedness (i) under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims in each case incurred in the ordinary course of business and reimbursement obligations in respect of the foregoing; and (ii) consisting of indemnification, Earn-Outs, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Borrowers or any of Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the Permitted Dispositions (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) or Permitted Investments,

(f) unsecured Indebtedness of any Loan Party or any of its Restricted Subsidiaries that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) ~~no Event of Default has occurred and is continuing or would result therefrom, (ii)~~ such unsecured Indebtedness is not incurred for working capital purposes, (~~iii~~ii) such unsecured Indebtedness does not mature prior to the date that ~~is twelve (12) months~~91 days after the Latest Maturity Date, and (~~iv~~iii ) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent, ~~and (v) the only interest that accrues with respect to such Indebtedness is payable in kind,~~

(g) Acquired Indebtedness in an amount not to exceed ~~$12,000,000~~(i) if Adjusted Availability is less than or equal to 15% of the Loan Limit, $100,000,000 outstanding at any one time and (ii) if Adjusted Availability is greater than 15% of the Loan Limit, $200,000,000 outstanding at any one time,

(h) ~~[reserved]~~ letters of credit issued in Canadian Dollars or Euros in an aggregate amount at any time outstanding not to exceed the Dollar Equivalent of $10,000,000,

(i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Administrative Borrower or any of its Subsidiaries in the ordinary course of business, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy or fiscal year for which such Indebtedness is incurred,

(j) the incurrence by any Loan Party or its Restricted Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operations and not for speculative purposes,

(k) to the extent constituting Indebtedness, obligations incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

(l) unsecured Indebtedness of any Loan Party owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party of the Equity Interests of Administrative Borrower that has been issued to such Persons, so long as the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $~~12,000,000~~25,000,000,

(m) without duplication of any amounts permitted to be incurred pursuant to clause (e)(ii) above, unsecured Indebtedness owing to sellers of assets or Equity Interests to a Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) the aggregate principal amount for all such unsecured Indebtedness does not exceed $~~34,375,000~~200,000,000 at any one time outstanding, (ii) is subordinated to the Obligations on terms and conditions and pursuant to documentation reasonably acceptable to Agent, and (iii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent,

(n) ~~[reserved],~~ Indebtedness secured by Liens on Real Property outstanding at any one time not to exceed the greater of $250,000,000 and ten percent (10%) of Total Assets of Administrative Borrower (as determined at the time of incurrence),

(o) Indebtedness constituting Permitted Investments,

(p) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business; provided, that, such Indebtedness is extinguished within five Business Days of its incurrence,

(q) guarantees (including by virtue of acting as a co-obligor in respect of Indebtedness) of Indebtedness of a Permitted JV or an Unrestricted Subsidiary in an aggregate principal amount at any time outstanding under this clause (q) not to exceed the greater of $~~180,000,000 and two and one-half~~200,000,000 and five percent (~~2.50~~5.0%) of Total Assets of Administrative Borrower (~~measured~~as determined at the time of incurrence),

(r) the unsecured guarantee (i) by any Loan Party in respect of Permitted Indebtedness of any other Loan Party and (ii) by Borrowers or any Restricted Subsidiary in respect of Permitted Indebtedness of any non-Guarantor Restricted Subsidiary to the extent such guarantee constitutes a Permitted Investment pursuant to clause (q)(ii) of the definition thereof,

(s) ~~[reserved],~~ Indebtedness of any Permitted JV or any non-Guarantor Restricted Subsidiary in an aggregate principal amount at any time outstanding under this clause (s) not to exceed the greater of $200,000,000 and five percent (5.0%) of Total Assets of Administrative Borrower (as determined at the time of incurrence),

(t) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

(u) Indebtedness incurred in connection with ordinary course refurbishments or exchanges of catalysts, including platinum or similar precious metals and related products, necessary or useful for the operation of the Refineries,

(v) ~~[reserved],~~ Permitted Subordinated Indebtedness subject to (i) no Event of Default shall have occurred and be continuing and (ii) Administrative Borrower shall be in pro forma compliance with the financial covenant in Section 7, in each case, at the time of the incurrence of such Indebtedness,

(w) Indebtedness in respect of Permitted Intercompany Advances,

(x) Indebtedness ~~in~~ under the Term Loan Documents and any Refinancing Indebtedness (including Credit Agreement Refinancing Indebtedness (as defined in the Term Loan Agreement as in effect as of the date hereof)) in respect thereof, in each case, subject to the ABL Intercreditor Agreement,

~~(y) [reserved],~~

(y) Indebtedness incurred in the form of any fixed-asset priority financing (including senior secured notes or a term loan credit facility) in an aggregate amount not to exceed $750,000,000 at any time outstanding and any Refinancing Indebtedness thereof; provided, that any such Indebtedness may be secured by a junior lien on the Revolving Priority Collateral and provided, further, that any such Indebtedness that is secured by a lien on the Term Priority Collateral must be secured on a junior lien basis to the Agent’s lien on such Term Priority Collateral to the extent Agent has a lien on such Term Priority Collateral (or to the extent Agent is entitled to have a lien on such Term Priority Collateral pursuant to the terms of the Loan Documents),

(z) Indebtedness incurred to finance participation in contango market opportunities with respect to Hydrocarbons not to exceed ~~an aggregate principal amount of $180,000,000 at any time outstanding~~ten percent (10%) of Total Assets of Administrative Borrower (as determined at the time of incurrence),

(aa) Indebtedness in connection with a sale-leaseback transaction otherwise expressly permitted under this Agreement in an aggregate ~~principal amount not to exceed $120,000,000~~ amount, together with any Permitted Purchase Money Indebtedness and any Refinancing Indebtedness outstanding under clause (c) of this definition, not to exceed the greater of (x) $500,000,000 and (y) twelve and one-half percent (12.5%) of Total Assets of Administrative Borrower (as determined at the time of incurrence) at any time outstanding,

(bb) ~~Indebtedness consisting of the obligations under the Reliant Revolver~~ [reserved],

(cc) [reserved],

(dd) Indebtedness of any Loan Party and its Restricted Subsidiaries, if the TL Fixed Charge Coverage Ratio for Administrative Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00:1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and any Refinancing Indebtedness in respect of such Indebtedness,

(ee) without duplication of any amounts permitted to be incurred pursuant to clause (f) above, Indebtedness incurred in connection with a Permitted Acquisition, provided, that, on a pro forma basis, after giving effect to the Incurrence thereof, (i) Administrative Borrower could incur at least $1.00 of Indebtedness under clause (dd) above or (ii) the TL Fixed Charge Coverage Ratio is higher than immediately prior to such transaction, and any Refinancing Indebtedness in respect of such Indebtedness,

(ff) [reserved],

(gg) [reserved],

(hh) to the extent constituting Indebtedness, buy-sell arrangements (other than Intermediation Facilities) with respect to Hydrocarbons and Renewable Identification Numbers, in each case incurred in the ordinary course of business~~, consistent with past practices~~ and not for speculative purposes,

(ii) to the extent constituting Indebtedness, obligations with respect to Intermediation Facilities otherwise permitted hereunder, in each case not incurred ~~in the ordinary course of business, consistent with past practices and not~~ for speculative purposes,

(jj) to the extent permitted under the Term Loan Agreement (as in effect as of the date hereof or as subsequently amended to the extent permitted by the definition of “Incremental Equivalent Debt”), Incremental Equivalent Debt,

(kk) to the extent (if any) constituting Indebtedness, customary credit support, capital contribution requirements and/or indemnities in respect of tax credit monetization transactions (including monetization of “45Q” or other similar tax credits via tax equity partnership flip transactions, tax credit transfers, preferred equity monetizations or otherwise), and

(~~kk~~ll) any other ~~unsecured~~ Indebtedness incurred by any Loan Party or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed, at any one time, the greater of (i)  $~~180,000,000~~250,000,000 , and (ii) ~~two and one-half~~ten percent (~~2.50~~10%) of Total Assets (~~measured~~as determined at the time of incurrence) (the “General Debt Basket”), minus any portion of the General Debt Basket reallocated to clause (ee) of the definition of “Permitted Investments”.

No Borrower will incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of such Borrower unless it is subordinate in right of payment to the Obligations to the same extent. No Borrower will permit any Guarantor to incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s guarantee of the Obligations to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of any Borrower or any Guarantor, as applicable, solely by reason of any Liens or guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into any intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Notwithstanding the foregoing or anything to the contrary herein, all Indebtedness incurred under the Loan Documents will be deemed to have been incurred in reliance only on clause (a) above, all Indebtedness incurred under the Term Loan Documents will be deemed to have been incurred in reliance only on clause (x) above, and all Indebtedness in respect of Hedge Agreements will be deemed to have been incurred in reliance only on clause (j) above. ~~For purposes of determining compliance with Section 6.1, except with respect to clauses (j) and (x) above, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in clauses (b) through (kk) above (other than clauses (j), (k), (o), (x), (y), (bb), (cc), (dd), or (jj)), or is entitled to be incurred pursuant to clause (dd) above, Administrative Borrower will be permitted to classify such item of Indebtedness at the time of its incurrence in any manner that complies with this definition and Section 6.1. In addition, except with respect to clauses (j) and (x) above, any Indebtedness originally classified as incurred pursuant to clauses clauses (b) through (kk) above (other than clauses (j), (k), (o), (x), (y), (bb), (cc), (dd), or (jj)), above may later be reclassified by Administrative Borrower such that it will be deemed as having been incurred pursuant to another of such clauses or pursuant to clause (dd) above to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification, it being understood that (x) any such reclassification shall constitute usage of such other clause(s) in an amount equal to the amount of such Indebtedness being reclassified, and (y) under no circumstances shall any reclassification constitute an increase in the aggregate amount of Indebtedness permitted pursuant to the clauses relied on in respect of the original classification and the reclassification.~~

Notwithstanding the foregoing or anything to the contrary herein, the maximum amount of Indebtedness that may be incurred pursuant to Section 6.1 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

“Permitted Intercompany Advances” means:

(a) loans made, dividends or distributions paid, or Investments made, by a Loan Party (i) to or for the benefit of another Loan Party, or (ii) to or for the benefit of a non-Loan Party to the extent, in the case of this clause (ii), constituting a Permitted Investment pursuant to clause (q)(ii) of such definition,

(b) loans made, dividends or distributions paid, or Investments made, by a non-Loan Party to or for the benefit of another non-Loan Party, and

(c) loans made, dividends or distributions paid, or Investments made, by a non-Loan Party to or for the benefit of a Loan Party, so long as, (i) in the case of a loan, the parties thereto are party to the Intercompany Subordination Agreement or another subordination agreement in form and substance satisfactory to Agent, and (ii) in the case of dividends or distributions or Investments, no amounts in respect thereof are repaid or required to be repaid by a Loan Party prior to the Payment in Full of all Obligations hereunder and the termination of this Agreement in accordance with its terms, but in the case of this clause (ii), without limitation upon the rights of the Loan Parties under Section 6.7 or 6.9 (other than references to Permitted Intercompany Advance).

“Permitted Intercompany Advances” shall not include any cash dividends or distributions made pursuant to Section 6.7(a), (b), or (e).

“Permitted Investments” means:

(a)  Investments in cash and Cash Equivalents,

(b)  Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c) (i) advances made in connection with purchases of goods or services in the ordinary course of business, and (ii) advances or other loans to customers or suppliers in the ordinary course of business and endorsements for collection of deposits arising in the ordinary course of business,

(d)  Investments received in satisfaction of claims or judgments or settlement of amounts due to any Loan Party or any of its Restricted Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Restricted Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Restricted Subsidiaries,

(e)  Investments owned by any Loan Party or any of its Restricted Subsidiaries on ~~the Closing Date and~~Amendment No. 4 Effective Date or made pursuant to legally binding written contracts in existence on the Amendment No. 4 Effective Date, and in the case of any such Investments (or series of related Investments) having a fair market value in excess of $5,000,000, such Investments (or series of related Investments) are set forth on Schedule P-1 to this Agreement~~,~~ and any modification, replacement, renewal, reinvestment or extension thereof that does not increase the value thereof,

(f)  guarantees and/or other credit support or indemnities permitted under the definition of Permitted Indebtedness,

(g)  Permitted Intercompany Advances,

(h)  Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Restricted Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)  to the extent constituting Investments, deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j) (i) non-cash loans and advances to employees, officers, and directors of a Loan Party or any of its Restricted Subsidiaries for the purpose of purchasing Equity Interests in Administrative Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Administrative Borrower, and (ii) loans and advances to employees and officers of a Loan Party or any of its Restricted Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $250,000 at any one time,

(k)  Permitted Acquisitions,

(l)  Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of Administrative Borrower),

(m)  Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (g) of the definition of Permitted Indebtedness,

(n)  equity Investments by any Loan Party in any Restricted Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by Applicable Law,

(o)  Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(p)  Investments of any Loan Party or its Restricted Subsidiaries under Hedge Agreements that are incurred in the ordinary course of business, consistent with past practices, and are for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operations and not for speculative purposes,

(q) (i) Investments in Guarantors, ~~and~~ (ii) ~~so long as no Event of Default then exists or would result therefrom, Permitted JV Investments and~~ Investments in non-Guarantor Restricted Subsidiaries ~~and Unrestricted Subsidiaries,~~ in an aggregate amount not to exceed, as to all Investments made in reliance on this clause (q)(ii), in any twelve (12) month period from and after the ~~Closing Date, the sum of (x) $60,000,000, plus (y) the excess of $60,000,000 over the amounts actually invested in the immediately preceding twelve (12) month period (it being understood that any~~Amendment No. 4 Effective Date, ten percent (10%) of the Total Assets of Administrative Borrower (as

determined at the time of Investment), (iii) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed, as to all Investments made in reliance on this clause (q)(~~ii) shall be deemed to have been made first pursuant to the foregoing clause (y)),~~iii), in any twelve (12) month period from and after the Amendment No. 4 Effective Date, two and one-half percent (2.5%) of the Total Assets of Administrative Borrower (as determined at the time of Investment),

(r) ~~cash or non-cash~~ Investments in the MLP, up to an aggregate amount not to exceed, in any twelve (12) month period from and after the ~~Closing Date, the sum of (x) $60,000,000, plus (y) the excess of $60,000,000 over the amounts actually invested in the immediately preceding twelve (12) month period (it being understood that any Investments made in reliance on this clause (r) shall be deemed to have been made first pursuant to the foregoing clause (y)),~~ Amendment No. 4 Effective Date, $200,000,000, plus (y) additional unlimited Investments if the Payment Conditions are satisfied (provided, that, for purposes of this clause (r), clause (a) of the definition of “Payment Conditions” shall be modified to read, “no Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing or would result therefrom”),

(s) Investments constituting Permitted MLP Securities obtained as consideration from any Permitted Disposition to MLP Subsidiaries,

(t) any Investment made as a result of the receipt of non-cash consideration from a disposition that was made pursuant to and in compliance with, or in connection with a disposition of assets permitted under Section 6.4 (other than clause (l) of the definition of “Permitted Disposition”),

(u) Investments made in exchange for Equity Interests (other than Disqualified Equity Interests) of Administrative Borrower,

(v) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of Administrative Borrower) of, Equity Interests (other than Disqualified Equity Interests) of Administrative Borrower,

(w) commission, payroll, travel and similar advances to officers and employees of Administrative Borrower or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP, ~~and~~

~~(x) other Investments, if the Payment Conditions have then been satisfied;~~

(x) Investments (other than an Investment in an Unrestricted Subsidiary) of a Restricted Subsidiary acquired after the Amendment No. 4 Effective Date or of a Person merged or amalgamated or consolidated into any Borrower or Restricted Subsidiary as permitted hereunder after the Amendment No. 4 Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; provided, that the Loan Parties shall be in compliance with Section 6.3 after giving effect thereto,

(y) Investments in any Permitted JVs or any Material Joint Venture Project, up to an aggregate amount not to exceed, in any twelve (12) month period from and after the Amendment No. 4 Effective Date, $200,000,000, plus (y) additional unlimited Investments if the Payment Conditions have then been satisfied (provided, that, for purposes of this clause (y), clause (a) of the definition of “Payment Conditions” shall be modified to read, “no Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing or would result therefrom”),

(z) Investments in Similar Businesses, up to an aggregate amount not to exceed, in any twelve (12) month period from and after the Amendment No. 4 Effective Date, $200,000,000, plus (y) additional unlimited Investments if the Payment Conditions are satisfied (provided, that, for purposes of this clause (z), clause (a) of the definition of “Payment Conditions” shall be modified to read, “no Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing or would result therefrom”),

(aa) to the extent (if any) constituting Investments, customary credit support, capital contribution requirements and/or indemnities in respect of tax credit monetization transactions (including monetization of “45Q” or other similar tax credits via tax equity partnership flip transactions, tax credit transfers, preferred equity monetizations or otherwise),

(bb) Investments in Foreign Subsidiaries that are not Loan Parties for operational, administrative, maintenance, working capital and similar needs made in the ordinary course of business in an aggregate amount not to exceed (i) $35,000,000 (or such larger amount that is reasonably acceptable to Agent) in any fiscal year ending on or before December 31, 2027 or (ii) $10,000,000 (or such larger amount that is reasonably acceptable to Agent) in any fiscal year ending thereafter,

(cc) Investments constituting licenses or sublicenses (i) granted in the ordinary course of business to any person to use intellectual property owned by any Borrower or Guarantor or (ii) not materially interfering with the business of any Borrower or Guarantor,

(dd) other Investments, if the Payment Conditions have then been satisfied (provided, that, for purposes of this clause (dd), clause (a) of the definition of “Payment Conditions” shall be modified to read, “no Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing or would result therefrom”),

(ee) to the extent constituting Investments, any dispositions pursuant to buy-sell arrangements relating to Hydrocarbons in the ordinary course of business and not for speculative purposes, and

(ff) other Investments in an aggregate amount at any time outstanding not to exceed the greater of $200,000,000 and five percent (5.0%) of Total Assets of Administrative Borrower (as determined at the time of incurrence) plus any unused portion of the General Debt Basket plus any unused portion of the General RP Basket plus any unused portion of the General RJDP Basket;

provided, that, Permitted Investments shall not include any Investments with a Refinery (other than any Specified Asset or Excluded Refinery) in or to any MLP Subsidiary or any Person (other than a Loan Party or a Restricted Subsidiary).

Notwithstanding the foregoing, all Investments in the form of loans (A) among Administrative Borrower and its Restricted Subsidiaries or (B) by any holder of Equity Interests in Administrative Borrower or any of its Restricted Subsidiaries in Administrative Borrower or any of its Subsidiaries shall in each case be subordinated to the Obligations on terms reasonably satisfactory to Agent and each party to any such loan shall become a party to an intercreditor agreement or other agreement reasonably satisfactory to Agent, in each case, to the extent required by clause (c) of the definition of “Permitted Intercompany Advances”.

“Permitted JV” means any Person (other than a Restricted Subsidiary) in which Administrative Borrower owns (including ownership through its Restricted Subsidiaries) Equity Interests representing less than 100% of the total outstanding Equity Interests of such Person provided, that such Person is engaged only in the businesses that are permitted for Administrative Borrower and its Restricted Subsidiaries pursuant to Section 6.5.

“Permitted JV Investments” means any Permitted Investment in a Permitted JV.

“Permitted Liens” means:

(a) Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b) Liens for unpaid Taxes that either (i) are not yet delinquent, or (ii) are ~~the subject of Permitted Protests,~~ contested in good faith and a reserve with respect to such obligations is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as required by GAAP.

(c) judgment Liens arising solely as a result of the existence of judgments, orders, requirements to pay issued by a Governmental Authority, or awards that do not constitute an Event of Default under Section 8.3 of this Agreement, and notices of lis pendens and associated rights related to litigation that is the subject of a Permitted Protest,

(d) Liens existing on the Amendment No. 4 Effective Date and, in the case of any such Liens securing Indebtedness with a principal amount in excess of $5,000,000, such Liens are set forth on Schedule P-2 ~~to this Agreement~~, and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided, that, to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the ~~Closing~~Amendment No. 4 Effective Date and any Refinancing Indebtedness in respect thereof,

(e) the interests of lessors under operating leases and licensors under license agreements, in each case with respect only to the subject matter of such leases and licenses,

(f) ~~(i)~~ Liens securing Permitted Purchase Money Indebtedness; provided, that, any such Liens (x) apply only to the assets acquired, constructed, installed or improved with such Indebtedness and related contracts, intangibles, proceeds (including insurance proceeds) and other assets that are incidental thereto (including improvements, accessions thereto and replacements thereof and proceeds and products thereto) and (y) are created within 365 days of such acquisition, construction, installation or improvement~~; and (ii) Liens securing Permitted Retail Store Purchase Money Indebtedness; provided, that, any such Liens (x) apply only to the assets acquired or constructed with such Indebtedness and related contracts, intangibles, and other assets that are incidental thereto (including improvements, accessions thereto and replacements thereof and proceeds and products thereto) and customarily included in a real estate mortgage (but excluding, for the avoidance of doubt, any assets of the type included in the Borrowing Base), and (y) are created within 365 days of such acquisition or construction,~~ ,

(g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, or other similar Liens arising by operation of law, in each case incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, which are not overdue for a period of more than ~~thirty~~sixty (~~30~~60) days, or (ii) are the subject of Permitted Protests,

(h) Liens on amounts deposited in the ordinary course of business to secure Loan Parties’ and their Restricted Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance or to secure public or statutory obligations,

(i) Liens on amounts deposited to secure Loan Parties’ and their Restricted Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business,

(j) Liens on amounts deposited (i) to secure Loan Parties’ and their Restricted Subsidiaries’ reimbursement obligations with respect to surety, performance, release, appeal or similar bonds ~~obtained~~and (ii) cash collateralize letters of credit, in each case, in the ordinary course of business and to the extent such obligations are permitted hereunder,

(k) with respect to any Real Property, survey exceptions, defects in title, encumbrances, easements, encroachments, rights of way, zoning restrictions and other restrictions that do not in the aggregate materially and adversely interfere with ~~or impair the value, use or operation thereof,~~ the ordinary conduct of the business of the Loan Parties and their Restricted Subsidiaries taken as a whole,

(l) non-exclusive licenses and sublicenses of patents, trademarks, copyrights, and other intellectual property rights granted in the ordinary course of business or not materially interfering with the business of any Borrower or Guarantor,

(m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness or under written agreements pursuant to which the original Liens arose, could have secured the original Indebtedness (plus improvements, accessions and replacements to such property or proceeds and products thereof),

(n) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q) Liens solely on any cash earnest money deposits made by any Loan Party or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r) Liens (i) assumed by any Loan Party or its Restricted Subsidiaries or on property of a Person acquired or merged with or into or consolidated with a Loan Party or its Restricted Subsidiaries, in each case, in connection with a Permitted Acquisition that secure Acquired Indebtedness or (ii) on property existing at the time of acquisition thereof by any Loan Party or its Restricted Subsidiaries or at the time the Person holding such ~~Property~~property is merged with or into or consolidated with any Loan Party or its Restricted Subsidiaries, so long as such Liens were not incurred in connection with, or in contemplation of such acquisition, and (iii) in the case of both of (i) and (ii), pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property acquired thereafter of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition and securing the obligations to which the original Liens relate,

(s) Liens (i) incurred in connection with ordinary course refurbishments or exchanges of catalysts, including platinum or similar precious metals and related products, necessary or useful for the operation of the Refineries, or (ii) on metals and the right to receive metals arising out of a sale-leaseback of a catalyst necessary or useful for the operation of refinery assets of Administrative Borrower and its Restricted Subsidiaries, securing obligations of Administrative Borrower or a Restricted Subsidiary in respect of such sale-leaseback transaction, provided, that, such Liens do not encumber any assets other than the catalyst and the related metals and proceeds of the foregoing; provided, further, that, such sale-leaseback of a catalyst shall be entered into in the ordinary course of business, consistent with past practices and not for speculative purposes,

(t) (i) Liens in favor of Term Agent to secure the obligations under the Term Loan Documents, subject to the terms of the ABL Intercreditor Agreement, and Liens securing Incremental Equivalent Debt, Permitted First Priority Refinancing Debt, or Permitted Second Priority Refinancing Debt (in each case, as defined in the Term Loan Agreement as in effect as of the date hereof) and Refinancing Indebtedness (including, without limitation, any Incremental Equivalent Debt described in clause (jj) of the definition of “Permitted Indebtedness”) of any of the foregoing; provided, that, the holders of each such Indebtedness or the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained (if not Term Agent pursuant to the Term Loan Documents), as the case may be, on such holders’ behalf becomes party to the ABL Intercreditor Agreement; and (ii) Liens in favor of the holders of Indebtedness described in clause (jj) of the definition of “Permitted Indebtedness”; provided, that, the holders of any of the Indebtedness under clauses (i) or (ii) above of this clause (t), or the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, on such holders’ behalf becomes party to an intercreditor agreement on substantially the same terms as the ABL Intercreditor Agreement or otherwise in form and substance reasonably satisfactory to Agent to the extent such Indebtedness is secured by the Collateral;

(u) statutory Liens securing First Purchaser Crude Payables arising in the ordinary course of business which are not overdue,

(v) Liens on cash and Cash Equivalents securing Indebtedness described in clause (j) of the definition of “Permitted Indebtedness”,

(w) ~~[reserved],~~ Liens securing Indebtedness under clause (y) of “Permitted Indebtedness” and Permitted Subordinated Indebtedness incurred in accordance with clause (v) of the definition of “Permitted Indebtedness”;

(x) Liens in favor of any Loan Party,

(y) Liens securing Intermediation Facilities otherwise permitted by this Agreement, so long as such Liens solely extend to Intermediation Collateral,

(z) Liens arising from precautionary UCC ~~financing statements or PPSA~~ financing statements regarding operating leases or consignments and “protective” Liens granted in connection with sales permitted hereunder (including sale-leaseback transactions permitted hereunder) that are intended to be “true sales”, or bailment, storage or similar arrangements in which a counterparty holds title to the assets that are the subject of such transaction, including liens granted by the Borrower or a Restricted Subsidiary to the counterparty in Intermediation Facilities, which Liens are intended to protect such counterparty in the event that such transaction is re-characterized as a secured financing and attach only to the assets that are subject of such transaction,

(aa) Liens on the Equity Interests of Unrestricted Subsidiaries or Permitted JVs,

(bb) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases, and Liens arising under, and reserved in rights pursuant to, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other agreements which are customary in any business in which the Borrower and its Restricted Subsidiaries are permitted to engage in pursuant to this Agreement,

(cc) Liens on the assets of any non-Guarantor Restricted Subsidiary ~~that is not a Loan Party~~ securing Indebtedness or other obligations of such Restricted Subsidiary that were permitted by the terms of this Agreement to be incurred,

(dd) Liens not on Revolving Priority Collateral (i) securing Indebtedness permitted to be incurred pursuant to clause (z) of the definition of “Permitted Indebtedness”, and any guarantees of such Indebtedness and (ii) securing Indebtedness or other obligations permitted hereunder and to the extent subordinated to the Liens securing the Obligations on terms and conditions and pursuant to documentation reasonably acceptable to Agent,

(ee) Liens of any Governmental Authority on any trust account established for the benefit of an environmental agency or department to the extent required under Applicable Law,

(ff) Liens not on Revolving Priority Collateral in favor of franchisors in the ordinary course of business securing obligations arising under franchise arrangements (and not, for the avoidance of doubt, any Indebtedness),

(gg) Liens not on Revolving Priority Collateral incurred in the ordinary course of business not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Administrative Borrower and its Restricted Subsidiaries, ~~and~~

(hh) Liens securing Indebtedness under clause (aa) of “Permitted Indebtedness”; provided, that such Lien encumbers only the property subject to the underlying sale-leaseback transaction and related contracts, intangibles, proceeds (including insurance proceeds) and other assets reasonably incidental thereto,

(ii) Liens on any asset designated as an “Excluded Asset” pursuant to clause (xviii) of “Excluded Assets” or on any assets constituting Excluded Assets pursuant to clauses (xvii)(y) and (xvii)(z) of “Excluded Assets”, and

(~~hh~~jj) other Liens which do not ~~secure Indebtedness for borrowed money or letters of credit and as to which the~~encumber assets included in the Borrowing Base in an aggregate amount of the obligations secured thereby does not exceed the greater of $~~1,000,000.~~610,000,000 and fifteen percent (15%) of Total Assets of Administrative Borrower (as determined at the time of incurrence) at any time outstanding.

Notwithstanding the foregoing, all Liens incurred under the Loan Documents will be deemed to have been incurred in reliance only on clause (a) above, and all Liens incurred under the Term Loan Documents will be deemed to have been incurred in reliance only on clause (t) above.

“Permitted MLP Securities” means equity securities (including incentive distribution rights) of a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income Tax purposes) that is an MLP Subsidiary and has a class of equity securities traded on the New York Stock Exchange, the NYSE AMEX Equities or the Nasdaq Stock Market (or any successor thereof).

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations~~), Taxes (other than payroll Taxes or Taxes that are the subject of a United States federal tax lien or a requirement to pay issued by a Canadian Governmental Authority~~), or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, (a) Purchase Money Indebtedness consisting of Capitalized Lease Obligations owing by Alon Refining Krotz Springs, Inc. to Linde Inc., a Delaware corporation, pursuant to that certain Amended and Restated Oxygen Supply Agreement dated as of February 1, 2021, in an aggregate outstanding principal amount not to exceed $10,900,000, and (b) other Purchase Money Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation improvement or lease of property, plant or equipment used or useful in the business of Administrative Borrower or a Restricted Subsidiary, in an aggregate amount ~~at any time outstanding~~, together with any Indebtedness incurred pursuant to clause (aa) of Permitted Indebtedness, not to exceed the greater of (x) $~~180,000,000~~500,000,000 and (y) ~~two~~twelve and one-half percent (~~2.5~~12.5%) of Total Assets at any time outstanding~~; provided, that, Permitted Purchase Money Indebtedness shall be without duplication of any Permitted Retail Store Purchase Money Indebtedness~~.

“Permitted ~~Retail Store Purchase Money~~Subordinated Indebtedness” means~~, as of any date of determination, Purchase Money Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of acquisition or construction of retail stores to be operated by Administrative Borrower or a Restricted Subsidiary, in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) one and one-half percent (1.5%) of Total Assets at any time outstanding; provided, that, Permitted Retail Store Purchase Money~~ any

Indebtedness of Loan Party or any Restricted Subsidiary in the form of unsecured or secured loans; provided that in any event, (i) no such Indebtedness shall have a final maturity prior to the date occurring ninety-one (91) days following the Latest Maturity Date determined as of the date such Indebtedness became permitted hereunder and (ii) (a) in the case of secured Indebtedness, that is secured by some or all of the assets comprising Collateral such Indebtedness must be secured on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties and (b) such Indebtedness shall be ~~without duplication of any Permitted Purchase Money Indebtedness~~subordinated to the Obligations pursuant to intercreditor or subordination terms and documentation reasonably satisfactory to the Agent.

“Person” means natural persons, corporations, limited liability companies, unlimited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Petroleum Inventory” means Inventory consisting of Petroleum Products.

“Petroleum Products” means petroleum, crude oil and petroleum products, byproducts and intermediate feed stocks, ethanol and bio-diesel products and other energy-related commodities, including, without limitation, any such products combined or to be combined with petroleum, distilled products, blend components and any other fuel in liquid form approved by Agent.

“Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.13(c) of this Agreement.

“Post Supplier Payment Period” means the period commencing on the date on which a Loan Party shall have paid in full all amounts owed for the purchase of Petroleum Inventory (the “Full Payment Date”) the payment for which was supported by a standby Letter of Credit issued specifically for such purpose and ending on the sooner of (a) eighteen (18) days after the Full Payment Date or (b) the date the original of such standby Letter of Credit is returned to the issuer for cancellation with such instructions for cancellation as such issuer may require.

~~“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided, that, if attachment, perfection or priority of Agent’s Lien on any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Ontario, “PPSA” means those personal property security laws (including the CCQ) in such other jurisdiction in Canada for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.~~

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.13(c) of this Agreement.

“Pro Forma Cost Savings” shall mean an amount equal to the amount of cost savings, operating expense reductions, operating improvements and acquisition synergies (excluding revenue synergies), in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Borrowers (or any successors thereto) or any Restricted Subsidiary within 24 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Administrative Borrower (or any successor thereto)) and are reasonably anticipated to be realized within 24 months after the date of the relevant action or event and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or EBITDA, whether through a pro forma adjustment or otherwise, for such period; and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 24 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

“Product Differential” means the price premium or discount associated with feedstock, product slate or product quality when the quality of the inventory is different than the specifications for the reference market price, as reasonably determined by Administrative Borrower from time to time.

“Projections” means Administrative Borrower’s forecasted (a) consolidated balance sheets, (b) consolidated profit and loss statements, (c) consolidated cash flow statements, (d) projected Borrowing Base, which includes the issuance of Letters of Credit issued on behalf of any Loan Party, and (e) projected Fixed Charge Coverage Ratio calculation; all of the foregoing, as applicable, prepared on a basis consistent with Administrative Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,

(b) with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that, if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolver Commitments had not been terminated and based upon the Revolver Commitments as they existed immediately prior to their termination, and

(c) with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of this Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that, if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of this Agreement.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within three hundred and sixty-five (365) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Administrative Borrower issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by a Loan Party or one of its Restricted Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 17.19 of this Agreement.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Loan Parties and their Restricted Subsidiaries, that is available for use by such Person ~~Party~~ without condition or restriction (other than in favor of Agent), that is in investment accounts, Deposit Accounts or Securities Accounts, or any combination thereof, and which such investment account, Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Administrative Borrower (and not by one or more of its Restricted Subsidiaries) that is not a Disqualified Equity Interest.

“Quarterly Average Excess Availability” means, for any calendar quarter, the daily average of the aggregate amount of the Excess Availability for such calendar quarter.

“Real Property” means any estates or interests in real property now owned or leased or hereafter acquired or leased by any Loan Party or one of its Restricted Subsidiaries and the improvements thereto.

“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts.

“Recipient” means any member of the Lender Group, as applicable.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Period” has the meaning specified therefor in the definition of EBITDA.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon, accrued and unpaid interest on account thereof, and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended,

(c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable, taken as a whole, to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,

(d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

(e) the Indebtedness is not secured by any collateral that was not pledged to secure the Indebtedness so refinanced, renewed, or extended and if the Indebtedness being refinanced was (or was required to be) subject to the ABL Intercreditor Agreement, the holders of such Refinancing Indebtedness (if such Indebtedness is secured) shall become party to the ABL Intercreditor Agreement, providing for the same (or lesser) lien priority, and

(f) the material terms (other than pricing and yield and optional prepayment or redemption provisions) of such Refinancing Indebtedness or of any agreement entered into or of any instrument issued in connection therewith are not, in the aggregate, less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (except for covenants and other provisions applicable only to periods after the Latest Maturity Date).

“Refineries” means, collectively, (a) the Big Spring Refinery, (b) the Krotz Springs Refinery, (c) the El Dorado Refinery, (d) the Tyler Refinery and (e) each other refinery acquired or constructed by Administrative Borrower or a Restricted Subsidiary of Administrative Borrower after the Closing Date.

“Register” has the meaning set forth in Section 13.1(h).

“Registered Loan” has the meaning set forth in Section 13.1(h).

“Related Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Related Transaction” means, with respect to any Limited Condition Transaction, (i) any incurrence of Indebtedness or Liens and (ii) any making of Restricted Payments, Dispositions, Permitted Acquisitions, other Investments or prepayments, repurchases, redemptions, defeasances or other satisfactions of any Indebtedness, in each case of clauses (i) and (ii), undertaken in connection with such Limited Condition Transaction

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing in, into, or through the indoor or outdoor environment.

~~“Reliant Revolver” means that certain revolving loan facility of up to $50,000,000, made available by Reliant Bank to Administrative Borrower, pursuant to, among other things, that certain Loan Agreement dated as of March 28, 2008, by, among others, Reliant Bank and Administrative Borrower, as amended prior to the Closing Date.~~

“Relevant Governmental Body” means (a) with respect to Dollars, the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto; and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars or currencies other than Dollars, (i) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, or (C) a group of those central banks or other supervisors

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address a Release of Hazardous Materials in the indoor or outdoor environment (excluding routine monitoring or sampling of permitted Releases), (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health, safety, or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to a Release or threatened Release of Hazardous Materials required by Environmental Laws.

“Renewable Identification Number” means mean a thirty-eight (38) character numeric code that is generated by the producer or importer of renewable fuel representing gallons of renewable fuel produced/imported and assigned to batches of renewable fuel that are transferred to others such that a change of ownership is effected, or any similar successor instrument thereof.

“Replacement Lender” has the meaning specified therefor in Section 2.13(c) of this Agreement.

“Report” has the meaning specified therefor in Section 15.16 of this Agreement.

“Required Lenders” means, at any time, Lenders having or holding more than fifty percent (50%) of aggregate Revolving Loan Exposure of all Lenders; provided, that, (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (ii) at any time there are two (2) or more Lenders, “Required Lenders” must include at least two (2) Lenders (who are not Affiliates of one another).

“Reserves” means reserves against the Borrowing Base in such amounts, and with respect to such matters, as determined by the Agent as it deems necessary or appropriate in its Permitted Discretion ~~shall deem necessary or appropriate, to establish, maintain and modify (including reserves~~ with respect to the standards and practices applicable to the hydrocarbons market. Reserves may include (a) sums that any Loan Party or its Restricted Subsidiaries is required to pay under any Section of this Agreement or any other Loan Document (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by any Loan Party or its Restricted Subsidiaries to any Person to the extent secured by a Lien on~~, or trust over,~~ any of the Revolving Priority Collateral (other than a Permitted Lien), which Lien ~~or trust, in the Permitted Discretion of Agent likely~~ would have a priority superior or equal to Agent’s Liens or ranks senior in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as Liens ~~or trusts~~ in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, ~~or~~ suppliers~~,~~ or first purchasers other than the Borrower or any of its Restricted Subsidiaries or Liens ~~or trusts~~ for ad valorem, excise, sales, or other Taxes where given priority under Applicable Law, or amounts payable to vendors entitled to the benefits of PACA or PASA, or any similar statute or regulation) in and to such item of the Collateral~~)~~ with respect to the Borrowing Base; provided, that, Agent shall endeavor to notify the Administrative Borrower at or before the time any such Reserve in a material amount is to be established or increased (except that, (A) no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation set forth in this Agreement or previously utilized; (B) no such prior notice shall be required during the continuance of any Event of Default; and (C) no such prior notice shall be required with respect to any Reserve established in respect of any Lien that has priority over Agent’s Liens on the Collateral). The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of any eligibility category shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such Reserve or change in eligibility and shall not be duplicative of any other Reserve established and currently maintained or eligibility criteria. Without limiting the generality of the foregoing, Reserves shall include the Bank Product Reserve, the Dilution Reserve, the First Purchaser Payables Reserve, ~~Inventory~~Landlord Reserves~~,~~ and Receivable Reserves~~, and Canadian Priority Payables Reserves~~.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means to (a) declare or pay (without duplication) any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Administrative Borrower or any of its Restricted Subsidiaries (including any payment in connection with any merger, amalgamation, or consolidation involving Administrative Borrower) or to the direct or indirect holders of Equity Interests issued by Administrative Borrower in their capacity as such (other than dividends, payments or distributions (i) payable in Qualified Equity Interests issued by Administrative Borrower or (ii) to a Loan Party), or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger, amalgamation, or consolidation involving Administrative Borrower) any Equity Interests issued by Administrative Borrower, and (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Administrative Borrower now or hereafter outstanding.

“Restricted Subsidiary” means each direct and indirect Subsidiary of Administrative Borrower that is not an Unrestricted Subsidiary or an MLP Subsidiary.

“Revaluation Date” means (a) with respect to any Revolving Loan denominated in Canadian Dollars, each of the following: (i) each date of a Borrowing of such Revolving Loan, (ii) each date of a continuation of such Revolving Loan pursuant to Section 2.13 of this Agreement, and (iii) such additional dates as Agent shall determine or the Required Lenders shall require, (b) with respect to any Letter of Credit denominated in Canadian Dollars, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing ~~Lender~~Bank under such Letter of Credit, and (iv) such additional dates as Agent or the Issuing ~~Lender~~Bank shall determine or the Required Lenders shall require and (c) with respect to any other Obligations denominated in Canadian Dollars, each date as Agent shall determine unless otherwise prescribed in this Agreement or any other Loan Documents.

“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts or Canadian Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement, and as such amounts may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) hereof.

“Revolver Excess” has the meaning specified therefor in Section 2.4(e)(i).

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.

“Revolving Lender” means a Lender that has a Revolving Loan Exposure or Letter of Credit Exposure.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Revolving Priority Collateral” has the meaning assigned to the term “Revolving Loan Priority Collateral” in the ABL Intercreditor Agreement.

“RFS” means the Renewable Fuel Standard of the United States Environmental Protection Agency in accordance with ~~according to~~ the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007.

“Sanctioned ~~Entity~~Jurisdiction” means ~~(a)~~, at any time, a country ~~or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC or any Canadian Governmental Authority.~~ , territory, or geographical region which is the subject or target of any Sanctions (as of the Amendment No. 4 Effective Date, Cuba, Iran, North Korea, the Crimea, Donetsk, and Luhansk regions of Ukraine, and prior to July 1, 2025, Syria).

“Sanctioned Person” means any Person, at any time ~~(a) any Person named on the list of~~ , that is the subject or target of any Sanctions, including any Person (a) named in any Sanctions-related list, including the OFAC list of “Specially Designated Nationals and Blocked Persons ~~maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Canadian or other Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating~~,” (b) located, organized, or resident in a Sanctioned ~~Entity~~Jurisdiction, or (~~d~~c) any Person directly or indirectly owned or (where relevant under applicable Sanctions) controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (~~c~~b) above.

“Sanctions” means individually and collectively, respectively, any and all economic ~~sanctions, trade sanctions,~~or financial sanctions~~, sectoral sanctions, secondary sanctions,~~ or trade embargoes ~~anti-terrorism laws and other sanctions laws, regulations or embargoes, including those~~ imposed, administered, or enforced from time to time by: (a) the United States ~~of America,~~ (including those administered by ~~OFAC,~~ the U.S. Department of State, ~~the U.S. Department of Commerce, or through any existing or future executive order~~and OFAC), (b) the United Nations Security Council, (c) the European Union or any ~~European Union~~ member state thereof, (d) ~~His Majesty’s Treasury of~~ the United Kingdom~~, (e) any Canadian Governmental Authority~~ (including HM’s Treasury), (e) Canada, or (f) any other Governmental Authority with jurisdiction over any ~~member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates~~party to this Agreement.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second A&R Effective Date”~~means March 30, 2018~~has the meaning ascribed to it in the Existing Credit Agreement.

“Secured Parties” means, collectively, (i) Agent, (ii) the other members of the Lender Group, (iii) the Bank Product Providers, (iv) the Joint Lead Arrangers, the Co-Syndication Agents,

the Documentation Agent, and the other agents party to this Agreement, and (v) any other Person entitled to the benefit of a security interest under any Loan Document.

“Securities Account” means a securities account (as that term is defined in the Code~~, or, to the extent applicable, the PPSA~~).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Document” means ~~any~~the Guaranty and Security Agreement, any Control Agreement, any ~~US Copyright Security Agreement, any Canadian~~ Copyright Security Agreement, any Credit Card Notification, any ~~US~~ Patent Security Agreement, any ~~Canadian Patent Security Agreement, any US~~ Trademark Security Agreement~~, any Canadian Trademark Security Agreement, any Hypothec~~ and any other security agreement or other instrument or document entered into, now or in the future, by any Loan Party or any Restricted Subsidiary in connection with any of the foregoing or Sections 5.11, 5.12 or 5.13.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“Similar Business” shall mean the Business and any other activities permitted by Section 6.5.

“Simple SOFR Determination Day” has the meaning specified therefor in the definition of ~~Adjusted~~ Daily Simple SOFR.

“Simple SOFR Rate Day” has the meaning specified therefor in the definition of ~~Adjusted~~ Daily Simple SOFR.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

~~“SOFR Adjustment” means, for any calculation, 0.10% per annum.~~

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means any Daily SOFR Loan or Term SOFR Loan.

“SOFR Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, ~~and~~ (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under any applicable Insolvency Laws or other Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Assets” means (i) asphalt terminals owned as of the Closing Date, (ii) the Krotz Springs Refinery commodity sales related business, and (iii) the Krotz Springs Refinery logistics assets, in the case of this clause (iii), described on Schedule H-1.

“Specified Event of Default” means any Event of Default under (a) Section 8.1, (b) Section 8.2(a)(i) as a result of the failure to comply with Section 5.2 (with respect to the items required by clause (a) of Schedule 5.2 only), (c) Section 8.2(a)(iii), (d) Section 8.2(a)(iv) ~~or Section 8.2(a)(v)~~ as a result of the failure to comply with ~~Sections~~Section 7(c) ~~or 7~~and (k) of the ~~US~~ Guaranty and Security Agreement or ~~Sections 7(c) or 7(j) of the Canadian Guarantee and~~similar provisions in any other Security ~~Agreement~~Document, (e) Section 8.4, (f) Section 8.5, or (g) ~~Section 8.6, (h)~~ Section 8.7 as a result of any representation, warranty or certification contained in any Borrowing Base Certificate ~~or in any supporting documentation in respect thereof, (i) Section 8.11, or (j) Section 8.13~~.

“Spot Rate” means, for a currency, the rate determined by Agent to be the rate quoted by Agent acting in such capacity as the spot rate for the purchase by Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that, Agent may obtain such spot rate from another financial institution designated by Agent if Agent acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Subordinated Indebtedness” means any unsecured Indebtedness of a Loan Party or its Restricted Subsidiaries incurred from time to time that is expressly subordinated to the Obligations and (a) that is only guaranteed by the Guarantors, (b) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Maturity Date, (c) that does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on any Loan Party in any material respect than any comparable covenant in this Agreement and is otherwise on terms and conditions reasonably acceptable to Agent, (d) shall be limited to cross-payment default and cross-acceleration to designated “senior debt” (including the Obligations), and (e) the terms and conditions of the subordination are reasonably acceptable to Agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, unlimited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity

“Subsequent Transaction” has the meaning specified therefor in Section 1.12 of this Agreement.

“Supermajority Lenders” means, at any time, Lenders having or holding more than sixty-six and two-thirds percent (66 2/3%) of aggregate Revolving Loan Exposure of all Lenders; provided, that, (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are 2 or more Lenders, “Supermajority Lenders” must include at least two (2) Lenders (who are not Affiliates of one another).

“Supported QFC” has the meaning specified therefor in Section 17.19 of this Agreement.

“Suppressed Availability” means as of any date of determination the lesser of (a) the amount (if any, but in no event less than zero) by which the Borrowing Base exceeds the aggregate Revolver Commitments as of such date and (b) an amount equal to 5.0% of the Borrowing Base as of such date.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swing Lender” means Wells Fargo or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of this Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of this Agreement.

“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.

~~“Tax Act” means the Income Tax Act (Canada).~~

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“Taxes” means any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), fees, assessments or other charges in the nature of a tax now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Term Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent for and on behalf of the Term Loan Lenders pursuant to the Term Loan Agreement, and any replacement or successor agent thereunder or in connection with any Refinancing Indebtedness.

“Term CORRA” means,

(a) for any calculation with respect to a Term CORRA Rate Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Rate Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. Toronto time on any Periodic Term CORRA Rate Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Rate Determination Day, and

(b) for any calculation with respect to a Canadian Base Rate Loan on any day, the Term CORRA Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term CORRA Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. Toronto time on any Base Rate Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Base Rate Term CORRA Determination Day~~.~~;

~~“~~provided that if Term CORRA ~~Adjustment” means, for any calculation with respect to a Canadian Base Rate Loan or a Term CORRA Rate Loan, a percentage per annum as set forth below for the applicable type of such Loan and (if applicable) Interest Period therefor:~~as so determined shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.

~~Canadian Base Rate Loans:~~

~~0.29547%~~

~~Term CORRA Rate Loans:~~

~~Interest Period~~	~~Percentage~~
~~One month~~	~~0.29547%~~
~~Three months~~	~~0.32138%~~

“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by Agent in its reasonable discretion).

“Term CORRA Rate Loan” means each portion of a Revolving Loan denominated in Canadian Dollars that bears interest at a rate determined by reference to the ~~Adjusted~~ Term CORRA (other than pursuant to clause (b) of the definition of Canadian Base Rate).

“Term CORRA Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Loan” means the term loans provided by the Term Loan Lenders pursuant to the Term Loan Agreement. As of the ~~Closing~~Amendment No. 4 Effective Date, the outstanding principal balance of the Term Loan is $~~1,250,250,000~~919,125,000.

“Term Loan Agreement” means that certain Amended and Restated Term Loan Credit Agreement, dated as of ~~the Second A&R Effective Date,~~November 18, 2022 by and among Term Agent, Term Loan Lenders, and Administrative Borrower, as amended and in effect as of the ~~date hereof~~Amendment No. 4 Effective Date or as hereafter amended, restated, supplemented or otherwise modified in accordance with this Agreement and the ABL Intercreditor Agreement.

“Term Loan Documents” means the Term Loan Agreement, and all agreements, documents and instruments executed and/or delivered in connection therewith.

“Term Loan Lenders” means the parties from time to time to the Term Loan Agreement as lenders.

“Term Priority Collateral” has the meaning assigned to the term “Term Priority Collateral” in the ABL Intercreditor Agreement.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day~~.~~;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to ~~Adjusted~~ Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Tier 1 Availability Threshold” has the meaning specified therefor in the definition of “Payment Conditions”.

“Tier 2 Availability Threshold” has the meaning specified therefor in the definition of “Payment Conditions”.

“TL Fixed Charge Coverage Ratio” has the meaning assigned to the term “Fixed Charge Coverage Ratio” in the Term Loan Agreement as in effect as of the date hereof.

“Total Assets” means (a) in the case of Administrative Borrower, the total consolidated assets of Administrative Borrower and its Restricted Subsidiaries, as shown on the most recent balance sheet of Administrative Borrower provided to Agent pursuant to Section 5.1 ~~(or, if as of the date of determination, no subsequent balance sheet is required to be delivered for any dates following the Closing Date, then pursuant to Section 3.1)~~, and (b) in the case of any Person or Persons, the total combined or consolidated assets of such Person or Persons, as of the end of the most recent fiscal quarter, in each case calculated in accordance with GAAP and determined on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination.

“Trademark Security Agreement” has the meaning specified for the term “Trademark Security Agreement” in the Guaranty and Security Agreement.

“Tyler Refinery” means the crude oil refinery (other than any Midstream Assets) owned by Delek Refining, Ltd., a Texas limited partnership, and located at or near Tyler, Texas.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the ~~Closing~~Amendment No. 4 Effective Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of Administrative Borrower (other than any MLP Subsidiary) that is designated by the Board of Directors of Administrative Borrower as an Unrestricted Subsidiary pursuant to a board resolution in compliance with conditions set forth below, and any Subsidiary of such Subsidiary. Notwithstanding the provisions set forth above with respect to “Unrestricted Subsidiaries”, Administrative Borrower shall not designate any Subsidiary as an Unrestricted Subsidiary, to the extent that such Subsidiary (i) directly or indirectly owns a Refinery (other than Specified Assets or Excluded Refineries), (ii) is not an “Unrestricted Subsidiary” for purposes of the Term Loan Documents, or (iii) is an MLP Subsidiary. Upon the designation of DK New Energies, LLC and its Subsidiaries as Unrestricted Subsidiaries under the Term Loan Documents at any time after the Amendment No. 4 Effective Date so long as the conditions set forth in Section 6.19 for designating an Unrestricted Subsidiary are otherwise satisfied at such time, DK New Energies, LLC and its Subsidiaries will automatically and without further action by the Administrative Borrower be designated as Unrestricted Subsidiaries under this Agreement.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of this Agreement.

~~“Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage (excluding the amount of outstanding Swing Loans) for the most recently completed calendar quarter as determined by Agent; provided, that, for the period from the Closing Date through and including December 31, 2022, the Unused Line Fee Percentage shall be set at the rate set forth in Level II:~~

~~Level~~	~~Average Revolver Usage~~	~~Unused Line Fee Percentage~~
~~I~~	~~Equal to or greater than $500,000,000~~	~~0.25%~~
~~II~~	~~Less than $500,000,000~~	~~0.30%~~

~~The~~ “Unused Line Fee Percentage ~~shall be re-determined on the first date of each calendar quarter by Agent~~” means, as of any date of determination, 0.25%.

“US Base Rate” means, for any day, the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus one-half of one percentage point (0.50%), (c) Term SOFR for a one month tenor in effect on such day, plus one percentage point (1.0%), provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, that for purposes of clarity, the US Base Rate shall never be lower than 1.00% per annum.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.3(c) and 2.12(b), in each case, such day is also a Business Day.

~~“US Copyright Security Agreement” has the meaning specified for the term “Copyright Security Agreement” in the US Guaranty and Security Agreement.~~

~~“US Guaranty and Security Agreement” means a guaranty and security agreement, dated as of the Second A&R Effective Date, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties to Agent.~~

“~~US Patent Security Agreement~~U.S. Special Resolution Regimes” has the meaning specified ~~for the term “Patent Security Agreement”~~ therefor in ~~the US Guaranty and Security~~Section 17.19 of this Agreement.

~~“US Trademark Security Agreement” has the meaning specified for the term “Trademark Security Agreement” in the US Guaranty and Security Agreement.~~

“Value” or “value” means:

(a) as to each category of Eligible Petroleum Inventory (other than Eligible Petroleum Asphalt Inventory), the market price thereof, determined by using the published or reported price created or distributed by Oil Price Information Service, commonly known as OPIS, and/or Platts Oilgram Price Report, commonly known as Platts, and/or the ARGUS base oils price index, commonly known as ARGUS, plus in each case any Location Differential and Product Differential. In the event OPIS or Platts or ARGUS no longer provides the applicable index, or both Agent and Administrative Borrower determine that either OPIS or Platts or ARGUS no longer accurately provides pricing information for such inventory, after consultation with Administrative Borrower, Agent shall replace it with another comparable index reasonably acceptable to Administrative Borrower or such other index as is customarily used in the industry for the applicable locations for such purposes,

(b) as to Eligible Petroleum Asphalt Inventory, the market price thereof, determined by using the published or reported market price in Poten & Partners, Inc.’s Asphalt Weekly Monitor or other reference source acceptable to Agent in its Permitted Discretion for the location(s) applicable to Loan Parties’ Refineries (the “P&P Asphalt Publication”), plus or minus any Location Differential and Product Differential and plus the cost of any marketable asphalt components, in each case as acceptable to Agent in its Permitted Discretion. In the event the P&P Asphalt Publication no longer provides the applicable index, or both Agent and Administrative Borrower determine that the P&P Asphalt Publication no longer accurately provides market pricing information for asphalt, after consultation with Administrative Borrower, Agent shall replace it with another comparable reference publication or market pricing methodology reasonably acceptable to Administrative Borrower or such other reference publication or market pricing methodology as is customarily used in the industry for the applicable locations for determining the market price of asphalt, and

(c) as to Eligible Renewable Identification Numbers, the price at which such Eligible Renewable Identification Numbers could be purchased or sold for delivery on the date of determination or during the applicable period adjusted to reflect the specifications thereof and the location and transportation differential, determined by using prices (i) on the New York Mercantile Exchange, the COMEX, the London Metal Exchange, the New York Board of Trade, the International Petroleum Exchange, the Intercontinental Commodities Exchange, the Chicago Board of Trade, the Chicago Mercantile Exchange or, if a price for any such Eligible Renewable Identification Numbers (or, in each case, delivery period or location) is not available on such exchanges, such other markets or exchanges recognized as such in the commodities trading industry, including over-the-counter markets and private quotations, or as published in an independent industry recognized source such as OPIS (Oil Price Information Service) or S&P Global Platts, in each case as acceptable to Agent in its Permitted Discretion, or (ii) if such a price for any such Eligible Renewable Identification Numbers is not available in any market or exchange described in clause (i) above, any other exchange or market selected by Agent in its Permitted Discretion on such date, or (iii) if such a price for any such Eligible Renewable Identification Numbers is not available in any market or exchange described in clause (i) or (ii) above, such other value determined pursuant to methodology selected by Agent in its Permitted Discretion after consultation with Administrative Borrower.

For purposes of the calculation of the Borrowing Base, none of the value of Eligible Petroleum Inventory, Eligible Petroleum Asphalt Inventory or Eligible Renewable Identification Numbers shall include: (a) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Loan Party or (b) write-ups or write-downs in value with respect to currency exchange rates.

~~“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.3(c) and 2.12(b), in each case, such day is also a Business Day.~~

~~“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.19 of this Agreement.~~

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement.

“Wells Fargo” has the meaning specified therefor in the preamble to this Agreement.

“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that, if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Administrative Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Administrative Borrower and its Restricted Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern (other than solely as a result of (A) any upcoming maturity date under any Indebtedness, (B) any actual or potential inability to satisfy any financial maintenance covenant (including the financial covenant under Section 7) under any Indebtedness on a future date or in a future period or (C) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) or concerning the scope of the audit. Notwithstanding any changes in GAAP or application of GAAP after the Second A&R Effective Date, any lease of Administrative Borrower or its Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Second A&R Effective Date or as applied on the Second A&R Effective Date (whether such lease is entered into before or after the Second A&R Effective Date) shall not constitute a Capital Lease under this Agreement or any other Loan Document as a result of such changes in GAAP or application thereof unless otherwise agreed to in writing by Administrative Borrower and Required Lenders.

1.3 Code~~and PPSA~~. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that, (a) to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern~~, and (b) to the extent applicable, any such terms used in this Agreement that are defined in the PPSA shall have the meanings ascribed to such terms in the PPSA when used in relation to Collateral subject to the PPSA~~.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference to “province” or like terms in the Loan Documents shall be construed to include “territory” and like terms. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds in the Applicable Currency of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization in the Applicable Currency, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the irrevocable termination of all of the Commitments of the Lenders and of the obligation of the Issuing Banks to issue Letters of Credit. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 14.1 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

1.5 Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one (1) full day.

1.6 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7 Exchange Rates; Currency Equivalents; Applicable Currency.

(a) For purposes of this Agreement and the other Loan Documents, references to the applicable outstanding amount of Revolving Loans, Letters of Credit, Revolver Usage or Letter of Credit Usage shall be deemed to refer to the Dollar Equivalent thereof, unless the context requires otherwise.

(b) For purposes of this Agreement and the other Loan Documents, the Dollar Equivalent of any Revolving Loans, Letters of Credit, other Obligations and other references to amounts denominated in an Applicable Currency or any other currency other than Dollars shall be determined in accordance with the terms of this Agreement. Such Dollar Equivalent shall become effective as of such Revaluation Date for such Revolving Loan, Letters of Credit and other Obligations and shall be the Dollar Equivalent employed in converting any amounts between the Applicable Currencies until the next Revaluation Date to occur for such Revolving Loans, Letters of Credit and other Obligations. Except as otherwise expressly provided herein, the applicable amount of any currency for purposes of the Loan Documents (including for purposes of financial statements and all calculations in connection with the covenants, including the financial covenants) shall be the Dollar Equivalent thereof, and for the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in currencies other than Dollars shall be converted into the Dollar Equivalent of such amount on the date of calculation, comparison, measurement or determination; provided, that, for purposes of determining compliance with respect to any amount of Indebtedness, Investment, sale, other disposition, distribution or payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or sale, other distribution or payment is made. Notwithstanding the foregoing, for the purposes of financial statements and any components of the financial covenant contained in Section 7 derived therefrom, in each case prepared by Borrowers, the Dollar Equivalent of each amount in a currency other than Dollars shall be determined in accordance with GAAP.

(c) Wherever in this Agreement and the other Loan Documents in connection with a borrowing, conversion, continuation or prepayment of a Revolving Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Loan or Letter of Credit is denominated in Canadian Dollars, such amount shall be the same absolute number but in Canadian Dollars.

1.8 [Reserved]~~Québec Matters~~.

~~For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the CCQ, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatory”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership”, and (t) “accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English~~

~~language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.~~

1.9 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.10 Rates. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, ~~Adjusted Term SOFR,~~ Term SOFR, SOFR, ~~Adjusted~~ Daily Simple SOFR, the Term CORRA Reference Rate, ~~Adjusted~~ Term ~~CORRA, Term~~ CORRA or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, ~~Adjusted Term SOFR,~~ Term SOFR, SOFR, ~~Adjusted~~ Daily Simple SOFR, the Term CORRA Reference Rate, ~~Adjusted~~ Term ~~CORRA, Term~~ CORRA or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, ~~Adjusted Term SOFR,~~ Term SOFR, SOFR, ~~Adjusted~~ Daily Simple SOFR, the Term CORRA Reference Rate, ~~Adjusted~~ Term ~~CORRA, Term~~ CORRA, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, ~~Adjusted Term SOFR,~~ Term SOFR, SOFR, ~~Adjusted~~ Daily Simple SOFR, the Term CORRA Reference Rate, ~~Adjusted~~ Term ~~CORRA, Term~~ CORRA or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.11 Certain Determinations.

(a) For purposes of determining compliance with any of the covenants set forth in Section 5 or Section 6 (including in connection with any Increase) at any time (whether at the time of incurrence or thereafter), if any Lien, Investment, Indebtedness, Disposition, Restricted Payment, prepayment of Indebtedness or Affiliate transaction meets the criteria of one, or more than one, of the clauses of the Section or definition permitting such Lien, Investment, Indebtedness, Disposition, Restricted Payment, prepayment of Indebtedness or Affiliate transaction, as the case may be, the Administrative Borrower (i) shall in its sole discretion determine under which clause or clauses of a given Section such Lien, Investment, Indebtedness (other than Indebtedness permitted under clauses (a), (j) and (x) of the definition of “Permitted Indebtedness”), Disposition, Restricted Payment, prepayment of Indebtedness or Affiliate transaction (or, in each case, any portion thereof), as the case may be, is classified and (ii) shall be permitted, in its sole discretion, to make any subsequent redetermination and/or to divide, classify or reclassify under which clause or clauses of a given Section such Lien, Investment, Indebtedness, Disposition, Restricted Payment, prepayment of Indebtedness or Affiliate transaction, as the case may be, is permitted from time to time as it may determine and without notice to Agent or any Lender.

(b) [Reserved].

(c) If any Lien, Investment, Indebtedness, Disposition, Restricted Payment, prepayment of Indebtedness or Affiliate transaction or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any portion of the foregoing) previously divided and classified (or re-divided and re-classified) as set forth above under any provision of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”; including, for the avoidance of doubt, any grower component based on Total Assets) could subsequently be re-divided and re-classified under any provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), such re-division and re-classification from a Fixed Amount to an Incurrence Based Amount shall be deemed to occur automatically, in each case, unless otherwise elected by the Administrative Borrower.

1.12 Limited Condition Transactions . Notwithstanding anything in this Agreement or any other Loan Document to the contrary, when (a) testing availability under any basket set forth in this Agreement, (b) determining compliance with any provision of this Agreement (other than pursuant to Section 7) that requires the calculation of any financial ratio or test, (c) determining compliance with any provision of this Agreement that requires that no Default or Event of Default has occurred, is continuing or would result therefrom or (d) making or determining the accuracy of any representations and warranties, in each case, in connection with any Limited Condition Transaction or any Related Transactions with respect thereto, the date of determination shall, at the option of the Administrative Borrower (the Administrative Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements (and not the time of consummation) for such Limited Condition Transaction are entered into or, in respect of any Limited Condition Transaction described in clause (b) of the definition of “Limited Condition Transaction”, the date of delivery of irrevocable notice or similar event (the “LCT Test Date”), and if, (x) after giving effect to such Limited Condition Transaction and any Related Transactions with respect thereto, on a pro forma basis as if they had occurred at the beginning of the most recent Reference Period ending prior to the LCT Test Date (for income statement purposes) or at the end of such most recent Reference Period (for balance sheet purposes), the Borrowers or any of their Restricted Subsidiaries would have been permitted to consummate such Limited Condition Transaction and such Related Transactions with respect thereto on the relevant LCT Test Date in compliance with such ratio, test, basket or default provision, and (y) no Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred or be continuing on the date such Limited Condition Transaction is consummated, then such ratio, test, basket, default provision, representation or warranty shall be deemed to have been complied with; provided that, notwithstanding the LCT Election made under the foregoing sentence, the Administrative Borrower may elect (in its discretion) to re-determine one or more of clauses (a) through (d) above at the time of consummation of such Limited Condition Transaction (and in the case of clause (d), upon such election, the determination of the accuracy of such representations and warranties shall be made solely on the date of consummation of such Limited Condition Transaction and not the LCT Test Date). For the avoidance of doubt, if the Administrative Borrower has made an LCT Election and any of the ratios, tests, baskets or default provisions for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket or otherwise, including due to fluctuations in EBITDA or Total Assets of the Borrowers or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Administrative Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test, basket availability and any determination of compliance with any default provision, representation or warranty, in each case, with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, Dispositions, Permitted Acquisitions, other Investments, or prepayments, repurchases, redemptions, defeasances or other satisfactions of any Indebtedness, any merger, amalgamation, dissolution, liquidation or consolidation or any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary (each of the foregoing, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated (or, if applicable, the irrevocable notice of similar event is terminated or expires) without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test, basket, default provision, representation or warranty shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and any Related Transactions with respect thereto have been consummated.

2	LOANS AND TERMS OF PAYMENT.

2.1 Revolving Loans~~.~~.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans in Dollars (“Dollar Revolving Loans”) and in Canadian Dollars (“Canadian Revolving Loans”, which together with the Dollar Revolving Loans, are referred to herein as “Revolving Loans”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:

(i) such Lender’s Revolver Commitment, or

(ii) such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A) the amount equal to (1) the Maximum Revolver Amount less (2) the sum of (x) the Letter of Credit Usage at such time, plus (y) the principal amount of Swing Loans outstanding at such time, and

(B) the amount equal to (1) the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Administrative Borrower to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c)) less (2) the sum of (x) the Letter of Credit Usage at such time, plus (y) the principal amount of Swing Loans outstanding at such time at such time;

provided, that, in the case of clauses (i) and (ii), (A) the aggregate amount of Canadian Revolving Loans outstanding at such time, plus (B) Letter of Credit Usage with respect to Letters of Credit denominated in Canadian Dollars, shall not exceed the Canadian Maximum Revolver Amount at any time. Each Lender at its option may make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided, that, any exercise of such option shall not affect the obligation of Borrowers to repay such Loan in accordance with the terms of this Agreement.

(b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable in the Applicable Currency on the Latest Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish Reserves against the Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including Reserves with respect to (i) sums that any Loan Party or any of its Restricted Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (ii) amounts owing by any Loan Party or any of its

Restricted Subsidiaries to any Person to the extent secured by a Lien on, any of the Collateral (other than a Permitted Lien), which Lien~~, in the Permitted Discretion of Agent~~ likely would have a priority superior to Agent’s Liens or rank senior in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as Liens ~~or trusts~~ in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, ~~or~~ suppliers~~,~~ or first purchasers other than any Borrower or any of its Restricted Subsidiaries or Liens for ad valorem, excise, sales, or other Taxes where given priority under Applicable Law, or amounts payable to vendors entitled to the benefits of PACA or PASA, or any similar statute or regulation) in and to such item of the Collateral; provided, that, Agent shall endeavor to notify Administrative Borrower at or before the time any such Reserve in a material amount is to be established or increased (provided, that, (A) no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation set forth in this Agreement or previously utilized; (B) no such prior notice shall be required during the continuance of any Event of Default; and (C) no such prior notice shall be required with respect to any Reserve established in respect of any Lien that has priority over Agent’s Liens on the Collateral), but a non-willful failure of Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such establishment or increase of any such Reserve to be ineffective. The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts, Eligible Investment Grade Accounts, Eligible LC Accounts, Eligible Credit Card Receivables, Eligible ~~C-Store Inventory, Eligible~~ Petroleum Asphalt Inventory, Eligible Petroleum Inventory, Eligible Petroleum Inventory Not-Received, Eligible Petroleum Inventory-Exported, Eligible Renewable Identification Numbers, Eligible Positive Exchange Agreement Balance or Eligible Qualified Cash shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria. Upon establishment or increase in Reserves, Agent agrees to make itself available to discuss the Reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such opportunity limit the right of Agent to establish or change such Reserve, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Reserve or such change no longer exists or has otherwise been adequately addressed by Borrowers.

2.2 Reserved~~.~~.

2.3 Borrowing Procedures and Settlements~~.~~.

(a) Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent’s electronic platform or portal). For each Borrowing of Swing Loans pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 12:00 noon on the Funding Date, and for each Borrowing pursuant to Section 2.3(c) below, such notice must be received by Agent no later than 12:00 noon (i) on the Business Day immediately preceding the Funding Date, in the case of Base Rate Loans that are not Swing Loans, (ii) three (3) Business Days preceding the Funding Date, in the case of Non-Base Rate Loans that are not SOFR Loans,

(iii) on the U.S. Government Securities Business Day that is three (3) U.S. Government Securities Business Days preceding the Funding Date, in the case of Term SOFR Loans, and (iv) on the U.S. Government Securities Business Day that is two (2) U.S. Government Securities Business Days preceding the Funding Date, in the case of Daily SOFR Loans, specifying (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day or, for SOFR Loans, a U.S. Government Securities Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 12:00 noon on the applicable Business Day or U.S. Government Securities Business Day, as applicable. All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan. If Borrowers fail to specify the currency of a Loan in a request, then the applicable Loans shall be made in Dollars. If Borrowers fail to specify a type of Loan to be denominated in Dollars or Canadian Dollars in a request, then the applicable Loans shall be made as Base Rate Loans. If Borrowers request a borrowing of Non-Base Rate Loans in any such request, but fail to specify an Interest Period or whether such borrowing is to be a Daily SOFR Loan or a Term SOFR Loan, then, in either case, the applicable Loans shall be made as Base Rate Loans.

(b) Making of Swing Loans. In the case of a request for a Swing Loan under Section 2.1(a) and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $~~100,000,000~~125,000,000, or (ii) Swing Lender, in its sole discretion, agrees to make a Swing Loan in Dollars notwithstanding the foregoing limitation (provided, that, with respect to any such Swing Loans made by Swing Lender in its discretion, the amounts thereof in excess of the amount contemplated by clause (i) above, shall be subject to Settlement in accordance with Section 2.3(e) on the Business Day following the Funding Date for such amounts), Swing Lender shall make a Revolving Loan (any such Revolving Loan made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such Revolving Loans being referred to as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the applicable Designated Account in Dollars. Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3 applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed Excess Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Revolving Loans and Obligations, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.

(c) Making of Revolving Loans.

(i) After receipt of a request for a Borrowing of Revolving Loans other than Swing Loans pursuant to Section 2.3(a), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day or U.S. Government Securities Business Day, as applicable, that is (A) in the case of a Base Rate Loan, at least one (1) Business Day prior to the requested Funding Date, (B) in the case of a Non-Base Rate Loan that is not a SOFR Loan, prior to 12:00 noon at least three (3) Business Days prior to the requested Funding Date, (C) in the case of a Term SOFR Loan, prior to 12:00 noon at least three (3) U.S. Government Securities Business Days prior to the requested Funding Date, or (D) in the case of a Daily SOFR Loan, prior to 12:00 noon at least two (2) U.S. Government Securities Business Days prior to the requested Funding Date. If Agent has notified the Lenders of a requested Borrowing on the Business Day that is one (1) Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to the applicable Agent’s Account, not later than 12:00 noon on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the applicable Designated Account in the Applicable Currency; provided, that, subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed Excess Availability on such Funding Date.

(ii) Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

(d) Protective Advances and Optional Overadvances.

(i) Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”). In no event shall any Protective Advances cause the Revolver Usage to exceed the Maximum Revolver Amount.

(ii) Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than ten percent (10%) of the Borrowing Base, and (B) subject to Section 2.3(d)(iv), after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e)(i). Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

(iii) Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a Non-Base Rate Loan. Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Revolving Lender shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the other members of the Lender Group and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(iv) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or any Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments.

(e) Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to any Loan Party’s or any of its Restricted Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Swing Loans and

Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. After giving effect to any Settlement, any applicable Swing Loans shall be deemed to be Revolving Loans rather than Swing Loans. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Revolving Loans (including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender’s Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of any Loan Party or any Restricted Subsidiary thereof received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(iv) Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f) Notation. Consistent with Section 13.1(h), Agent, as a non-fiduciary agent for Borrowers, shall maintain a register in the Applicable Currency showing the principal amount and stated interest of the Revolving Loans, owing to each Lender, including the Swing Loans owing to Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Defaulting Lenders.

(i) Notwithstanding the provisions of Section 2.4(b)(iii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (C) third, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (D) fourth, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (E) fifth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Administrative Borrower and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (F) sixth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(iii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i)(A) through (C). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. The occurrence of any event that causes a Lender to be classified as a Defaulting Lender hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice by Administrative Borrower to Agent, to arrange for one or more Eligible Transferees to assume the Commitment of such Defaulting Lender. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(ii) If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

(A) such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Pro Rata Share of Revolver Usage plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one (1) Business Day following notice by Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that, Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Bank;

(C) if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D) to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E) to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F) so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and the Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Bank, as applicable, and

Borrowers to eliminate the Swing Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and

(G) Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to the Issuing Bank and the Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d). Subject to Section 17.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(h) Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4 Payments; Reductions of Commitments; Prepayments.

(a) Payments by Borrowers.

(i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to the applicable Agent’s Account for the account of the Lender Group and shall be made in the Applicable Currency in immediately available funds, no later than 12:00 noon on the date specified herein. Any payment received by Agent later than 12:00 noon shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

(ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(iii) Any payments in respect of the Obligations shall be applied to Obligations denominated in the same currency as the payments received and thereafter to such Obligations denominated in the other currencies, if any; provided, that, Agent may, at its option (but is not obligated to), convert such currency received to the currency in which Obligations are denominated at the Spot Rate calculated by Agent in good faith on such date, and Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such cost to the Loan Account of any Borrower maintained by Agent).

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.

(ii) Subject to Section 2.4(b)(v), Section 2.4(d), and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under Applicable Law.

(iii) Subject to the ABL Intercreditor Agreement, at any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances until paid in full,

(D) fourth, to pay the principal of all Protective Advances until paid in full,

(E) fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F) sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G) seventh, to pay interest accrued in respect of the Swing Loans until paid in full,

(H) eighth, to pay the principal of all Swing Loans until paid in full,

(I) ninth, ratably, to pay interest accrued in respect of the Revolving Loans (other than Protective Advances) until paid in full,

(J) tenth, ratably

i  ~~i.~~ ratably, to pay the principal of all Revolving Loans until paid in full,

ii  ~~ii.~~ to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to the sum of (x) one hundred three percent (103%) of the then existing Letter of Credit Usage with respect to any Letters of Credit denominated in Dollars, and (y) one hundred five percent (105%) of the then existing Letter of Credit Usage, with respect to any Letters of Credit denominated in Canadian Dollars (to the extent permitted by Applicable Law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by Applicable Law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

iii  ~~iii.~~ ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause (iii) during the continuation of the applicable Application Event) of the most recently established Bank Product Reserve, which amount was established prior to the occurrence of, and not in contemplation of, the subject Application Event, to (~~y~~x) the Bank Product Providers based ~~upon~~on the amounts then certified by ~~each~~the Administrative Borrower (or by the applicable Bank Product Provider ~~to~~ (other than Wells Fargo or any of its Affiliates) in consultation with Administrative Borrower) to the applicable Bank Product Provider and Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Provider on account of Noticed Bank ~~Product Obligations~~Products (but not in excess of the Bank Product Reserve established for the Bank Product Obligations ~~of such~~for Noticed Bank ~~Product Provider~~Products), and (~~z~~y) with any balance to be paid to

Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

(K) eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of such Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof)),

(L) twelfth, ratably to pay any Obligations owed to Defaulting Lenders, and

(M) thirteenth, to Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under Applicable Law.

For the avoidance of doubt, none of the payments in respect of any Obligations and none of the proceeds of Collateral shall be applied to Excluded Swap Obligations.

(iv) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(v) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Administrative Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(vi) For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c) Reduction of Commitments.

(i) Revolver Commitments. The Revolver Commitments shall terminate on the Latest Maturity Date or earlier termination thereof pursuant to the terms of this Agreement. Borrowers may reduce the Revolver Commitments, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Revolving Loans not yet made as to which a request has been given by Administrative Borrower under Section 2.3(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Administrative Borrower pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $10,000,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $5,000,000), shall be made by providing not less than ~~seven (7) days’~~one Business Day’s prior written notice to Agent, and shall be irrevocable; provided, that, such notice may provide that such reduction is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by Administrative Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. The Revolver Commitments once reduced may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof. In connection with any reduction in the Revolver Commitments prior to the Latest Maturity Date, if any Loan Party or any of its Restricted Subsidiaries will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U, or X of the Board of Governors.

(d) Optional Prepayments. ~~Revolving Loans~~. Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty.

(e) Mandatory Prepayments.

(i) Loan Limit. If, at any time, (A) the Revolver Usage on such date exceeds (B) the Loan Limit reflected in the Borrowing Base Certificate most recently delivered by Administrative Borrower to Agent (such excess being referred to as the “Revolver Excess”), then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of such Revolver Excess.

(ii) Indebtedness. Within three (3) Business Days of the date of incurrence by any Loan Party of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.4(e)(ii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement.

(iii) Daily SOFR Loan Limit. If at any time the aggregate outstanding principal amount of all Daily SOFR Loans exceeds $~~600,000,000~~700,000,000, Borrowers shall immediately prepay the Obligations as and to the extent required pursuant to Section 2.12(b)(iv).

(f) Application of Payments.

(i) Each prepayment pursuant to Section 2.4(e)(i) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans until the then outstanding Revolver Excess is paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to the sum of (x) one hundred three percent (103%) with respect to any Letters of Credit denominated in Dollars, to the extent of the then outstanding Revolver Excess, and (y) one hundred five percent (105%), with respect to any Letters of Credit denominated in Canadian Dollars, in each case to the extent of the then outstanding Revolver Excess, if any, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

(ii) Each prepayment pursuant to Section 2.4(e)(ii) shall, subject to the terms of the ABL Intercreditor Agreement, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans, until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to the sum of (x) one hundred three percent (103%) of the then existing Letter of Credit Usage with respect to any Letters of Credit denominated in Dollars, and (y) one hundred five percent (105%) of the then existing Letter of Credit Usage, with respect to any Letters of Credit denominated in Canadian Dollars, in each case to the extent of the then outstanding Revolver Excess, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

(iii) At any time that a Revolver Excess as referred to in this Section 2.4(f)(i) and (ii) above no longer exists, at the request of Administrative Borrower, Agent shall transfer to any investment account, Deposit Account or Securities Account in which the Qualified Cash of Borrowers is then being maintained, the amount of cash collateral that had been held as cash collateral under Section 2.4(f)(i) and (ii); provided, that, after giving effect to such transfer, no Revolver Excess will exist.

2.5 Promise to Pay; Promissory Notes.

(a) Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first (1st) day of the month following the date on which the applicable Lender Group Expenses were first incurred or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Latest Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b) ~~Any~~Consistent with Section 13.1(h), any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to such Lender in a form furnished by Agent and reasonably satisfactory to Administrative Borrower. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein.

2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c) and Section 2.12(d), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:

(i) if the relevant Obligation is a Non-Base Rate Loan, at a per annum rate equal to the applicable Non-Base Rate plus the Non-Base Rate Margin, and

(ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the Non-Base Rate Margin times the undrawn amount of all outstanding Letters of Credit during the immediately preceding quarter.

(c) Default Rate. (i) Automatically upon the occurrence and during the continuation of an Event of Default under ~~Section~~Sections 8.1, 8.4 or 8.5, and (ii) upon the occurrence and during the continuation of any Specified Event of Default (other than an Event of

Default under ~~Section~~Sections 8.1, 8.4 or 8.5, which is governed by clause (i) above), at the direction of Agent or the Required Lenders:

(A) all outstanding Obligations (except for undrawn Letters of Credit and Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable thereunder, and

(B) the Letter of Credit Fee shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except to the extent provided to the contrary in Section 2.10, Section 2.11(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than amounts described in clause (ii) below) shall be due and payable, in arrears, on each Interest Payment Date applicable thereto (and, in the case of fees, if no such date is specified herein, then on the first (1st) day of each calendar quarter); (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) shall be due and payable, in arrears, on the first (1st) Business Day of each calendar quarter, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on (x) with respect to Lender Group Expenses outstanding as of the ~~Closing~~Amendment No. 4 Effective Date and invoiced at least one (1) Business Day prior to the ~~Closing~~Amendment No. 4 Effective Date, the ~~Closing~~Amendment No. 4 Effective Date, and (y) otherwise, the earlier of (A) the first (1st) day of the first calendar quarter following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (B) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to any Borrower, to charge to the Loan Account (A) on each Interest Payment Date, all interest accrued during the prior calendar quarter on the Revolving Loans hereunder, (B) on the first (1st) Business Day of each calendar quarter, all Letter of Credit Fees accrued or chargeable hereunder during the prior calendar quarter, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (b), (D) on the first (1st) day of each calendar quarter, the Unused Line Fee accrued during the prior calendar quarter pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when incurred after the ~~Closing~~Amendment No. 4 Effective Date, all other Lender Group Expenses, and (G) as and when due and payable, all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into Non-Base Rate Loans in accordance with the terms of this Agreement).

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year (other than for Term CORRA Rate Loans and Base Rate Loans, which shall be calculated on the basis of three hundred sixty-five (365) or three hundred sixty-six (366) day year), in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law (including, without limitation, the Criminal Code (Canada), to the extent applicable) that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under Applicable Law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

(g) Interest Act (Canada). For purposes of the Interest Act (Canada), if interest computed on the basis of a three hundred sixty (360) day year is payable for any part of the calendar year, the equivalent yearly rate of interest may be determined by multiplying the specified rate of interest by the number of days (three hundred sixty-five (365) or three hundred sixty-six (366)) in such calendar year and dividing such product by three hundred sixty (360). For the purpose of the Interest Act (Canada) and any other purpose, (i) the principle of deemed reinvestment shall not apply to any interest calculation under this Agreement, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(h) Conforming Changes. In connection with the use or administration of any Benchmark, Agent (in consultation with Administrative Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

2.7 Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds in the Applicable Currency made to the applicable Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 12:00 noon. If any payment item is received into Agent’s Account on a non-Business Day or after 12:00 noon on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8 Designated ~~Account~~Accounts ~~s~~. Agent is authorized to make the Revolving Loans, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrowers agree to establish and maintain the Designated Accounts with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Revolving Loan or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Accounts.

2.9 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain accounts in the Applicable Currency on its books in the name of Borrowers (each, a “Loan Account”) on which Borrowers will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Bank for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account. Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within forty-five (45) days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

2.10 Fees~~.~~.

(a) Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b) Unused Line Fee. Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to the Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, minus (ii) the average amount of the Revolver Usage (excluding the amount of outstanding Swing Loans) during the immediately preceding calendar quarter (or portion thereof), which Unused Line Fee shall be due and payable on the first (1st) day of each calendar quarter, from and after the Closing Date up to the first (1st) day of the calendar quarter, prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.

2.11 Letters of Credit~~.~~.

(a) Subject to the terms and conditions of this Agreement, upon the request of Administrative Borrower made in accordance herewith, and prior to the Latest Maturity Date, Issuing Bank agrees to issue a requested standby Letter of Credit or a sight commercial Letter of Credit for the account of Borrowers or any Restricted Subsidiary (provided, that, any Letter of Credit issued for the benefit of any Restricted Subsidiary that is not a Borrower shall be issued naming a Borrower as the account party on any such Letter of Credit but such Letter of Credit may contain a statement that it is being issued for the benefit of such Restricted Subsidiary). By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, or extension, and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank. Each such request shall be in form and substance reasonably satisfactory to Agent and Issuing Bank and (i) shall specify (A) the amount and Applicable Currency of such Letter of Credit, (B) the date of issuance, amendment, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, or extension, identification of the Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances. Issuing Bank’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of any Loan Party in respect of (x) a lease of real property, or (y) an employment contract.

(b) Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i) the Letter of Credit Usage would exceed the Letter of Credit Sublimit, or

(ii) the Letter of Credit Usage attributable to Letters of Credit issued by any Issuing Bank would exceed the Individual Letter of Credit Sublimit of such Issuing Bank, or

(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Revolving Loans (including Swing Loans), or

(iv) the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) at such time.

(c) In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Administrative Borrower to eliminate the Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally.

(d) Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit. In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first (1st) Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Bank during the prior calendar week. Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the ~~Closing~~Amendment No. 4 Effective Date with the same effect as if such Existing Letters of Credit were issued by Issuing Bank at the request of Borrowers on the ~~Closing~~Amendment No. 4 Effective Date. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank. If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.

(e) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any

Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f) Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented, out-of-pocket fees and disbursements of attorneys, experts, or consultants and all other reasonable and documented, out-of-pocket costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i) any Letter of Credit or any pre-advice of its issuance;

(ii) any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(iii) any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(iv) any independent undertakings issued by the beneficiary of any Letter of Credit;

(v) any unauthorized instruction or request made to Issuing Bank in connection with any Letter of Credit or requested Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;

(vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

(viii) the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;

(ix) any prohibition on payment or delay in payment of any amount payable by Issuing Bank to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, ~~Canadian Anti-Terrorism Laws,~~ or Sanctions;

(x) Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;

(xi) any foreign language translation provided to Issuing Bank in connection with any Letter of Credit;

(xii) any foreign law or usage as it relates to Issuing Bank’s issuance of a Letter of Credit in support of a foreign guaranty including without limitation the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by Issuing Bank in connection therewith; or

(xiii) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11(f). If and to the extent that the obligations of Borrowers under this Section 2.11(f) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under Applicable Law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g) The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.

(h) Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. If Borrowers request Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against Issuing Bank; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank and Borrowers. Borrowers shall examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank (not later than three (3) Business Days following Administrative Borrower’s receipt of documents from Issuing Bank) of any purported non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of non-extension of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank at least thirty (30) calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.

(i) Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i) any lack of validity, enforceability or legal effect of any Letter of Credit, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;

(ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii) Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

(iv) Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v) the existence of any claim, setoff, defense or other right that any Borrower or any of its Restricted Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Issuing Bank or any other Person;

(vi) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11(i), constitute a legal or equitable defense to or discharge of, or provide a right of setoff against, any Borrower’s or any of its Restricted Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person;

(vii) Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at Issuing Bank’s counters or are different from the electronic presentation; or

(viii) the fact that any Default or Event of Default shall have occurred and be continuing;

provided, however, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.

(j) Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v) acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Borrowers;

(vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii) assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix) payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii) honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state, provincial, or local restrictions on the transaction of business with certain prohibited Persons.

(k) Borrowers shall pay promptly upon demand to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)): (i) a fronting fee which shall be imposed by Issuing Bank equal to one hundred twenty-five thousandths of one percent (0.125%) per annum multiplied by the average amount of the Letter of Credit Usage during the immediately preceding calendar quarter, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit (other than Taxes, which shall be governed by Section 16), at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations).

(l) Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that, any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one (1) year in duration; provided, further, that with respect to any Letter of Credit which extends beyond the Latest Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five (5) Business Days prior to the Latest Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) one hundred twenty (120) days after the date of the issuance of such commercial Letter of Credit and (ii) five (5) Business Days prior to the Latest Maturity Date.

(m) If (i) any Event of Default shall occur and be continuing, or (ii) Excess Availability shall at any time be less than zero, then on the Business Day following the date when Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Letter of Credit Exposure representing greater than fifty percent (50%) of the total Letter of Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11(m) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage. If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.11(m), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as Revolving Loans the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).

(n) Unless otherwise expressly agreed by Issuing Bank and Administrative Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP and the UCP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(o) In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

(p) The provisions of this Section 2.11 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.

(q) At Borrowers’ costs and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes Issuing Bank, without notice to such Borrower, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by each Borrower is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

(r) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Restricted Subsidiary, Borrowers shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Borrowers hereby acknowledge that the issuance of Letters of Credit for the benefit of any Restricted Subsidiary inures to the benefit of Borrowers, and that Borrowers’ business derives substantial benefits from the business of such Restricted Subsidiary.

2.12 Non-Base Rate Option~~.~~.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “Non-Base Rate Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a Non-Base Rate Loan, or upon continuation of a Non-Base Rate Loan as a Non-Base Rate Loan) at a rate of interest based upon a Non-Base Rate. Interest on Non-Base Rate Loans shall be payable on the earliest of (i) the Interest Payment Date applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the Non-Base Rate Option with respect thereto, as applicable, the interest rate applicable to such Non-Base Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans in the same currency of the same type hereunder. At any time that an Event of Default has occurred and is continuing, if Agent or Required Lenders so determine, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon a Non-Base Rate.

(b) Non-Base Rate Election.

(i) Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the Non-Base Rate Option by notifying Agent prior to 12:00 noon at least three (3) Business Days (or (i) in the case of Term SOFR Loans, at least three (3) U.S. Government Securities Business Days, or (ii) in the case of Daily SOFR Loans, at least two (2) U.S. Government Securities Business Days) prior to the commencement of the proposed Interest Period (the “Non-Base Rate Deadline”). Notice of Borrowers’ election of the Non-Base Rate Option, as the case may be, for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a Non-Base Rate Notice received by Agent before the Non-Base Rate Deadline and such Non-Base Rate Notice shall specify (A) the Loans to be converted or continued, and the last day of the Interest Period thereto, (B) the effective date of such conversion or continuation (which shall be a Business Day or, with respect to Loans to be converted or continued as Non-Base Rate Loans, a U.S. Government Securities Business Day), (C) the principal amount of such Loans to be converted or continued, (D) if a SOFR Loan, whether a Term SOFR Loan or a Daily SOFR Loan, and (E) except with respect to a Daily SOFR Loan, the Interest Period applicable to such converted or continued Loan. If the Borrowers request a conversion to, or continuation of, a Non-Base Rate Loan (other than a Daily SOFR Loan), but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month. If the Borrowers request a conversion to, or continuation of, a Non-Base Rate Loan, but fail to specify whether such Loan is to be converted to or continued as a Daily SOFR Loan or a Term SOFR Loan, then they will be deemed to have specified a conversion to Base Rate Loans. Promptly upon its receipt of each such Non-Base Rate Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each Non-Base Rate Notice shall be irrevocable and binding on Borrowers~~.~~ (but may be conditioned upon the occurrence of an event). In connection with each Non-Base Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any Non-Base Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any Non-Base Rate Loan other than (x) in the case of a Daily SOFR Loan, on the Interest Payment Date applicable thereto (including as a result of an Event of Default), or (y) in the case of any other Non-Base Rate Loan, on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (C) the failure to borrow, convert, continue or prepay any Non-Base Rate Loan on the date specified in any Non-Base Rate Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section ~~2.12~~2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within thirty (30) days of the date of its receipt of such certificate. If a payment of a Non-Base Rate Loan on a day other than (x) in the case of a Daily SOFR Loan, the Interest Payment Date applicable thereto, or (y) in the case of any other Non-Base Rate Loan, the last day of the applicable Interest Period, in each case, would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until such Interest Payment Date or such last day of the applicable Interest Period, as applicable, and apply such amounts to the payment of the applicable Non-Base Rate Loan on such Interest Payment Date or such last day, as applicable, it being agreed that Agent has no obligation to so defer the application of payments to any Non-Base Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii) Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than seven (7) Non-Base Rate Loans (other than Daily SOFR Loans) in effect at any given time. Borrowers may only exercise the Non-Base Rate Option for proposed Non-Base Rate Loans of at least $1,000,000 or Dollar Equivalent thereof.

(iv) Unless Agent, in its sole discretion, agrees in writing otherwise, (x) at no time shall the aggregate outstanding principal amount of all Daily SOFR Loans exceed $~~600,000,000~~700,000,000, and (y) to the extent the aggregate outstanding principal amount of all Daily SOFR Loans exceeds $~~600,000,000~~700,000,000 , the Borrowers shall immediately (i) prepay the Obligations in an amount equal to such excess amount, together with interest accrued and unpaid thereon, or (ii) convert Daily SOFR Loans in an amount equal to such excess amount to Base Rate Loans.

(c) Conversion; Prepayment. Borrowers may convert Non-Base Rate Loans to Base Rate Loans or prepay Non-Base Rate Loans at any time; provided, that, in the event that Non-Base Rate Loans are converted or prepaid on any date that is not (x) in the case of a Daily SOFR Loan, the Interest Payment Date applicable thereto or (y) in the case of any other Non-Base Rate Loan, the last day of the Interest Period applicable thereto, in each case, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(a)(iii) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12(b)(ii).

(d) Special Provisions Applicable to Non-Base Rate.

(i) Each Non-Base Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to Changes in Law occurring subsequent to (x) in the case of Daily SOFR Loans, the making of, conversion to, or continuation of the applicable Daily SOFR Loans and (y) in the case of any other Non-Base Rate Loans, the commencement of the then applicable Interest Period, or pursuant to any Change in Law or change in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the applicable Non-Base Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice by Administrative Borrower to such affected Lender, (A) require such Lender to furnish to Administrative Borrower a statement setting forth in reasonable detail the basis for adjusting such Non-Base Rate and the method for determining the amount of such adjustment, or (B) repay the Non-Base Rate Loans or Base Rate Loans determined with reference to the Non-Base Rate, in each case of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii) Subject to the provisions set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Non-Base Rate Loans (or Base Rate Loans determined with reference to the Non-Base Rate) or to continue such funding or maintaining, or to determine or charge interest rates based upon the applicable Non-Base Rate, (x) such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any Non-Base Rate Loans of such Lender that are outstanding, such Non-Base Rate Loans of such Lender will be deemed to have been converted to Base Rate Loans on the last day of the Interest Period of such Non-Base Rate Loans, if such Lender may lawfully continue to maintain such Non-Base Rate Loans, or immediately, if such Lender may not lawfully continue to maintain such Non-Base Rate Loans, and thereafter interest upon the Non-Base Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans (and if applicable, without reference to the Non-Base Rate component thereof), and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to the Non-Base Rate, interest upon the Base Rate Loans of such Lender after the date specified in such Lender’s notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Non-Base Rate component thereof and (z) Borrowers shall not be entitled to elect the Non-Base Rate Option and Base Rate Loans shall not be determined with reference to the Non-Base Rate component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.

(iii) Benchmark Replacement Setting.

(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, Agent and Administrative Borrower may amend this Agreement to replace the then-current applicable Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(d)(iii)(A) will occur prior to the applicable Benchmark Transition Start Date.

(B) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(C) Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iii)(D) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other

Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).

(D) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate and the Term CORRA Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(E) Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (1) Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Non-Base Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (2) any outstanding affected Non-Base Rate Loans will be deemed to have been converted to Base Rate Loans (I) with respect to any Daily SOFR Loans, immediately, and (II) with respect to any other Non-Base Rate Loans, at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(e) Circumstances Affecting Canadian Revolving Loans. In connection with any request for a Canadian Revolving Loan or a continuation or extension thereof, if a Change in Law or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, shall make it unlawful or impossible for any Revolving Lender (or any of their applicable branches, Affiliates or lending offices) to honor its obligations to make or maintain any Canadian Revolving Loans, then Agent shall promptly give notice thereof to Administrative Borrower and the other Lenders. Thereafter, until Agent notifies Administrative Borrower that such circumstances no longer exist, the obligation of such Lender to make Canadian Revolving Loans or any continuation or extension thereof, as applicable, shall be suspended until such Lender determines that it would no longer be unlawful or impractical to do so, provided, that the Borrowers shall continue to be entitled to make elections for Canadian Revolving Loans from any other Revolving Lenders obligated to make Canadian Revolving Loans hereunder.

(f) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to fund or otherwise match fund any Obligation as to which interest accrues based upon the Non-Base Rate, as applicable.

2.13 Capital Requirements; Increased Costs.

(a) If, after the date hereof, Issuing Bank or any Lender reasonably determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within forty five (45) days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided, that, Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than one hundred eighty (180) days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if such claim arises by reason of the Change in Law that is retroactive, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If by reason of (x) any Change in Law, or (y) compliance by any Lender, Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, insurance charge, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make or maintain Loans hereunder or hereby,

(ii) any Lender, Issuing Bank or any other member of the Lender Group is subjected to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or the basis of taxation of payments to such Lender, Issuing Bank or other member of the Lender Group in respect thereof (except for Indemnified Taxes or Excluded Taxes) is changed; or

(iii) there shall be imposed on any Lender, Issuing Bank or any other member of the Lender Group any other condition, cost or expense (other than Taxes) regarding any Letter of Credit, Loans, or obligations to make or maintain Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to any Lender, Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or Loan or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within thirty (30) days after demand therefor, such amounts as Agent may specify to be necessary to compensate such Lender, Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that, (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.13(b) for any such amounts incurred more than one hundred eighty (180) days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.13(b), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(c) If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or Section 2.13(b) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”) or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 16.1, then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i), Section 2.13(a), Section 2.13(b) or Section 16.1 as applicable, or would eliminate the illegality or impracticality of funding or maintaining Non-Base Rate Loans (or Base Rate Loans determined with reference to the Non-Base Rate) and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i), Section 2.13(a), Section 2.13(b), or Section 16.1, as applicable, or to enable Borrowers to obtain Non-Base Rate Loans (or Base Rate Loans determined with reference to the Non-Base Rate), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i), Section 2.13(a), Section 2.13(b), or Section 16.1, as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i), Section 2.13(a), Section 2.13(b), or Section 16.1, as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain Non-Base Rate Loans (or Base Rate Loans determined with reference to the Non-Base Rate), as applicable, may designate a different Issuing Bank or substitute a Lender or Eligible Transferee, to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments pursuant to an Assignment and Acceptance, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.

(d) Notwithstanding anything herein to the contrary, the protection of Sections 2.12(d), 2.13, and 16.1 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

(e) The obligations of the Loan Parties under this Section 2.13 shall survive the termination of this Agreement and the repayment of the Obligations.

2.14 Incremental Facilities~~.~~.

(a) ~~At~~Except as set forth in (b)(ii) below, at any time that ~~a Default or~~an Event of Default does not exist, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the Revolver Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the Revolver Commitments and the Maximum Revolver Amount not to exceed the Available Revolver Increase Amount (each such increase, an “Increase”). Agent shall invite each Lender to increase its Revolver Commitments (it being understood that no Lender shall be obligated to increase its Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender that satisfies the criteria of an Eligible Transferee to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $100,000,000 and integral multiples of $50,000,000 in excess thereof~~; provided, that, in no event shall (i) the aggregate amount of the Increases to the Revolver Commitments exceed $500,000,000, and (ii) the Maximum Revolver Amount exceed $1,600,000,000~~. In no event may the Revolver Commitments and the Maximum Revolver Amount be increased pursuant to this Section 2.14 on more than four (4) occasions in the aggregate for all such Increases.

(b) Each of the following shall be conditions precedent to any Increase of the Revolver Commitments and the Maximum Revolver Amount in connection therewith:

(i) Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders that satisfy the criteria of an Eligible Transferee) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and any such Lenders (or such other prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or such prospective lenders), Borrowers, and Agent are party,

(ii) each of the conditions precedent set forth in Section 3.2 are satisfied~~,~~ ; provided, that if such Increase will be incurred in connection with a Limited Condition Transaction, the condition set forth in Section 3.2(b) shall be limited to absence of an Event of Default under Sections 8.1, 8.4 or 8.5;

(iii) in connection with any Increase, if any Loan Party or any of its Restricted Subsidiaries will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U, or X of the Board of Governors,

(iv) Borrowers shall have reached agreement with the Lenders (or prospective lenders that satisfy the criteria of an Eligible Transferee) agreeing to the increased Revolver Commitments with respect to the interest margins applicable to Revolving Loans to be made pursuant to the increased Revolver Commitments (which interest margins may be with respect to Revolving Loans made pursuant to the increased Revolver Commitments, higher than or equal to the interest margins applicable to Revolving Loans set forth in this Agreement immediately prior to the date of the increased Revolver Commitments (the date of the effectiveness of the increased Revolver Commitments and the Maximum Revolver Amount the “Increase Date”)) and shall have communicated the amount of such interest margins to Agent. Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.14(b) (including any amendment necessary to effectuate the interest margins for the Revolving Loans to be made pursuant to the increased Revolver Commitments).

(c) Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.14.

(d) Each of the Lenders having a Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.

(e) The Revolving Loans, Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.14 shall constitute Revolving Loans, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code ~~and the PPSA~~ or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount.

(f) As of the effective date of any increase in the Revolver Commitments and the Maximum Revolver Amount, each reference to the term “Excess Availability” herein, and in any of the other Loan Documents shall be deemed amended so that (A) the ratio of the Excess Availability to the Maximum Revolver Amount as so increased remains the same as prior to such increase, and (B) the references to dollar amounts in the definition of Borrowing Base (as such amounts may be adjusted from time to time in accordance with this Section 2.14(f)) shall be adjusted to bear the same relationship to the Maximum Revolver Amount as increased as each had borne to the Maximum Revolver Amount prior to such increase.

2.15 Extension of Revolver Commitments~~.~~.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by Borrowers to all Lenders with Revolver Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of such Revolver Commitments with a like maturity date) and on the same terms to each such Lender, Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolver Commitments and otherwise modify the terms of Revolver Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate margin, interest rate floor, all-in yield pricing or fees payable in respect of Revolver Commitments (and related outstandings)) (each, an “Extension,” and each portion of Revolver Commitments, in each case as so extended, as well as the original Revolver Commitments (in each case not so extended), being a “tranche”; any Extended Revolver Commitments shall constitute a separate tranche of Revolver Commitments from the tranche of Revolver Commitments from which they were converted), in each case, so long as each of the following terms is satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rate margin, interest rate floor, all-in yield pricing, fees, AHYDO Payments, optional redemption or prepayment terms, final maturity, and after the final maturity date of the other existing Revolver Commitments, any other covenants and provisions (which shall be determined by Borrowers and the Extending Revolver Lenders and set forth in the relevant Extension Offer), the Revolver Commitment of any Lender (an “Extending Revolver Lender”) extended pursuant to an Extension (an “Extended Revolver Commitment”), and the related outstandings, shall be a Revolver Commitment (or related outstandings, as the case may be) with such other terms substantially identical to, or not more favorable to the Extending Revolver Lenders than those applicable to the Revolver Commitments not subject to such Extension Offer (and related outstandings); provided, that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolver Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolver Commitments, and (C) repayment made in connection with a permanent repayment and termination of commitments) of Revolving Loans with respect to Extended Revolver Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolver Commitments, (2) all Swing Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolver Commitments in accordance with their percentage of the Revolver Commitments subject to the express terms herein, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolver Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolver Commitments, except that Borrowers shall be permitted to permanently repay and terminate commitments of any tranche on a better than a pro rata basis as compared to any other tranche with a later maturity date than such tranche, (4) assignments and participations of Extended Revolver Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolver Commitments and Revolving Loans, and (5) at no time shall there be Revolver Commitments hereunder (including Extended Revolver Commitments and any original Revolver Commitments) which have more than three different maturity dates, (iii) [reserved], (iv) if the aggregate principal amount of Revolver Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolver Commitments offered to be extended by Borrowers pursuant to such Extension Offer, then the Revolver Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings or commitments of record) with respect to which such Lenders have accepted such Extension Offer, (v) Loan Parties shall have delivered to Agent such legal opinions, certificates, resolutions and other documents as Agent shall reasonably request with respect to the transactions contemplated by this Section 2.15, (vi) all documentation in respect of such Extension shall be consistent with the foregoing, (vii) the Revolver Commitments extended pursuant to any Extension Offer shall be in a minimum amount of fifty percent (50%) of the aggregate Revolver Commitments then outstanding, and (viii) any Extension made pursuant to any Extension Offer must be consummated within thirty (30) days of such Extension Offer.

(b) With respect to all Extensions consummated by Borrowers pursuant to this Section 2.15, such Extension shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolver Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c) No consent of any Lender or Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to its Revolver Commitments (or a portion thereof), and (ii) with respect to any Extension of the Revolver Commitments, the consent of the Issuing Bank or Swing Lender to the extent the Letter of Credit facility and/or Swing Loan facility is to be extended, which consent shall not be unreasonably withheld, delayed or conditioned. All Extended Revolver Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize Agent to enter into amendments to this Agreement and the other Loan Documents with Loan Parties as may be necessary or appropriate in order to establish new tranches or sub-tranches in respect of Revolver Commitments ~~or Term Loan~~ so extended, that reflect the terms and conditions of any such Extension and such technical amendments as may be necessary or appropriate in the reasonable opinion of Agent and Administrative Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.15. All such amendments entered into with Loan Parties by Agent hereunder shall be binding and conclusive on the Lenders. In addition, if so provided in such amendment and with the consent of Issuing Bank, participations in Letters of Credit expiring on or after the Maturity Date in respect of the Revolving Loans shall be re-allocated from Lenders holding Revolver Commitments to Lenders holding Extended Revolver Commitments in accordance with the terms of such amendment; provided, that, such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Revolver Commitments, be deemed to be participation interests in respect of such Extended Revolver Commitments and the terms of such participation interests (including, without limitation, the fees applicable thereto) shall be adjusted accordingly. On and after the maturity date with respect to the Revolver Commitment and Revolving Loans of any Lender that has not extended its Revolver Commitments and Revolving Loans beyond such maturity date pursuant to this Section 2.15, the Letter of Credit Exposure of such Revolving Lender shall be reallocated to Revolving Lenders that have extended their Revolving Loans and Revolver Commitments beyond such maturity date pro rata in accordance with the Revolver Commitments and Revolving Loans of all Revolving Lenders that have so extended their Revolver Commitments and Revolving Loans. Notwithstanding the provisions of this Section 2.15, Agent shall have the right to resign on the Maturity Date in accordance with Section 15.9.

(d) In connection with any Extension, Administrative Borrower shall provide Agent at least ten (10) days (or such shorter period as may be agreed by Agent) prior written notice thereof, and shall agree to such procedures (including rendering timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

2.16 Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.16), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(d) The Obligations of each Borrower under the provisions of this Section 2.16 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.16(d)) or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by Applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.

Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Applicable Laws, which might, but for the provisions of this Section 2.16 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.16, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.16 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.16 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.

(f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) The provisions of this Section 2.16 are made for the benefit of Agent, each other member of the Lender Group, each other Secured Party, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.16 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.16 will forthwith be reinstated in effect, as though such payment had not been made.

(h) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(i) Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness after the occurrence and during the continuance of any Event of Default, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

2.17 Currencies. Revolving Loans and Obligations in respect of Letters of Credit (other than, in each case, those made or incurred in ~~respect of the~~ Canadian ~~Revolver Commitment~~Dollars) shall be made and repaid in Dollars. Revolving Loans and Obligations in respect of Letters of Credit made or incurred in ~~respect of the~~ Canadian ~~Revolver Commitment~~Dollars shall be made and repaid in Canadian Dollars.

3 CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender and each Issuing Bank to make the initial extensions of credit provided for hereunder (including, without limitation, the deemed issuance of the Existing Letters of Credit hereunder as provided in Section 2.11(d)) is subject to the fulfillment, to the satisfaction of Agent, each Lender and each Issuing Bank, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extensions of credit by a Lender or Issuing Bank being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder ~~(~~or to extend any other credit hereunder (other than any Revolving Loan the proceeds of which are used solely to reimburse any Issuing Bank for amounts paid or payable pursuant to Letters of Credit) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted JVs, contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3 Maturity. The Commitments shall continue in full force and effect for a term ending on the Latest Maturity Date (unless terminated earlier in accordance with the terms hereof). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4 Effect of Maturity. On the Latest Maturity Date, the Commitments shall automatically be terminated and all of the Obligations (other than Bank Product Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full, subject to and in accordance with Section 1.4. No termination of the obligations of the Lender Group (other than payment in full of the Obligations) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon five (5) Business Days prior written notice to Agent (or such shorter period as Agent may agree), to terminate this Agreement and terminate the Commitments hereunder by repaying to Agent all of the Obligations in full (other than indemnities and/or other contingent Obligations for which no claim in writing has been made and Bank Product Obligations). The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations (i) with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination or (ii) upon the consummation of a transaction that would result in a Change of Control if the closing of such transaction does not happen on or before the date of the proposed termination (and in each case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).

3.6 Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended or such condition subsequent is waived, in either case, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default). All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 3.6 within the time periods required by this Section 3.6, rather than as elsewhere provided in the Loan Documents).

4 REPRESENTATIONS AND WARRANTIES~~.~~ .

In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true~~,~~ and correct~~, and complete,~~ in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the ~~Closing~~Amendment No. 4 Effective Date, and shall be true~~,~~ and correct~~, and complete~~, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1 Due Organization and Qualification; Subsidiaries~~.~~ .

(a) Each Loan Party and each Restricted Subsidiary thereof (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) is in good standing and/or qualified to do business in any state where the failure to be so qualified and/or in good standing could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 4.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement and which, to the extent updated after the ~~Closing~~Amendment No. 4 Effective Date, shall only be required to be true~~, complete~~ and correct as of the date on which Administrative Borrower is required to have most recently delivered a Compliance Certificate pursuant to Schedule 5.1) is a complete and accurate description of the authorized Equity Interests of each Loan Party, by class, ~~and,~~ as of the ~~Closing Date, a description of the number of shares of each such class that are issued and outstanding~~Amendment No. 4 Effective Date.

(c) Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement and which, to the extent updated after the ~~Closing~~Amendment No. 4 Effective Date, shall only be required to be true~~, complete~~ and correct as of the date on which Administrative Borrower is required to have most recently delivered a Compliance Certificate pursuant to Schedule 5.1), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries and Permitted JVs, showing~~:~~

~~(i) the number of shares of each class of common and preferred Equity Interests authorized for each Restricted Subsidiary and Permitted JV, (ii)~~ the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Restricted Subsidiary, ~~and (iii) with respect to Canadian Loan Parties, the name of such Canadian Loan Party, including any French form or combined English and French Form of such name~~as of the Amendment No. 4 Effective Date. Such Schedule 4.1(c) identifies each Subsidiary that, as of the Amendment No. 4 Effective Date, is an Excluded Subsidiary (and pursuant to which criteria set forth in the definition of such term), a Restricted Subsidiary, an Unrestricted Subsidiary, and an MLP Subsidiary. ~~All~~As of the Amendment No. 4 Effective Date, all of the outstanding Equity Interests of each such Restricted Subsidiary has been validly issued and is fully paid and, to the extent issued by a C-corporation, non-assessable.

~~(d) Except as set forth on Schedule 4.1(d) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement and which, to the extent updated after the Closing Date, shall only be required to be true, complete and correct as of the date on which Administrative Borrower is required to have most recently delivered a Compliance Certificate pursuant to Schedule 5.1) or pursuant to employee, officer or director stock compensation, ownership or benefit plans disclosed to Agent in writing (which may be via a notice, made in accordance with the last paragraph of Schedule 5.1, of an SEC filing with respect to such plans) and permitted hereunder, there are no subscriptions, options, warrants, or calls relating to any shares of Administrative Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.~~

4.2 Due Authorization; No Conflict~~.~~ .

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate (A) any provision of federal, state, provincial, or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries, where such violation could reasonably be expected to have a Material Adverse Effect, (B) the Governing Documents of any Loan Party, or (C) any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party where such violation could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) any ~~Material Contract or any~~ Intermediation Facility where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (B) any Term Loan Document of any Loan Party or its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any ~~Material Contract, any~~ Intermediation

Facility or any Term Loan Document of any Loan Party or Restricted Subsidiary, other than consents or approvals that have been obtained and that are still in force and effect ~~and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect~~.

(c) No Default or Event of Default has occurred and is continuing.

4.3 Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and immaterial registrations, consents, approvals, notices or other actions the failure to obtain which could not reasonably be expected to be adverse to the interests of any member of the Lender Group, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the ~~Closing~~Amendment No. 4 Effective Date and except for filings and/or disclosures as may be required by applicable federal or provincial securities laws, Tax laws, and/or the requirements of any national securities exchange or any similar organization.

4.4 Binding Obligations; Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Agent’s Liens are validly created, perfected (other than (i) money, (ii) letter-of-credit rights (other than supporting obligations), (iii) commercial tort claims (other than those that, by the terms of the ~~US~~ Guaranty and Security Agreement, are required to be perfected), and (iv) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by the ~~US~~ Guaranty ~~and Security Agreement or the Canadian Guarantee~~ and Security Agreement, and subject only to possession of Collateral for which the Code ~~or PPSA~~ requires possession to perfect a security interest and the filing of financing statements, the recordation of the ~~US~~ Copyright Security Agreement, ~~US~~ Trademark Security Agreement, ~~US Patent Sec-urity Agreement, Canadian Copyright Security Agreement, Canadian Trademark Security Agreement, and Canadian~~ Patent Security Agreement, recording of transmitting utility filings, in each case, in the appropriate filing offices), and first priority Liens, subject only to ~~(1)~~ Permitted Liens ~~which are non-consensual Permitted Liens, (2) purchase money Liens permitted hereunder, (3) the interests of lessors under Capital Leases permitted hereunder, (4) subject to the ABL Intercreditor Agreement, Liens granted to the Term Agent on Term Priority Collateral pursuant to the Term Loan Documents, and (5) Liens described in clause (t)(ii) of the definition of “Permitted Liens”, subject to any applicable intercreditor agreement referred to in such clause.~~.

4.5 Title to Assets; No Encumbrances. Each of Loan Parties and its Restricted Subsidiaries has (a) good~~, sufficient~~ and legal title to (in the case of fee interests in Real Property), (b) ~~good and~~ valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby and except for such defects in title or interests as could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. All of such assets are free and clear of Liens except for Permitted Liens.

4.6 Litigation~~.~~ . There are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, after due inquiry, threatened in writing against a Loan Party or any of its Restricted Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

~~(b) Schedule 4.6 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $10,000,000 that, as of the Closing Date, is pending or, to the knowledge of any Loan Party, after due inquiry, threatened against a Loan Party or any of its Restricted Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of such Loan Parties’ and their Restricted Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.~~

4.7 Compliance with Laws. No Loan Party nor any of its Restricted Subsidiaries (a) is in violation of any Applicable Laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8 Financial Statements; No Material Adverse Effect. All historical financial statements relating to Loan Parties and their Restricted Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to changes resulting from audit and year-end audit adjustments) and present fairly in all material respects, Loan Parties’ and their Restricted Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, ~~2021~~2025, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to Loan Parties and their Restricted Subsidiaries.

4.9 Solvency~~.~~ .

(a) The Loan Parties and their Restricted Subsidiaries, taken as a whole, are Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10 Employee Benefits~~; Canadian Pension Plans. Except as set forth on Schedule 4.10 (as such Schedule may be updated from time to time, without the consent of any Lender or Agent, to include retirement and severance plans that are required by a Governmental Authority outside of the United States so long as such updated Schedule is delivered together with written notice thereof to Agent and which, to the extent updated after the Closing Date, shall only be required to be true, complete and correct as of the date on which Administrative Borrower is required to have most recently delivered a Compliance Certificate pursuant to Schedule 5.1), no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Pension Plan or Canadian Pension Plan. No Canadian Loan Party administers or contributes to any Canadian Defined Benefit Pension Plan.~~

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(a) The Borrowers do not sponsor, maintain or contribute to any Pension Plan, and do not otherwise have (and could not reasonably be expected to have) any liability to any Pension Plan.

(b) Each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC~~, all Applicable Laws~~ and the terms of each such Employee Benefit Plan.

(c) Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or an application for such letter is currently being processed by the Internal Revenue Service. To the best knowledge of each ~~Loan Party, each Subsidiary, and the ERISA Affiliates~~Borrower after due inquiry, nothing has occurred ~~which~~that would prevent, or cause the loss of, such qualification.

(d) No liability to the PBGC (other than for the payment of current premiums ~~which~~that are not past due) by ~~any Loan Party, any Subsidiary thereof or ERISA Affiliate~~the Borrower has been incurred or is expected by ~~any Loan Party, any Subsidiary thereof or ERISA Affiliate~~the Borrower to be incurred with respect to any Pension Plan.

(e) No Notification Event exists or has occurred in the past six (6) years.

~~(f) No Loan Party, any Subsidiary thereof or ERISA Affiliate has provided any security under Section 436 of the IRC.~~

~~(g) With respect to any Canadian Pension Plan, (i) such Canadian Pension Plan is duly registered under all applicable federal and provincial pension benefits legislation, (ii) all material obligations of any Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such Canadian Pension Plan or the funding agreements therefor have been performed in a~~

~~timely fashion and there are no material outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by any Loan Party to such Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and Applicable Laws, (iv) all employee contributions to such Canadian Pension Plan required to be made by way of authorized payroll deduction have been properly withheld by any Loan Party and fully paid into such Canadian Pension Plan in a timely fashion, (v) all reports and disclosures relating to such Canadian Pension Plan required by any Applicable Laws have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals, or applications of, the assets of any of such Canadian Pension Plan, (vii) no amount is owing in respect of such Canadian Pension Plan under the Tax Act or any provincial taxation statute, (viii) such Canadian Pension Plan is fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles), and (ix) to the best of the knowledge of each Loan Party, such Canadian Pension Plan is not the subject of an investigation, any other proceeding, an action or a claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.~~

4.11 Environmental Condition. Except as set forth on Schedule 4.11, or as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) to each Loan Party’s knowledge no Loan Party’s nor any of its Restricted Subsidiaries’ properties or assets has ever been used by a Loan Party, its Restricted Subsidiaries, or by any previous owner or operator for the disposal of, or to produce, store, handle, treat, Release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, Release or transport was in violation of any applicable Environmental Law, (b) to each Loan Party’s knowledge, no Loan Party’s nor any of its Restricted Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Restricted Subsidiaries has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Restricted Subsidiaries and (d) no Loan Party nor any of its Restricted Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability. Each Loan Party and its Restricted Subsidiaries has obtained and is in compliance with the terms and conditions of all Environmental Permits required for the ownership and operation of their respective properties or assets, and each such Environmental Permit is in full force and effect, in each case, except where failure to ~~do so~~obtain and comply with the terms and conditions of all Environmental Permits required for the ownership and operation of their respective properties or assets could not reasonably be expected to have a Material Adverse Effect.

4.12 Complete Disclosure. All material factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Loan Parties’ industry) furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Loan Parties’ industry) hereafter furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender for purposes of or in connection with this Agreement or any of the other Loan Documents, will be true and accurate in all material respects, on the date as of which such information is dated or certified, and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on or about ~~August 12, 2022~~March 5, 2026 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of Loan Parties’ and their Restricted Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Loan Parties and their Restricted Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results). As of the ~~Closing~~Amendment No. 4 Effective Date, the information included in any Beneficial Ownership Certification delivered to Agent is true and correct in all respects.

4.13 ~~Patriot Act~~[Reserved] ~~. To the extent applicable, each Loan Party and, to the knowledge of the Loan Parties, each Permitted JV is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) , and (c) Canada Anti-Terrorism Laws and other similar or comparable laws or orders in effect in Canada.~~

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4.14 ~~Indebtedness~~[Reserved] ~~. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness (other than Indebtedness permitted pursuant to clauses (a), (c), (d), (e), (i), (j), (k), (l), (p), (q), (u), and (hh) of the definition of “Permitted Indebtedness”) of each Loan Party and each of its Restricted Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.~~

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4.15 Payment of Taxes. Except as otherwise permitted under Section 5.5, all Tax returns and reports of each Loan Party and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable, have been paid when due and payable, except, in either case, ~~where~~ (a)  ~~the~~for Taxes that are ~~the~~

~~subject of a Permitted Protest~~being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, or (b) where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. ~~Each Loan Party and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all material Taxes not yet due and payable.~~

4.16 Margin Stock. No Loan Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to Borrowers, or Letters of Credit made for the account of any Borrower or any Restricted Subsidiary, will be used to purchase or carry any Margin Stock in any manner that, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or for any purpose that, violates the provisions of Regulation T, U, or X of the Board of Governors.

4.17 Governmental Regulation. No Loan Party nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or registration under the Investment Company Act of 1940 ~~or under any other federal, state, or provincial statute or regulation which may limit its ability to incur Indebtedness~~. No Loan Party nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company”(as such terms are defined in the Investment Company Act of 1940) and subject to registration under the Investment Company of 1940.

4.18 ~~OFAC; Sanctions;~~ Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions~~. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries, nor, to the knowledge of such Loan Party, any director, officer, employee, agent, Affiliate or Permitted JV thereof (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws, Canadian Anti-Terrorism Laws, and Anti-Money Laundering Laws. Each of Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent, Affiliate and Permitted JV thereof, is in compliance with (i) all Sanctions, and (ii) in all material respects, all Anti-Corruption Laws, Canadian Anti-Terrorism Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law, Canadian Anti-Terrorism Law, or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction). The representations and warranties given in this Section 4.18 shall not apply to any Canadian Loan Party insofar as any such representation or warranty would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada).~~

. Each Loan Party, their Subsidiaries, and their respective directors and officers, and to the knowledge of each Loan Party, their respective employees, agents, and Affiliates is, and has (i) since April 24, 2019, been in compliance with Sanctions in all respects, (ii) in the past five (5) years been in compliance with applicable Anti-Corruption Laws, and (iii) in the past five (5) years been in compliance with Anti-Money Laundering Laws in all material respects. No Loan Party, their respective Subsidiaries, or any of their respective directors, officers, or employees, or to the knowledge of any Loan Party, their respective agents or Affiliates is a Sanctioned Person. Each Loan Party and their Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with all applicable Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws. Each Loan Party and their respective Subsidiaries has not received notice of any action, suit, proceeding, or investigation (a) from any Governmental Authority that enforces Anti-Corruption Laws or Anti-Money Laundering Laws in the past five (5) years, and to the knowledge of each Loan Party, no such action, suit, proceeding, or investigation is pending or threatened, or (b) from any Governmental Authority that enforces Sanctions since April 24, 2019, and to the knowledge of each Loan Party, no such action, suit, proceeding, or investigation is pending or threatened.

4.19 Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened in writing against any Borrower or its Restricted Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of any Loan Party, threatened in writing against any Borrower or its Restricted Subsidiaries ~~which~~that arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a Material Adverse Effect and (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Borrower or its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect. None of any Borrower or its Restricted Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar state law or Canadian federal or provincial law, ~~which~~that remains unpaid or unsatisfied, unless such incurrence could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of any Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Borrower or its Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrowers, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20 ~~Material Contracts~~[Reserved.] ~~. Set forth on Schedule 4.20 (as such Schedule may be updated from time to time in accordance with Section 5.1) are the Material Contracts of each Loan Party and its Restricted Subsidiaries as of the most recent date on which Borrowers provided the Compliance Certificate pursuant to Section 5.1. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable~~

~~against the applicable Loan Party or its Restricted Subsidiary and, to each Loan Party’s knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.6(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party or its Restricted Subsidiary.~~

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4.21 Leases. Each Loan Party and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating except where failure to enjoy such peaceful and undisturbed possession could not reasonably be expect to have a Material Adverse Effect, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Restricted Subsidiaries exists under any of them except where failure to be so valid and subsisting or where such default could not reasonably be expected to have a Material Adverse Effect.

4.22 Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Loan Parties’ business, (b) owed to a Loan Party without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.

4.23 Eligible Petroleum Inventory ~~; Eligible C-Store Inventory~~. As to each item of Inventory that is identified by Borrowers as Eligible Petroleum Inventory ~~or Eligible C-Store Inventory~~ in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects that render it (i) unsaleable or (ii) with respect to Eligible Petroleum Inventory, not useful in the ordinary course of the refining or blending processes as conducted as of the ~~Closing~~Amendment No. 4 Effective Date, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Petroleum Inventory ~~or Eligible C-Store Inventory, as applicable~~.

4.24 Locations of Inventory. Except to the extent disclosed to Agent pursuant to Section 5.16, (a) the Inventory (other than Eligible Petroleum Inventory-Exported) of Loan Parties and their Restricted Subsidiaries, is not stored with a bailee, warehouseman, or similar party other than Eligible Carriers and are located only at, or in-transit between or to, the locations identified on Schedule 4.24 (as such Schedule may be updated pursuant to Section 5.16) or Schedule E-1 or as otherwise disclosed to Agent pursuant to Section 5.16, and (b) Eligible Petroleum Inventory-Exported of Loan Parties and their Restricted Subsidiaries is not in the possession, custody or control of, any Person other than an Eligible Carrier.

4.25 Location of Chief Executive Office ; Registered Offices. The address of each Loan Party’s chief executive office~~, as well as the registered office or domicile of each~~

~~Canadian Loan Party,~~ is set forth on Schedule 4.25 (as such Schedule may be updated from time to time and which, to the extent updated after the ~~Closing~~Amendment No. 4 Effective Date, shall only be required to be true, complete and correct as of the date on which Administrative Borrower is required to have most recently delivered a Compliance Certificate pursuant to Schedule 5.1).

4.26 Inventory Records. Each Loan Party keeps records that are correct and accurate in all material respects itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

4.27 [Reserved.]

4.28 [Reserved.]

4.29 [Reserved.]

4.30 ~~Credit Card Arrangements~~[Reserved.]

~~. Annexed hereto as Schedule 4.30 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement or a Guaranty and Security Agreement and which, to the extent updated after the Closing Date, shall only be required to be true, complete and correct as of the date on which Administrative Borrower is required to have most recently delivered a Compliance Certificate pursuant to Schedule 5.1) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.~~

4.31 [Reserved.]

4.32 [Reserved.]

4.33 Insurance . The properties of Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Loan Parties (unless such Affiliate is a Captive Insurer), in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, property damage and directors and officers liability insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Loan Parties operate. Schedule 4.33 sets forth a description of all insurance maintained by or on behalf of Loan Parties and their Restricted Subsidiaries as of the ~~Closing~~Amendment No. 4 Effective Date. As of the ~~Closing~~Amendment No. 4 Effective Date, each insurance policy listed on Schedule 4.33 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

4.34 Security Documents. ~~Each~~The Guaranty and Security Agreement and each other Security Document executed and delivered by a Loan Party is effective to create in favor of Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral described therein, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing. Subject to the terms of the ABL Intercreditor Agreement and except as otherwise provided under Applicable Law (including the UCC ~~and PPSA~~), in the case of (i) the Pledged Interests described in ~~any~~the Guaranty and Security Agreement (which Pledged Interests, if represented by stock certificates (and constituting “certificated securities” within the meaning of the UCC ~~and the PPSA, as applicable~~), have not been delivered to any Person other than Agent (or the Term Agent in the case of Term Priority Collateral prior to the Discharge of Term Loan Debt) (except as agreed by Agent and for which arrangements have been made for their delivery to Agent)), upon the taking of possession or control by Agent of such Pledged Interests, (ii) Collateral with respect to which a security interest may be perfected only by possession or control, upon the taking of possession or control by Agent (or the Term Agent in the case of Term Priority Collateral prior to the Discharge of Term Loan Debt) of such Collateral, and (iii) the other personal property Collateral described in ~~any~~the Guaranty and Security Agreement, when financing statements in appropriate form are filed in the appropriate filing offices and such other filings as are specified by the Guaranty and Security ~~Agreements~~Agreement have been completed, the Liens on the Collateral created by the Guaranty and Security ~~Agreements~~Agreement, shall constitute fully perfected Liens on (to the extent that perfection can be achieved under Applicable Law by making such filings or recordings or taking such possession or control), and security interests in, all right, title and interest of Loan Parties in such Collateral, as security for the Obligations, in each case prior to the Liens of any other Person (subject only to ~~(1)~~ Permitted Liens ~~which are non-consensual Permitted Liens, (2) purchase money Liens permitted hereunder, (3) the interests of lessors under Capital Leases permitted hereunder, (4) subject to the ABL Intercreditor Agreement, Liens granted to the Term Agent on Term Priority Collateral pursuant to the Term Loan Documents, and (5) Liens described in clause (t)(ii) of the definition of “Permitted Liens”, subject to any applicable intercreditor agreement referred to in such clause).~~).

4.35 Intermediation Documents. Schedule 4.35 sets forth a complete list of all material Intermediation Documents that are in existence and effective as of the ~~Closing~~Amendment No. 4 Effective Date (such Intermediation Documents, as in effect as of the ~~Closing~~Amendment No. 4 Effective Date, the “Existing Intermediation Documents”)~~, and as of the Closing Date, all material Existing Intermediation Documents are in full force and effect. No Intermediation Facility is secured by any Lien other than a Lien on Intermediation Collateral. No event or condition has occurred which would, with the passage of time or the giving of notice or both, constitute an event of default under or permit the termination of, any Intermediation Facility, except to the extent such event of default or termination could not reasonably be expected to cause a Material Adverse Effect.~~.

4.36 [Reserved.]

4.37 Affected Financial Institution. None of Loan Parties is an Affected Financial Institution.

~~4.38 Interrelated Business . Loan Parties and Restricted Subsidiaries make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties and Restricted Subsidiaries share an identity of interests such that any benefit received by any one of them benefits the others. From time to time each of~~

~~the Loan Parties and Restricted Subsidiaries may render services to or for the benefit of the other Loan Parties and Restricted Subsidiaries, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties and Restricted Subsidiaries (including inter alia, the payment by such Loan Parties and Restricted Subsidiaries of creditors of the other Loan Parties and Restricted Subsidiaries and guarantees by such Loan Parties and Restricted Subsidiaries of indebtedness of the other Loan Parties and Restricted Subsidiaries and provide administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties and Restricted Subsidiaries). Loan Parties and Restricted Subsidiaries have the same centralized accounting and legal services, certain common officers and directors and generally do not provide stand-alone consolidating financial statements to creditors.~~

5 AFFIRMATIVE COVENANTS~~.~~ .

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations (other than indemnities and other contingent Obligations for which no claim in writing has been made and any Bank Products):

5.1 Financial Statements, Reports, Certificates. Loan Parties (a) will deliver to Agent (and if so requested by Agent, with copies to each Lender), each of the financial statements, compliance certificates, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (b) agree that no Restricted Subsidiary of a Loan Party will have a fiscal year different from that of Administrative Borrower, (c) agree to maintain a system of accounting that enables Loan Parties to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Restricted Subsidiaries’ sales. Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 5.1, Administrative Borrower will provide Agent with copies of (a) each material Intermediation Document ~~and each Material Contract~~ entered into since the delivery of the previous Compliance Certificate, and (b) each material amendment, restatement, amendment and restatement, supplement or other material modification of any material Intermediation Document ~~or any Material Contract~~ entered into since the delivery of the previous Compliance Certificate.

5.2 Reporting. Loan Parties (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 at the times specified therein; and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. Borrowers and Agent hereby agree that the delivery of the Borrowing Base Certificate through Agent’s electronic platform or portal, subject to Agent’s authentication process, by such other electronic method as may be approved by Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Base as may be approved by Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such Borrowing Base Certificate, with the same legal effect as if such Borrowing Base Certificate had been manually executed by Borrowers and delivered to Agent.

5.3 Existence. Except as otherwise permitted under Section 6.3 ~~or~~, Section 6.4 or Section 6.19, each Loan Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4 Maintenance of Properties. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, or condemnation by power of eminent domain excepted and Permitted Dispositions excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect).

5.5 Taxes . Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except to the extent that (a) ~~the validity of such governmental assessment or tax is the subject of a Permitted Protest~~such Taxes are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, or (b) the failure to pay such ~~governmental assessment or~~ Tax could not reasonably be expected to result in a Material Adverse Effect.

5.6 Insurance.

(a) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, at Loan Parties’ expense, maintain insurance respecting each of each Loan Party’s and its Restricted Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies ~~reasonably acceptable to Agent (it being agreed that, as of the Closing Date, each of the current insurers of Loan Parties set forth on Schedule 5.6 is acceptable to Agent and that this Section 5.6(a) will not be breached if any insurance company with which the Loan Parties and their Restricted Subsidiaries maintain insurance becomes financially troubled and the Loan Parties and their Restricted Subsidiaries promptly obtain coverage from a different, financially sound insurer reasonably acceptable to Agent)~~ and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located; provided, that, such insurance may be provided by a Captive Insurer. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of ~~Secured Parties~~Lenders and the Agent, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard, non-contributory “lender” or “secured party” clause, and are to contain such other provisions as Agent may reasonably require to fully protect the ~~Secured Parties’~~of Lenders’ and the Agent’s interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with (unless otherwise agreed by Agent in its Permitted Discretion) the lender’s loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and providing for not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Loan Party or its Restricted Subsidiaries fails to maintain such insurance, Agent may in its Permitted Discretion arrange for such insurance, but at Loan Parties’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $~~10,000,000~~30,000,000 covered by their or their Restricted Subsidiaries’ casualty or business interruption insurance. Unless ~~a Default or~~an Event of Default shall exist or have occurred and be continuing, to the extent that Agent receives proceeds of insurance maintained by a Loan Party, such proceeds shall be applied to the Obligations in accordance with the terms hereof (subject to the ABL Intercreditor Agreement) and to the extent that any such proceeds exceed the Obligations, Agent shall credit such excess to the investment account, Deposit Account or Securities Account in which Qualified Cash of Borrowers is then being maintained. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the ~~sole~~ right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

~~(b) To the extent any Real Property constitutes Collateral, Borrowers shall maintain flood insurance on such Real Property, from such providers, in amounts and on terms in accordance with the Flood Laws or as otherwise reasonably satisfactory to all Lenders.~~

5.7 Inspections; Examinations; Appraisals; Books and Records.

(a) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit Agent, any Lender (provided, that, such Lender coordinates its visitation with Agent), and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of Administrative Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Administrative Borrower and during regular business hours. Borrowers’ obligation to reimburse Agent and the Lenders for the matters referred to herein are subject to Section 5.7(b).

(b) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals and valuations at such reasonable times and intervals as Agent may designate and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Administrative Borrower. In connection therewith, Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus reasonable and documented out-of-pocket expenses (including travel, meals, and lodging) for each field examination of Loan Parties performed by personnel employed by Agent, and (ii) the fees or charges paid or incurred by Agent (but, in any event, no less than a charge of $1,000 per day, per Person, plus reasonable and documented out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of any Loan Party or its Restricted Subsidiaries, to appraise the Collateral, or any portion thereof, or to assess any Loan Party’s business valuation; provided, that, subject to the provisions of this clause (b), Loan Parties shall solely be required to pay to Agent any such fees, charges, and expenses in connection with no more than (A) one (1) field examination with respect to Loan Parties, (B) one (1) physical verification with respect to the Petroleum Inventory of Loan Parties, and (C) one (1) appraisal of Inventory (other than Petroleum Inventory), in each case in any twelve (12) consecutive month period; provided, further, that (x) if Excess Availability at any time for a three (3) consecutive Business Day period fails to be equal to or greater than ~~twenty five~~fifteen percent (~~25~~15%) of the Loan Limit, Loan Parties shall be required to pay to Agent any such fees and charges in connection with no more than (i) two (2) field examinations with respect to Loan Parties, ~~and~~ (ii) two (2) physical verifications with respect to the Petroleum Inventory of Loan Parties and (iii) two (2) appraisals of Inventory (other than Petroleum Inventory), in each case, in any twelve (12) consecutive month period, and (y~~) if Excess Availability at any time for a three (3) consecutive Business Day period fails to be equal to or greater than fifteen percent (15%) of the Loan Limit, Loan Parties shall be required to pay to Agent any such fees and charges in connection with no more than two appraisals of Inventory (other than Petroleum Inventory) in any twelve (12) consecutive month period, and (z~~) if a Default or Event of Default exists, such field examinations, physical verifications, and appraisals shall be provided as often as Agent may request, all at Borrowers’ expense.

(c) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in all material respects and in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Administrative Borrower or such Restricted Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Administrative Borrower or such Restricted Subsidiary, as the case may be.

5.8 Compliance with Laws. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with the requirements of all Applicable Laws, other than where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9 Environmental. Each Loan Party will, and will cause each of its Restricted Subsidiaries to,

(a) Keep any property either owned or operated by any Loan Party or its Restricted Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect,

(b) Comply with Environmental Laws and Environmental Permits held by any Loan Party or its Restricted Subsidiaries, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect ~~and provide to Agent documentation confirming such compliance which Agent reasonably requests in writing~~,

(c) Promptly notify Agent following discovery by any Loan Party or its Restricted Subsidiaries of any ~~material~~ Release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Restricted Subsidiaries, or from or onto any other property that could reasonably be expected to result in a material Environmental Action against or a material Environmental Liability of any Loan Party, and take any Remedial Actions required by applicable Environmental Law to abate said Release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect, and

(d) Promptly, but in any event within ten (10) Business Days of its receipt thereof, provide Agent with written notice of any of the following to the extent any of the following could reasonably be expected to have a Material Adverse Effect: (i) notice that ~~a material~~an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Restricted Subsidiaries, (ii) notice of a commencement of any ~~material~~ Environmental Action or written notice that ~~a material~~an Environmental Action will be filed against a Loan Party or its Restricted Subsidiaries, (iii) written notice of a violation, citation, or other Environmental Action, ~~other than any with respect to a violation, citation or other Environmental Action that could not reasonably be expected to have a Material Adverse Effect~~ and (iv) the revocation, suspension, or material adverse modification of any Environmental Permit~~, other than any such action that could not reasonably be expected to have a Material Adverse Effect~~.

5.10 ~~Disclosure Updates~~[Reserved ~~. Each Loan Party will, promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished by or on behalf of any Loan Party to the Lender Group in connection with or related to the Loan Documents contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading (in all material respects) in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.~~

].

5.11 Formation of Subsidiaries. Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary or Permitted JV or acquires any direct or indirect Subsidiary or Permitted JV after the ~~Closing~~Amendment No. 4 Effective Date (provided, that, a (i) a designation in accordance with Section 6.19 resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary, (ii) any Restricted Subsidiary ceasing to constitute an Immaterial Subsidiary, and (iii) any Restricted Subsidiary ceasing to constitute an Excluded Subsidiary pursuant to the proviso set forth in the definition of “Excluded Subsidiary”, in each case, shall be deemed to constitute the acquisition of a Subsidiary for all purposes of this Section 5.11), within thirty (30) days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion):

(a) unless such new Subsidiary is an Excluded Subsidiary, cause such new Subsidiary (but not, for the avoidance of doubt, such Permitted JV) to provide to Agent a Joinder, an update to the Perfection Certificate, a joinder to the ABL Intercreditor Agreement in substantially the form attached as an annex thereto, a joinder to ~~any applicable~~the Guaranty and Security Agreement, together with such other security agreements, as well as appropriate financing statements and transmitting utility filings, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject only to ~~(1)~~ Permitted Liens ~~which are non-consensual Permitted Liens, (2) purchase money Liens permitted hereunder, (3) the interests of lessors under Capital Leases permitted hereunder, (4) subject to the ABL Intercreditor Agreement, Liens granted to the Term Agent on Term Priority Collateral pursuant to the Term Loan Documents, and (5) Liens described in clause (t)(ii) of the definition of “Permitted Liens”, subject to any applicable intercreditor agreement referred to in such clause) in and to the assets of such newly formed or acquired Subsidiary~~); provided, that, each joinder to ~~any applicable~~the Guaranty and Security Agreement, and such other security agreements shall not be required to be provided to Agent with respect to any Subsidiary of any Loan Party that is an FSHCO or CFC,

(b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to ~~any applicable~~the Guaranty and Security Agreement) and appropriate certificates and powers, financing statements, transmitting utility filings, pledging all of the Equity Interests in such new Subsidiary or Permitted JV in form and substance reasonably satisfactory to Agent; provided, that, no such Equity Interests shall be required to be pledged if such Equity Interests constitute Excluded Assets or pledging such Equity Interests would result in material adverse Tax consequences or the costs to Loan Parties of providing such pledge are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefits to Agent and the Lenders of the security afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary),

(c) provide to Agent and the Lenders, at least ~~ten~~five (~~10~~5) days prior to the effective date of any applicable Joinder, all documentation and other information required by bank regulatory authorities under applicable “~~know-your-customer” and anti-money laundering rules and regulations~~know your customer” provisions of Anti-Money Laundering Laws, including the ~~Patriot~~PATRIOT Act, and

(d) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel covering customary matters related thereto reasonably satisfactory to Agent, which, in its reasonable opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument (other than opinions of counsel) executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

Notwithstanding the foregoing or any other provision of this Agreement or any of the other Loan Documents to the contrary, no Person not organized under the Laws of the United States, Canada, or their respective political subdivisions (including, without limitation, any such Person acquired pursuant to a Permitted Acquisition), shall be the subject of any Joinder pursuant hereto, or otherwise, except with the prior written consent of Agent and ~~each Lender~~the Required Lenders.

5.12 Further Assurances. Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect (to the extent required by any Loan Document) Agent’s Liens in all of the assets of each Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any Excluded Assets) and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that, the foregoing shall not apply to any Subsidiary of Administrative Borrower that is a CFC or an FSHCO. To the maximum extent permitted by Applicable Law, if Administrative Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time (not to exceed ten (10) Business Days) following the request to do so, Administrative Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of each Loan Party (other than any Excluded Assets). Notwithstanding anything to the contrary contained herein (including Section 5.11 hereof and this Section 5.12) or in any other Loan Document, Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary at least five (5) days prior to such joinder and Agent has completed its ~~Patriot Act searches, OFAC/PEP~~Sanctions searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.

5.13 ~~[Reserved.]~~Transactions with Affiliates . Each Loan Party will conduct, and cause each of its Restricted Subsidiaries to conduct each transaction or any series of related transactions (other than the payment of management, consulting, monitoring, or advisory fees) with any Permitted JV or any Affiliate of any Borrower or any of its Subsidiaries involving aggregate payments or consideration in excess of $100,000,000 on terms and conditions that are no less favorable, taken as a whole, to such Borrower or its Restricted Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate; provided, that the foregoing requirements shall not apply to:

(a) so long as it has been approved by such Borrower’s or its applicable Restricted Subsidiary’s Board of Directors in accordance with Applicable Law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or its applicable Restricted Subsidiary,

(b) so long as it has been approved by such Borrower’s or its applicable Restricted Subsidiary’s Board of Directors in accordance with Applicable Law, the payment of reasonable compensation, consulting service, severance, reasonable and customary indemnification arrangements, or employee benefit arrangements (including pursuant to employee benefit plans, employee stock options or similar plans) to employees, officers, and outside directors of such Borrower and its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice,

(c) transactions permitted by Section 6.3, Section 6.7 or Section 6.9, clause (kk) of the definition of “Permitted Indebtedness”, any Permitted JV Investment and Permitted Intercompany Advance,

(d) (i) any sale of Equity Interests (other than Disqualified Equity Interests) of Administrative Borrower not constituting a Change of Control, and (ii) the entering into of a customary agreement providing registration rights to the shareholders of Administrative Borrower and the performance of such agreements,

(e) the transactions contemplated by the documents, instruments and agreements identified on Schedule 5.13(e), each as in effect on the Amendment No. 4 Effective Date, including the payment of amounts payable pursuant to and in accordance therewith, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Borrowers, the applicable Restricted Subsidiaries or the Lender Group than the original agreement or arrangement in existence on the Amendment No. 4 Effective Date,

(f) transactions with Permitted JVs, MLP Subsidiaries or Unrestricted Subsidiaries (1) entered into in the ordinary course of business and consistent with past practice, (2) entered into on customary terms, or (3) that are fair to Administrative Borrower and its Restricted Subsidiaries from a financial point of view and not materially disadvantageous to the Lender Group,

(g) transactions involving customary credit support, capital contribution requirements and/or indemnities in respect of tax credit monetization transactions (including monetization of “45Q” or other similar tax credits via tax equity partnership flip transactions, tax credit transfers, preferred equity monetizations or otherwise), and

(h) licenses and sublicenses of intellectual property.

5.14 Compliance with ERISA and the IRC. In addition to and without limiting the generality of Section 5.8, each Loan Party will, and will cause each of its Restricted Subsidiaries to ~~(a)~~, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, comply with applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans~~, (b) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (c) not allow any facts or circumstances to exist with respect to one or more Employee Benefit Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (d) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise Tax, fiduciary liability or correction obligation under ERISA or the IRC, (e) operate each Employee Benefit Plan in such a manner that will not incur any material Tax liability under the IRC (including Section 4980B of the IRC), and (e) furnish to Agent upon Agent’s written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension Plan except as could not reasonably be expected to result in material liability to Loan Parties, Loan Parties, their Subsidiaries and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.~~.

5.15 Canadian Pension Plans[Reserved].

~~. With respect to any Canadian Pension Plan and in addition to and without limiting the generality of Section 5.8, the applicable Loan Party: (i) shall administer such Canadian Pension Plan in accordance in all material respects with the requirements of the applicable pension plan texts, funding agreements, the Tax Act and applicable provincial pension benefits legislation, (ii) shall deliver to Agent an undertaking of the funding agent for each Canadian Pension Plan stating that the funding agent will notify Agent within seven (7) days of such Loan Party’s failure to make any required contribution to the applicable Canadian Pension Plan, (iii) shall not accept payment of any amount from any Canadian Pension Plan without the prior written consent of Agent, (iv) without the prior written consent of Agent, shall not terminate, or cause to be terminated, any Canadian Pension Plan, if such plan would have a solvency deficiency on termination, (v) shall promptly provide Agent with any documentation relating to any Canadian Pension Plan as Agent may reasonably request, (vi) shall notify Agent within thirty (30) days of (A) a material increase in the liabilities of any Canadian Pension Plan, (B) the establishment of a new registered pension plan, and (C) the commencement of payment of contributions to a Canadian Pension Plan to which such Loan Party had not previously been contributing, and (vii) upon learning of the occurrence of (A) a Canadian Pension Event, or (B) any event with respect to any Canadian Pension Plan which would result in such Loan Party incurring any material liability, fine or penalty, in each case shall provide written notice thereof to Agent which describes the same and the steps being taken by such Loan Party with respect thereto.~~

5.16 Location of Inventory; Chief Executive Office ~~; Registered Office.~~ Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep their Inventory (other than Eligible Petroleum Inventory-Exported) only at the locations identified on Schedule 4.24,

Schedule E-1, or Schedule E-2 and their chief executive ~~offices (and in the case of the Canadian Loan Parties, their registered offices or domicile)~~office only at the locations identified on Schedule 4.25; provided, that, Borrowers may amend Schedule 4.24 or Schedule 4.25 by delivering a supplement to such Schedules to Agent; provided, further, that with respect to any such supplement to add a location with respect to Inventory (other than (x) Eligible Petroleum Inventory-Exported, and (y) Petroleum Inventory not constituting Inventory included in the Borrowing Base (referred to herein as “Non-Borrowing Base Petroleum Products”) which is in transit from the United States ~~or Canada~~ to a foreign jurisdiction for sale in such foreign jurisdiction) or relocate any such chief executive office, ~~registered office, or domicile,~~ such supplement occurs by written notice to Agent ~~not less than ten~~within thirty (~~10~~30) days ~~prior to~~of the date on which such Inventory is moved to such new location or such chief executive office~~, registered office, or domicile~~ is relocated and so long as such new location~~,~~ or chief executive office~~, registered office, or domicile~~ is within the continental United States ~~(or, in the case of a Canadian Loan Party, within Canada)~~, and, with respect to Inventory that is included in the Borrowing Base (other than Eligible Petroleum Inventory-Exported), Agent obtains ~~an~~a Collateral Access Agreement for such location, or in the alternative, establishes a Reserve. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep their Eligible Petroleum Inventory-Exported only in the possession, custody or control of an Eligible Carrier. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, provide written notice to Agent not less than ten (10) days prior to the date on which any Non-Borrowing Base Petroleum ~~Inventory~~Products are to be transported to a location outside of the United States ~~or Canada~~ and as to which Loan Party maintains title while such Non-Borrowing Base Petroleum ~~Inventory~~Products are in transit, of the proposed carrier of such Petroleum Inventory together with a certification that such Petroleum Inventory constitute Non-Borrowing Base Petroleum ~~Inventory~~Products.

5.17 Margin Stock~~.~~. If reasonably requested by Agent or any Lender (through Agent), following the acquisition by a Loan Party or any Restricted Subsidiary of Margin Stock, other than Excluded Assets, Administrative Borrower will furnish to Agent a Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U, or X of the Board of Governors.

5.18 ~~OFAC; Sanctions;~~ Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. Each Loan Party will, and will cause each of ~~its~~their respective Subsidiaries to, comply with ~~(i) all applicable Sanctions, and (ii) in all material respects,~~ all applicable Anti-Corruption Laws~~, Canadian Anti-Terrorism Laws, and~~ and Sanctions in all respect, and with Anti-Money Laundering Laws in all material respects. Each ~~of~~ Loan ~~Parties~~Party shall, and shall cause each of their respective Subsidiaries~~,~~ to ~~implement and~~, continue to maintain ~~in effect~~ policies and procedures reasonably designed to ensure compliance ~~by such Persons and their respective directors, officers, employees, agents, Permitted JVs, and Affiliates with all Sanctions,~~with applicable Anti-Corruption Laws, ~~Canadian Anti-Terrorism Laws, and~~ Anti-Money Laundering Laws~~. The covenants and agreements given in this Section 5.18 shall not be made by nor apply to any Canadian Loan Party insofar as compliance with any such covenant or agreement would result in a violation of or breach by or in respect of such Canadian Loan Party or otherwise conflict with the Foreign Extraterritorial Measures Act (Canada).~~, and Sanctions.

5.19 ~~Material Contracts~~[Reserved]~~. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (i) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, (ii) maintain each such Material Contract in full force and effect except to the extent such Material Contract is no longer used or useful in the conduct of the business of Loan Parties in the ordinary course of business, consistent with past practices, and (iii) enforce each such Material Contract in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.~~

5.20 ~~Intermediation Documents~~[Reserved]~~. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (i) perform and observe all the terms and provisions of each Intermediation Document entered into in connection with, or related to, any Intermediation Facility to be performed or observed by it, (ii) maintain each such Intermediation Document in full force and effect except to the extent such Intermediation Document is no longer used or useful in the conduct of the business of Loan Parties or Restricted Subsidiaries in the ordinary course of business, consistent with past practices, and (iii) enforce each such Intermediation Document in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.~~

6 NEGATIVE COVENANTS~~.~~ .

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations (other than indemnities and other contingent Obligations for which no claim in writing has been made and any Bank Products):

6.1 Indebtedness. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume, suffer to exist, guarantee, or otherwise become or remain~~, directly or indirectly,~~ liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2 Liens. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume, or suffer to exist~~, directly or indirectly,~~ any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3 Restrictions on Fundamental Changes. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,

(a) other than in order to consummate a Permitted Acquisition, ~~enter into~~consummate any merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or amalgamation between Loan Parties; provided, that, a Borrower must be the surviving entity of any such merger or amalgamation to which it is a party, (ii) any merger or amalgamation between a Loan Party and a Restricted Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger or amalgamation, and (iii) any merger or amalgamation between Restricted Subsidiaries of Administrative Borrower that are not Loan Parties,

(b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of any Excluded Subsidiary of any Borrower, (ii) the liquidation or dissolution of a Loan Party (other than any Borrower) or any of its Restricted Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Restricted Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Restricted Subsidiary of any Borrower that is not a Loan Party so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Restricted Subsidiary of a Borrower that is not liquidating or dissolving, or

(c) suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4, or (i) in connection with a “turnaround”, (ii) as the result of a Force Majeure event and/or (iii) in connection with the diligent rebuilding or repair of property, plant and equipment, in the case of each of subclauses (i), (ii) and (iii) above, for no longer than reasonably necessary to restore suspended Refinery operations~~, or~~.

~~(d) change the classification/status of any Canadian Loan Party for U.S. federal or Canadian income Tax purposes.~~

6.4 Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to ~~convey, sell, lease, license, assign, transfer, or otherwise dispose of any of~~make any Disposition of any Borrower’s or its Restricted Subsidiaries’ assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”).

6.5 Nature of Business. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to engage in any material line of business substantially different from (a) ~~those lines of business conducted by Administrative Borrower and its Restricted Subsidiaries on the Closing Date~~the Business, (b) any business reasonably related, ancillary, incidental or complementary thereto, or reasonable extensions thereof (including a Similar Business), or (c) such other lines of business as may be consented to by the Required Lenders.

6.6 Prepayments and Amendments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,

(a) except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i) optionally prepay, redeem, defease, purchase, or otherwise acquire (1) any Indebtedness secured on a junior basis relative to the Liens securing the Obligations, (2) any Indebtedness subject to payment subordination terms or (3) any unsecured Indebtedness, in each case, of any Borrower or its Restricted Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted

Intercompany Advances set forth in subsections (a) or (b) of the definition of “Permitted Intercompany Advances”, (C) any Indebtedness in an outstanding principal amount not to exceed $~~10,000,000~~50,000,000 in the aggregate per annum ~~so long as, as of the date of any such payment and immediately after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing or would result therefrom~~, (D) Indebtedness permitted under ~~clauses~~clause (~~u~~j), (l), (z), (hh), and (~~bb~~ii) of the ~~definition~~definitions of “Permitted Indebtedness” and other Permitted Indebtedness similar in revolving nature to the Permitted Indebtedness described in clause (bb) of such definition, ~~and~~ (E) other Indebtedness (including Permitted Intercompany Advances of the type described in clause (c) of such definition) to the extent the Payment Conditions have then been satisfied~~, or~~ (provided, that, for purposes of this Section 6.6(a)(i)(E), clause (a) of the definition of “Payment Conditions” shall be modified to read, “no Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing or would result therefrom”) and (F) payments and redemptions in an aggregate amount not to exceed the greater of $140,000,000 and three and one-half percent (3.5%) of Total Assets of Administrative Borrower (as determined at the time of incurrence) plus any unused portion of the General RP Basket (the “General RJDP Basket”), minus any portion of the General RJDP Basket reallocated to clause (ee) of the definition of “Permitted Investments”, or

(ii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions applicable thereto, or

(b) ~~directly or indirectly,~~ amend, modify, or change any of the terms or provisions of

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances in accordance with this Agreement (including, without limitation, Section ~~6.10~~5.13 and the definition of Permitted Intercompany Advances), (C) to the extent expressly permitted with respect to Refinancing Indebtedness, in accordance with the definition thereof, (D) the Term Loan Documents in accordance with the ABL Intercreditor Agreement, and (E) other Indebtedness permitted under the definition of Permitted Indebtedness; provided, that, with respect to this subsection (E), any such amendment, modification or change to any agreement, instrument, document, indenture, or other writing evidencing or concerning such other Indebtedness shall not (~~i~~1) cause such Indebtedness to cease to be Permitted Indebtedness, (~~ii~~2) result in a shortening of the average weighted maturity (measured as of the date of such amendment, modification or change) of such Indebtedness, or (~~iii~~3) when taken as a whole, reasonably be expected to be materially adverse to the interests of Lenders; and further, provided, that, with respect to this subsection (E), if any such Indebtedness, when initially incurred, required Agent or any Lender approval, any such amendment, modification or change shall be subject to such approval,

(ii) the Governing Documents of any Loan Party or any of its Restricted Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders,

(iii) ~~any Material Contract (other than any Intermediation Document, which is governed by clause (iv) below) except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, or~~[reserved], or

(iv) any Intermediation Document in a manner that could reasonably be expected to have a Material Adverse Effect.

6.7 Restricted Payments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to make any Restricted Payment; provided, that, so long as it is permitted by law,

(a) so long as no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom, the repurchase, redemption or other acquisition or retirement for value of any Equity Interest of Administrative Borrower held by any current or former employee or director of Administrative Borrower (or any of its Restricted Subsidiaries) (or any spouses, ex-spouses, or estates of any of the foregoing) pursuant to the terms of any employee equity subscription agreement, stock option agreement, restricted stock or similar agreement entered into in the ordinary course of business shall be permitted; provided, that, the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed the sum of (x) $10,000,000, plus (y) the excess of $10,000,000 over the amounts actually paid in the immediately preceding twelve (12) month period (it being understood that any payments made in reliance on this clause (a) shall be deemed to have been made first pursuant to the foregoing clause (y)),

(b) so long as no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom, Administrative Borrower may make distributions to former employees, officers, or directors of Administrative Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Administrative Borrower on account of repurchases of the Equity Interests of Administrative Borrower held by such Persons; provided, that, such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Administrative Borrower,

(c) so long as no ~~Specified~~ Event of Default pursuant to Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing or would result therefrom, Permitted Intercompany Advances may be made pursuant to and in accordance with the definition thereof,

(d) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Administrative Borrower may (i) make cash dividends to the holders of Equity Interests in Administrative Borrower consisting of common stock and (ii) repurchase Qualified Equity Interest of Administrative Borrower, in an aggregate amount after the Amendment No. 4 Effective Date not to exceed ~~the lesser of (x) in any fiscal quarter of~~

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~~Administrative Borrower, $0.31 per share, and (y)~~$200,000,000 in any twelve consecutive calendar-month period~~, $180,000,000,~~ plus additional unlimited Restricted Payments for such purposes if the Payment Conditions have then been satisfied,

(e) so long as no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom, the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof, shall be permitted;

(f) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of Administrative Borrower shall be permitted; provided, that, any such cash payment shall not circumvent or evade the limitations of this Section 6.7;

(g) the payment of any dividend within forty five (45) days after the date of declaration thereof, if at such date of declaration, such payment would have complied with the provisions of this Agreement, ~~and~~

(h) Administrative Borrower and its Restricted Subsidiaries may make Permitted Distributions~~.~~,

(i) additional unlimited Restricted Payments, if the Payment Conditions have then been satisfied, and

(j) other Restricted Payments in an aggregate amount after the Amendment No. 4 Effective Date not to exceed, the greater of $140,000,000 and three and one-half percent (3.5%) of Total Assets of Administrative Borrower (as determined at the time of incurrence) (the “General RP Basket”), minus any portion of the General RP Basket reallocated to (i) clause (ee) of the definition of “Permitted Investments” or (ii) the General RJDP Basket.

Notwithstanding the foregoing, no Loan Party or Restricted Subsidiary shall make any Restricted Payment with a Refinery (other than a Specified Asset or an Excluded Refinery) to any MLP Subsidiary or other Person (other than another Loan Party or Restricted Subsidiary).

6.8 Accounting Methods[Reserved] ~~. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).~~

6.9 Investments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, ~~directly or indirectly~~ except for Permitted Investments, make or acquire any Investment.

~~6.10~~ Transactions with Affiliates~~. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any~~

~~transaction (other than transactions solely among Loan Parties) with any Permitted JV or any Affiliate of any Borrower or any of its Subsidiaries except for:~~

~~(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between such Borrower or its Restricted Subsidiaries, on the one hand, and any Permitted JV or any Affiliate of such Borrower or its Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to such Borrower or its Restricted Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,~~

~~(b) so long as it has been approved by such Borrower’s or its applicable Restricted Subsidiary’s Board of Directors in accordance with Applicable Law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or its applicable Restricted Subsidiary,~~

~~(c) so long as it has been approved by such Borrower’s or its applicable Restricted Subsidiary’s Board of Directors in accordance with Applicable Law, the payment of reasonable compensation, consulting service, severance, reasonable and customary indemnification arrangements, or employee benefit arrangements (including pursuant to employee benefit plans, employee stock options or similar plans) to employees, officers, and outside directors of such Borrower and its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice,~~

~~(d) transactions permitted by Section 6.3, Section 6.7 or Section 6.9, any Permitted JV Investment and Permitted Intercompany Advance,~~

~~(e) (i) any sale of Equity Interests (other than Disqualified Equity Interests) of Administrative Borrower not constituting a Change of Control, and (ii) the entering into of a customary agreement providing registration rights to the shareholders of Administrative Borrower and the performance of such agreements,~~

~~(f) the transactions contemplated by the documents, instruments and agreements identified on Schedule 6.10(f), each as in effect on the Closing Date, including the payment of amounts payable pursuant to and in accordance therewith, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Borrowers, the applicable Restricted Subsidiaries or the Lender Group than the original agreement or arrangement in existence on the Closing Date, and~~

~~(g) transactions with Permitted JVs, MLP Subsidiaries or Unrestricted Subsidiaries (1) entered into in the ordinary course of business and consistent with past practice, (2) entered into on customary terms, or (3) that are fair to Administrative Borrower and its Restricted Subsidiaries from a financial point of view and not materially disadvantageous to the Lender Group.~~

6.10  ~~6.11~~ Use of Proceeds. Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan or Letter of Credit made or deemed made hereunder for any purpose other than (a) on the Closing Date, to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the ~~Funds Flow Agreement~~funds flow agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their working capital and general corporate purposes of Administrative Borrower and its Subsidiaries, in each case to the extent permitted hereunder (including, without limitation, Permitted Acquisitions and Permitted JV Investments); provided, that, ~~(x)~~ that no part of the proceeds of the Loans or Letters of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U, or X of the Board of Governors~~, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or, to the knowledge of any Loan Party or any Restricted Subsidiary after due care and inquiry, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) no part of the proceeds of any Loan or Letter of Credit will be used, directly or, to the knowledge of any Loan Party or any Restricted Subsidiary after due care and inquiry, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws, Canadian Anti-Terrorism Laws, or Anti-Money Laundering Laws. The covenants and agreements given in this Section 6.11 shall not be made by nor apply to any Canadian Loan Party insofar as compliance with any such covenant or agreement would result in a violation of or breach by or in respect of such Canadian Loan Party or otherwise conflict with the Foreign Extraterritorial Measures Act (Canada)~~.

6.11 [Reserved].

6.12 [Reserved].

~~6.12~~ Limitation on Issuance of Equity Interests~~. Except for the issuance or sale of Qualified Equity Interests by Administrative Borrower, and without limitation upon transactions expressly permitted under Sections 6.3, 6.4, and 6.9, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, issue or sell any of its Equity Interests.~~

6.13 Bailees. Other than in the ordinary course of business and consistent with general industry practice, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, store the Inventory of Administrative Borrower or its Restricted Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party, except as set forth on Schedule 4.24, Schedule E-1, or Schedule E-2 and their chief executive offices ~~(and in the case of the Canadian Loan Parties, their registered offices or domicile)~~ only at the locations identified on Schedule 4.25 (in each case, as such schedules may be updated or amended in accordance herewith).

6.14 INTENTIONALLY OMITTED[Reserved].

6.15 Employee Benefits ~~. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to:~~

. The Borrowers will not:

(a) terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner~~, or take any other action with respect to any Pension Plan, which~~ that could reasonably be expected to result in any liability of any ~~Loan Party or ERISA Affiliate~~Borrower to the PBGC that could reasonably be expected to have a Material Adverse Effect;

(b) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts ~~which~~that, under the provisions of any Pension Plan, agreement relating thereto or Applicable Law, ~~any Loan Party or~~the Borrowers or any ERISA Affiliate is required to pay if such failure could reasonably be expected to have a Material Adverse Effect; or

(c) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of ~~section~~Section 302 of ERISA or ~~section~~Section 412 of the Code, whether or not waived, with respect to any Pension Plan ~~which exceeds $250,000 with respect to all Pension Plans in the aggregate;~~that could reasonably be expected to have a Material Adverse Effect.

~~(d) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan not set forth on Schedule 4.10;~~

~~(e) amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Pension Plan under the IRC;~~

~~(f) permit to exist (i) any condition which could reasonably be expected to result in a Canadian Pension Event, or (ii) any other condition, event or transaction with respect to a Canadian Pension Plan which could result in a Loan Party incurring any liability, fine or penalty; or~~

~~(g) establish, maintain, sponsor, contribute to or otherwise incur or assume liability or obligations in respect of a Canadian Defined Benefit Pension Plan or amalgamate with a Person that maintains, sponsors or otherwise has liability for any Canadian Defined Benefit Pension Plan during the term of this Agreement.~~

6.16 ~~Consignments~~[Reserved] ~~. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, other than with respect to precious metals pursuant to ordinary course refurbishments or exchanges of catalysts, including platinum or similar precious metals and related products, necessary or useful for the operation of the Refineries. For the avoidance of doubt, this Section 6.16 shall not restrict any Intermediation Facilities or contango market, Renewable Identification Number, or buy-sell transactions, in each case expressly permitted hereby.~~

.

6.17 Limitations on Encumbrances on ~~Real Property and~~the Equity Interests of the MLP GP. Notwithstanding anything to the contrary in any Loan Document, no Loan Party will, or will permit any of its Restricted Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any ~~(a) Excluded Real Property (as defined in the Term Loan Agreement as in effect as of the Closing Date), except for Liens permitted to be incurred under clauses (b), (c), (d), (f)(ii), (g), (k), (r), (z) (solely to the extent in connection with sale-leaseback transactions permitted hereunder), and (bb) of the definition of “Permitted Liens”, or (b) any~~ Equity Interests of the MLP GP except for nonconsensual Permitted Liens arising by operation of Applicable Law.

6.18 [Reserved.]

6.19 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of Administrative Borrower may designate any Restricted Subsidiary of Administrative Borrower to be an Unrestricted Subsidiary; provided, that:

(i) the aggregate fair market value, as determined in good faith by the Board of Directors of Administrative Borrower, of all outstanding Investments owned by Administrative Borrower and its Restricted Subsidiaries in the Subsidiary being so designated (including any guarantee by Administrative Borrower or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be a Permitted Investment.

(ii) such Subsidiary does not hold any Liens on any property of Administrative Borrower or any Restricted Subsidiary thereof;

(iii) the Subsidiary being so designated:

(A) is not party to any agreement, contract, arrangement or understanding with Administrative Borrower or any Restricted Subsidiary of Administrative Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Administrative Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Administrative Borrower or would be permitted under Section ~~6.10~~5.13 hereof; ~~and~~

(B) is a Person with respect to which neither Administrative Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests, except as would be permitted under Section 6.9 hereof; and

(C) has not previously been designated as an Unrestricted Subsidiary; and

(iv) No ~~Default or~~ Event of Default would be in existence following such designation.

(b) Any designation of a Restricted Subsidiary of Administrative Borrower as an Unrestricted Subsidiary will be evidenced to Agent by filing with Agent the board resolution giving effect to such designation and a certificate duly executed by an Authorized Person of Administrative Borrower certifying that such designation complied with the preceding conditions and was permitted by this Agreement. If, at any time, any Unrestricted Subsidiary (x) would fail to meet any of the preceding requirements described in subclauses (A) or (B) of clause (iii) of this Section 6.19, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be incurred or made by a Restricted Subsidiary of Administrative Borrower as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under this Agreement, such event shall constitute an Event of Default under this Agreement.

(c) The Board of Directors of Administrative Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that:

(i) such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Administrative Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness would be Permitted Indebtedness;

(ii) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be a Permitted Investment;

(iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be Permitted Liens; and

(iv) no ~~Default or~~ Event of Default would be in existence following such designation.

Notwithstanding the provisions set forth above with respect to “Unrestricted Subsidiaries” or anything else in this Agreement or any other Loan Document to the contrary, Administrative Borrower shall not designate any Subsidiary as an Unrestricted Subsidiary, to the extent that such Subsidiary (w) owns or exclusively licenses any Material Intellectual Property at the time of designation (for the avoidance of doubt, unless the materiality of such Material Intellectual Property is limited to the business or operations of such Subsidiary), (x) directly or indirectly owns a Refinery (other than a Specified Asset or an Excluded Refinery), (y) holds assets constituting Revolving ~~Loan~~ Priority Collateral, or (z) is not an “Unrestricted Subsidiary” for purposes of the Term Loan Documents. No Borrower or Restricted Subsidiary may transfer or assign legal title to, or exclusively license, any Material Intellectual Property to any Unrestricted Subsidiary, unless the materiality of such Material Intellectual Property is limited to the business or operations otherwise being transferred or invested in such Unrestricted Subsidiary in a manner not prohibited by this Agreement at or substantially concurrently with the proposed transfer, assignment, or license.

6.20 Covenants Relating to MLP Subsidiaries. Administrative Borrower and its Restricted Subsidiaries shall be subject to the following covenants relating to MLP Subsidiaries:

(a) Administrative Borrower shall not permit (x) the MLP GP to engage in any business other than holding a general partnership interest in the MLP or (y) any Future MLP GP to engage in any business other than holding a general partnership interest in Future MLPs;

(b) neither Administrative Borrower nor any of its Restricted Subsidiaries shall (i) ~~provide any guarantee of, or any credit support for,~~make any Investments in respect of any Indebtedness of an MLP Subsidiary, or otherwise be ~~directly or indirectly~~ liable for any Indebtedness of such MLP Subsidiary (other than pursuant to a Permitted Investment), (ii) permit any Indebtedness of an MLP Subsidiary to be recourse to Administrative Borrower or any Restricted Subsidiary, other than pursuant to customary terms regarding accuracy of representations and warranties, tax treatment or covenants, “bad boy” guarantees and/or limited recourse obligations and (iii) permit a Lien on any of its property to secure, or permit any of its property to be otherwise subject (directly or indirectly) to the satisfaction of any Indebtedness of any MLP Subsidiary (it being understood and agreed that this clause (iii) shall not be deemed to restrict any MLP Subsidiary from granting a Lien in such MLP Subsidiary’s right, title and interest to any lease to which such MLP Subsidiary is the lessee and Administrative Borrower or a Restricted Subsidiary thereof is the lessor; provided that such Lien shall be subject to customary rights in favor of the lessor in respect of such lease~~)~~, other than pursuant to customary terms regarding accuracy of representations and warranties, tax treatment or covenants, “bad boy” guarantees and/or limited recourse obligations; and

(c) neither Administrative Borrower nor any of its Restricted Subsidiaries shall permit an MLP Subsidiary to (i) own any Equity Interests in Administrative Borrower or any Restricted Subsidiary, (ii) hold any Indebtedness of Administrative Borrower or any Restricted Subsidiary, except in the ordinary course of business ~~but in no event Indebtedness for borrowed money~~, or (iii) hold any Lien on property of Administrative Borrower or any Restricted Subsidiary, except in connection with the ordinary course of business ~~but in no event to secure Indebtedness for borrowed money~~ (it being understood and agreed that this clause (iii) shall not be deemed to restrict any MLP Subsidiary from entering into a lease with respect to which such MLP Subsidiary is the lessee and Administrative Borrower or a Restricted Subsidiary thereof is the lessor; provided that such lease shall be subject to customary rights in favor of the lessor in respect of such lease).

6.21 Certain Undertakings Relating to the Separateness of the MLP and MLP Subsidiaries. ~~Separate Records; Separate Assets.~~ Administrative Borrower shall, and shall cause the MLP Subsidiaries to, (i) maintain the MLP Subsidiaries’ respective books and records and MLP Subsidiaries’ respective accounts separate from those of Administrative Borrower and its Restricted Subsidiaries, and (ii) maintain MLP Subsidiaries’ respective financial and other books and records showing MLP Subsidiaries’ respective assets and liabilities separate and apart from those of Administrative Borrower and its Restricted Subsidiaries. Administrative Borrower shall not commingle or pool, and shall cause the MLP Subsidiaries not to commingle or pool, their respective funds or other assets with those of any other Person, except their respective consolidated Subsidiaries, and shall maintain their respective assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

~~(b) Separate Name; Separate Credit. Administrative Borrower shall, and shall cause the MLP Subsidiaries to, (i) conduct their respective businesses in their respective own names or in the names of their respective Subsidiaries, and (ii) generally hold the MLP Subsidiaries as entities separate from Administrative Borrower and its Restricted Subsidiaries. Administrative Borrower shall, and shall cause the MLP Subsidiaries to, (x) pay their respective obligations and liabilities from their respective own funds (whether on hand or borrowed) and (y) maintain adequate capital in light of their respective business operations.~~

~~(c) Separate Formalities. Administrative Borrower shall cause the MLP Subsidiaries to observe all limited liability company or partnership formalities and other formalities required by their respective Governing Documents and Applicable Law.~~

6.22 Burdensome Agreements~~.~~ .

(a) Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of Administrative Borrower or any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Equity Interests (or with respect to any other interest or participation in, or measured by, its profits) to Administrative Borrower or any of its Restricted Subsidiaries or pay any liabilities owed to Administrative Borrower or any of its Restricted Subsidiaries; (ii) make loans or advances to Administrative Borrower or any of its Restricted Subsidiaries; (iii) transfer any of its properties or assets to Administrative Borrower or any of its Restricted Subsidiaries or (iv) create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lender Group to secure the Obligations.

(b) The restrictions in Section 6.22(a) will not apply to encumbrances or restrictions:

(i) existing under, by reason of or with respect to (A) the Term Loan Agreement, as in effect on the ~~Closing~~Amendment No. 4 Effective Date or as subsequently amended in a manner (1) not materially less favorable to the Loan Parties or the Lenders than the terms set forth in the Term Loan Agreement as in effect on the ~~Closing~~Amendment No. 4 Effective Date, or (2) not more restrictive than under this Agreement as in effect on the ~~Closing~~Amendment No. 4 Effective Date, or (B) ~~any existing~~Permitted Indebtedness, or (C) any other agreements set forth on Schedule 6.22, in the case of this clause (~~B~~C), as in effect on the ~~Closing~~Amendment No. 4 Effective Date;

(ii) set forth in this Agreement and the other Loan Documents;

(iii) existing under, by reason of or with respect to Applicable Law;

(iv) with respect to any Person or the property or assets of a Person acquired after the ~~Closing~~Amendment No. 4 Effective Date by Administrative Borrower or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof;

(v) set forth in any document governing any secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 hereof;

(vi) in the case of clause (iii) of Section 6.22(a):

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Administrative Borrower or any Restricted Subsidiary thereof not otherwise prohibited by this Agreement, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Administrative Borrower or any Restricted Subsidiary thereof in any manner material to Administrative Borrower or any Restricted Subsidiary thereof;

(vii) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Equity Interests of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(viii) existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(ix) existing under joint venture or similar agreements or any Indebtedness permitted to be incurred under this Agreement and which an Authorized Person of Administrative Borrower determines in good faith will not materially adversely affect Administrative Borrower’s ability to make payments of principal or interest payments on the Loans or payments of any other Obligations owing hereunder;

(x) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) of Section 6.22(b) hereof, provided, that, the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those prior to such amendment, modification, restatement, renewal, extension, supplement, refunding, replacement or refinancing; ~~and~~

(xi) solely for the purposes of Section 6.22(a)(iii) and (iv) (with respect to Intermediation Collateral), contained in any Intermediation Document existing or entered into in accordance with this Agreement (and, for the avoidance of doubt, shall not prohibit transfers of Revolving Priority Collateral)~~.~~; and

(xii) set forth in licenses, sublicenses or cross licenses of intellectual property permitted hereunder.

6.23 Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions~~Intermediation Facilities~~.

~~. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, enter into any crude oil or other feedstock supply agreements, natural gas supply agreements, hydrogen supply agreements, or off-take agreements relating to intermediate or refined products with a counterparty for purposes of facilitating an intermediation agreement other than an Intermediation Facility.~~

(a) No Loan Party or any of its Subsidiaries shall, directly or knowingly indirectly, use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, joint venture partner, or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws, (ii) in violation of Anti-Money Laundering Laws, (iii) for the purpose of financing activities of or with any Sanctioned Person or in any Sanctioned Jurisdiction, in either case in violation of Sanctions, or (iv) in any manner that would cause any party to this Agreement to be in violation of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions.

(b) No Loan Party or any of its Subsidiaries shall, directly or knowingly indirectly, fund any repayment of the Loans with proceeds derived from (i) any transaction in violation of Anti-Corruption Laws, (ii) any transaction in violation of Anti-Money Laundering Laws, (iii) any transaction of or with any Sanctioned Person or in any Sanctioned Jurisdiction, in either case in violation of Sanctions, or (iv) in any manner that would cause any party to this Agreement to be in violation of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions.

7 FINANCIAL ~~COVENANTS.~~COVENANT.

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations~~,~~ (other than indemnities and other contingent Obligations for which no claim in writing has been made and any Bank Products), the Loan Parties will~~:~~

~~(a)~~ , commencing ~~Fixed Charge Coverage Ratio. Commencing~~ on the date on which a Financial Covenant Triggering Event has occurred, and until the date, if any, that such Financial Covenant Triggering Event shall cease to exist in accordance with the definition of the term “Financial Covenant Triggering Event” (without prejudice to the obligation to comply to the extent a subsequent Financial Covenant Triggering Event occurs) have a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 measured on ~~a month-end basis for the twelve~~the last day of the four consecutive ~~calendar month~~fiscal quarter period most recently then ended, commencing with the ~~month-end~~last day of the fiscal quarter immediately preceding the ~~month in~~date on which the Financial Covenant Triggering Event occurred for which Administrative Borrower was required to deliver ~~monthly~~quarterly financial statements pursuant to this Agreement, and thereafter, as of the ~~end~~last day of each ~~month~~fiscal quarter thereafter.

8 EVENTS OF DEFAULT~~.~~ .

~~Any~~The existence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1 Payments. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of ~~three~~five (~~3~~5) Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;

8.2 Covenants. If any Loan Party or any of its Restricted Subsidiaries:

(a) fails to perform or observe any term, covenant or agreement contained in any of (i) Sections 3.4, 5.1, 5.2 (solely with respect to clause (a) of Schedule 5.2), 5.3 (solely with respect to existence of each Loan Party in its jurisdiction of organization), 5.7 (solely if any Loan Party refuses to allow Agent or its representatives or agents to visit any Loan Party’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Loan Parties’ affairs, finances, and accounts with officers and employees of any Loan Party), 5.11, 5.19, or 5.20 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the ~~US~~ Guaranty and Security Agreement~~,~~ or ~~(v) Section 7 of the Canadian Guarantee and~~similar provisions in any other Security ~~Agreement~~Document;

(b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than with respect to existence of each Loan Party in its jurisdiction of organization), 5.4, 5.5, 5.6, 5.8, 5.10, 5.12, 5.16, or 5.17 of this Agreement and such failure continues for a period of ten (10) days after the earlier of (x) the date on which such failure shall first become known to any officer of any Loan Party or (y) the date on which written notice thereof is given to Administrative Borrower by Agent;

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent;

8.3 Judgments. If one or more judgments, orders, requirements to pay issued by a Governmental Authority, or awards for the payment of money involving an aggregate amount of $~~75,000,000 or~~200,000,000 or more (net of any amounts covered by insurance pursuant to which the insurer (including a Captive Insurer) has not denied coverage) is entered or filed against a Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or with respect to any of their respective assets, and either (a) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4 Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary);

8.5 Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) and any of the following events occur: (a) such Loan Party or such Restricted Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or such Restricted Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6 Default Under Other Agreements. If there is (a) a default in (x) any Term Loan Document, or (y) one or more agreements to which a Loan Party or any of its Restricted Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Restricted Subsidiaries’ Indebtedness involving an aggregate amount of $~~75,000,000 or~~200,000,000 or more (excluding any default in respect of Hedge Agreements, which are addressed in Section 8.6(b)), and such default (in the case of either of clauses (x) or (y)) (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Restricted Subsidiary’s obligations thereunder~~,~~ or (b) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Restricted Subsidiaries is a party and the Swap Termination Value is an aggregate amount of $~~75,000,000 or more, or (c) an event of default by a Loan Party or any of its Restricted Subsidiaries in respect of any Intermediation Facility that could reasonably be expected to have a Material Adverse Effect~~200,000,000 or more;

8.7 Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof (with the exception of Sanctions, for which materiality shall not apply);

8.8 Guaranty. If the obligation of any Guarantor under any guaranty contained in ~~any~~the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement or such Guaranty and Security Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty;

8.9 Security Documents. If ~~any~~the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and (except to the extent of (1) Permitted Liens which are non-consensual Permitted Liens, (2) purchase money Liens permitted hereunder, (3) the interests of lessors under Capital Leases permitted hereunder, (4) subject to the ABL Intercreditor Agreement, Liens granted to the Term Agent on Term Priority Collateral pursuant to the Term Loan Documents, and (5) Liens described in clause (t)(ii) of the definition of “Permitted Liens”, subject to any applicable intercreditor agreement referred to in such clause), first priority Lien on the Collateral covered thereby, except, in each case, (i) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (ii) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed $~~15,000,000~~50,000,000;

8.10 Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.11 Change of Control. A Change of Control shall occur, whether directly or indirectly;

8.12 ERISA~~; Canadian Pension Plans~~. The occurrence of any of the following events: (a) a Notification Event~~, which~~ that has resulted ~~or could reasonably be expected to result in liability of any Loan Party that~~in or could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate with all other Notification Events, or (b) any ~~Loan Party or~~Borrower or any ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to Withdrawal Liability that could reasonably be expected to have a Material Adverse Effect~~, or (c) the occurrence of a Canadian Pension Event~~;

8.13 Cessation of Business. If Administrative Borrower and its Restricted Subsidiaries, taken as a whole, are effectively prevented by court order, enjoined, restrained, or in any way effectively prevented (other than on account of an event of Force Majeure) from continuing to conduct all or substantially all of the business affairs of Administrative Borrower and its Restricted Subsidiaries, taken as a whole, for more than thirty (30) days; provided, however that during the period prior to the passage of such thirtieth (30th) day, ~~(a)~~ Borrowers shall not request and Agent, Lenders and Issuing Bank shall not make or provide, as applicable, any Advances~~,~~ or Letters of Credit ~~or other financial accommodations, and (b) all proceeds of Collateral, including collections in respect of Accounts, shall be retained by Agent and applied to the outstanding~~

~~Obligations and after such application, held as cash collateral for any other Obligations that are not then due and payable under the Loan Documents;~~;

8.14 Intercreditor Provisions. The ABL Intercreditor Agreement, any other intercreditor or subordination agreement (including, without limitation, any Intercompany Subordination Agreement), or the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (collectively, the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Term Agent, any holder of a portion of the Term Loan, or any holder of the applicable Subordinated Indebtedness or any other Person bound by any Intercreditor Provisions or such holder shall fail to comply with the applicable Intercreditor Provisions; or (ii) Administrative Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the applicable Intercreditor Provisions, (B) that such Intercreditor Provisions exist for the benefit of the Secured Parties, or (C) that all payments of principal of or premium and interest on the Term Loan, the applicable Subordinated Indebtedness or other Indebtedness subject to any Intercreditor Provisions, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the applicable Intercreditor Provisions; or

8.15 Environmental Events. Any Environmental Action, Remedial Action, or Environmental Liability shall arise or occur, the cost of which to any Loan Party or any of its Restricted Subsidiaries (other than costs covered by indemnification rights or insurance, as to which the indemnitor or carrier (as applicable) has adequate claims paying ability and has not effectively disclaimed indemnification or coverage) could reasonably be expected to have a Material Adverse Effect (after taking into consideration available claims or rights of recovery that the Loan Party or any of its Restricted Subsidiaries may have against any third party, to the extent reasonably expected to be realized), and such Environmental Action, Remedial Action or Environmental Liability continues uncured and is continuing for a period of ~~thirty~~sixty (~~30~~60) days after the earlier of (i) the date on which such Environmental Action, Remedial Action, or Environmental Liability shall first become known to any officer of any Loan Party or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent.

9 RIGHTS AND REMEDIES~~.~~ .

9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Administrative Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by Applicable Law, do any one or more of the following:

(a) (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;

(b) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and

(c) subject to the ABL Intercreditor Agreement and any Intermediation Access Agreement, exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under Applicable Law, or in equity, including, without limitation, any rights of setoff; provided, that, with respect to any Event of Default resulting solely from failure of Loan Parties to comply with the financial ~~covenants~~covenant set forth in Section 7, neither Agent nor the Required Lenders may exercise the foregoing remedies in this Section 9.1 until the date that is ten (10) Business Days after the day on which financial statements are required to be delivered for the applicable month or fiscal quarter.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Restricted Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrowers.

9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, ~~the PPSA,~~ by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9.3 Borrowers Right to Cure . Notwithstanding anything to the contrary contained in Sections 8 or 9 of this Agreement:

(a) For the purpose of determining whether an Event of Default under Section 7 has occurred, the Borrower may on one or more occasions designate any portion of (I) the net cash proceeds from a sale or issuance of Qualified Equity Interests of Administrative Borrower (or such other Equity Interests as reasonably agreed by Agent), or (II) any cash contribution to the common capital of Administrative Borrower, in each case, after the Amendment No. 4 Effective Date (the “Cure Amount”) as an increase to EBITDA for the applicable fiscal quarter; provided that (A) such amounts to be designated (i) are actually received by Administrative Borrower after the first day of the applicable fiscal quarter and on or prior to the tenth Business Day after the date on which the Compliance Certificate is required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure any Event of Default under Section 7 as of such date and (B) Administrative Borrower shall have provided notice (the “Notice of Intent to Cure”) to Agent that such amounts are designated as a “Cure Amount” no later than concurrently with the consummation of such sale, issuance or contribution (it being understood that to the extent the Notice of Intent to Cure is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds or cash contribution that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under Section 7 is less than the full amount of such originally designated amount). The Cure Amount shall be added to EBITDA for the applicable fiscal quarter and included when calculating EBITDA for each Reference Period that includes such fiscal quarter.

(b) The parties hereby acknowledge that this Section 9.3 may not be relied on for purposes of determining satisfaction of the Payment Conditions or calculating any baskets or other financial ratios other than for determining actual compliance with Section 7 and shall not result in any adjustment to any amounts other than the amount of EBITDA referred to in Section 9.3(a) above; provided, that to the extent proceeds of such Cure Amount are actually applied as a prepayment of the Revolving Loans, such prepayment may be taken into account in calculating any applicable terms or conditions that refer to the actual amount of outstanding Revolving Loans at any time after such prepayment is made.

(c) In furtherance of Section 9.3(a) above, (i) upon actual receipt and designation of the Cure Amount by the Borrower, the covenant under Section 7 shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenant under such Section 7 and any Event of Default or potential Event of Default under Section 7 shall be deemed not to have occurred for purposes of the Loan Documents, (ii) to the extent the Administrative Borrower has provided Agent a Notice of Intent to Cure, neither Agent nor any Lender may exercise any rights or remedies under Sections 8 or 9 of this Agreement (or under any other Loan Document) (it being understood that sweeping cash for application against the outstanding Obligations shall not be considered an exercise of remedies in this context) on the basis of any actual or purported Event of Default under Section 7 until and unless the Cure Expiration Date has occurred without the Cure Amount having been received and (iii) notwithstanding anything in this Agreement to the contrary, no Lender or Issuing Bank shall be required to (but in its sole discretion may) make any Loan or issue or amend any Letter of Credit from and after the date that is the earlier of (x) the date on which the Administrative Borrower has delivered a Notice of Intent to Cure and (y) the date on which the Compliance Certificate is required to be delivered with respect to such applicable fiscal quarter, and until the Cure Amount is actually received.

(d) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 9.3 is exercised and (ii) there shall be no pro forma reduction in Indebtedness with the Cure Amount for determining compliance with Section 7 for the fiscal quarter with respect to which such Cure Amount was made.

(e) There can be no more than five fiscal quarters in which the cure rights set forth in this Section 9.3 are exercised during the term of this Agreement.

10 WAIVERS; INDEMNIFICATION~~.~~ .

10.1 Demand; Protest; etc. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Loan Party may in any way be liable.

10.2 The Lender Group’s Liability for Collateral. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by Agent under the Loan Documents, no member of the Lender Group shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Each member of the Lender Group shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which such member accords its own property.

10.3 Indemnification. Each Loan Party shall pay, indemnify, defend, and hold Agent-Related Persons, the Lender-Related Persons and the Issuing Bank, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys (but limited to one counsel for all Indemnified Persons and, if reasonably necessary or advisable, one local counsel for all Indemnified Persons in each applicable jurisdiction and, solely in the case of actual or potential conflicts of interest, one additional counsel in each applicable jurisdiction for the affected Indemnified Person(s) similarly situated taken as a whole), experts, or consultants and all other reasonable and documented out-of-pocket costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that, Loan Parties shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers’ and their Restricted Subsidiaries’ compliance with the terms of the Loan Documents, (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or Release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Restricted Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Restricted Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability (x) that a court of competent jurisdiction finally determines pursuant to a non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents, (y) resulting from a claim brought by a Loan Party against an Indemnified Person for material breach ~~in bad faith~~ of such Indemnified Person’s obligations under the Loan Documents, if such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as finally determined by a court of competent jurisdiction or (z) (provided, that, the indemnification in clause (a) of this Section 10.3 shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11 NOTICES~~.~~ .

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Borrower or any other Loan Party:	c/o Delek US Holdings, Inc. 310 Seven Springs Way, Suite 500 Brentwood, Tennessee 37027 Attn: General Counsel Fax No.: 615-224-6362 legalnotices@delekus.com and treasuryinquiries@delekus.com

with copies to:	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attn: Andres Mena, Esq. amena@willkie.com

If to Agent:	Wells Fargo Bank, National Association 1100 Abernathy Road, Suite 1600 Atlanta, Georgia 30328 Attn: ~~Christopher Waterstreet~~ Loan Portfolio Manager~~christopher.m.waterstreet@wellsfargo.com~~

with copies to:

~~Riemer & Braunstein~~Paul Hastings LLP

~~Seven Times Square~~2001 Ross Avenue,
Suite ~~2506~~2700

~~New York, New York 10036~~

Dallas, Texas 75201

Attn: ~~Lon M. Singer, Esq.~~Erec Winandy and Bailey Pham

~~lsinger@riemerlaw.com~~Email:

erecwinandy@paulhastings.com;

baileypham@paulhastings.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that, (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the ~~sender’s~~sender’s receipt of an acknowledgment from the intended recipient (such as by the ~~“~~”return receipt requested~~”~~” function, as available, return email or other written acknowledgment).

12 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY

JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, ANY JOINT LEAD ARRANGER, ANY CO-SYNDICATION AGENT, THE DOCUMENTATION AGENT, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM, AND NO CLAIM MAY BE MADE BY ANY OF THE FOREGOING AGAINST A LOAN PARTY, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED, THAT, FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS SECTION 12(e) SHALL LIMIT ANY LOAN PARTY’S INDEMNIFICATION, HOLD HARMLESS OR REIMBURSEMENT OBLIGATIONS TO THE EXTENT SET FORTH IN SECTION 10.3.

13 ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1 Assignments and Participations~~.~~.

(a) (i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A) Administrative Borrower; provided, that, no consent of Administrative Borrower shall be required (1) if ~~an~~a Specified Event of Default ~~of the type described in Sections 8.1, 8.4 or 8.5~~ has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than a natural person) or Related Fund of a Lender; provided, further, that Administrative Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Agent within seven (7) Business Days after having received notice thereof; and

(B) Agent, Swing Lender, and Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) no assignment may be made (i) so long as no Specified Event of Default has occurred and is continuing, to an Ineligible Institution, (ii) so long as no Specified Event of Default has occurred and is continuing, to a Competitor, (iii) so long as no Specified Event of Default has occurred and is continuing, to any Person that cannot make Canadian Dollar Loans to Borrowers hereunder unless Administrative Borrower consents to such assignment, or (iv) to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person,

(B) no assignment may be made to a Defaulting Lender, a Loan Party, any Subsidiary of any Loan Party, or an Affiliate of any of the foregoing,

(C) the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E) the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that, Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee,

(F) unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and

(G) the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

(b) From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that, nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that, (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender”

hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties under the Guaranty and Security ~~Agreements~~Agreement (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, (vi) no participation shall be sold to a Loan Party, a Subsidiary of a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Borrower and its Restricted Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 ~~CFR~~C.F.R. §203.24 or the Bank of Canada, and such Federal Reserve Bank or the Bank of Canada, as applicable, may enforce such pledge or security interest in any manner permitted under Applicable Law; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Commitments (and the principal amount of any Revolver Usage and stated interest and fees thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its Registered Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Registered Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.

(i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest and fees thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(j) Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.

13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that, no Loan Party may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Loan Party is required in connection with any such assignment.

14 AMENDMENTS; WAIVERS~~.~~ .

14.1 Amendments and Waivers~~.~~.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that:

(i) no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of Loan Parties that are party thereto, do any of the following:

(A) increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the penultimate sentence of Section ~~2.4(c)(i)~~2.4(c)(i) ,

(B) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document (except with respect to an Extension Offer),

(C) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (x) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (C)),

(D) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(E) amend, modify, or eliminate Section 3.1 or 3.2,

(F) amend, modify, or eliminate Section 15.11,

(G) other than as permitted by Section 15.11, release Agent’s Lien in and to all or substantially all of the Collateral,

(H) amend, modify, or eliminate the definitions of “Required Lenders”, “Supermajority Lenders”, or “Pro Rata Share” (except, with respect to “Pro Rata Share”, in connection with an Extension),

(I) except as expressly permitted herein or in any other Loan Document as of the Amendment No. 4 Effective Date or in connection with a Lien that will be pari passu on the Term Priority Collateral but subordinate to the Liens on Revolving Priority Collateral, contractually subordinate the Obligations to any other Indebtedness (or any of Agent’s Liens to any Liens securing such other Indebtedness) of the Borrowers or the Guarantors (other than any debtor-in-possession financing),

(J) other than in connection with a merger, amalgamation, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or all or substantially all of the Guarantors from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or all or substantially all of the Guarantors of any of its rights or duties under this Agreement or the other Loan Documents, or

(K) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii) or Section 2.4(e) or (f);

(ii) no such amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(A) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and ~~Borrowers~~Administrative Borrower (and shall not require the written consent of any of the Lenders), and

(B) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders.

(b) No amendment, waiver, modification, elimination, or consent shall amend, modify, or eliminate, without written consent of Agent, Borrowers and the Supermajority Lenders, the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Qualified Cash, Eligible Credit Card Receivables, Eligible Investment Grade Accounts, Eligible

Accounts, Eligible LC Accounts, Eligible Positive Exchange Agreement Balance, Eligible ~~C-Store~~Petroleum Inventory, Eligible Petroleum Inventory Not-Received, Eligible ~~Petroleum Inventory-Not-Received, Eligible~~ Petroleum Inventory-Exported, Eligible Petroleum Asphalt Inventory, Eligible Renewable Identification Numbers, Paid But Unexpired Standby Letters of Credit, and Reserves) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(c);

(c) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders;

(d) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders; and

(e) Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i)(A) through (C) that affect such Lender, (iii) any waiver, amendment or modification of the ABL Intercreditor Agreement may be effected by an agreement or agreements in writing entered into between Agent and Term Agent (with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on Loan Parties or alter or impair any right of any Loan Party under the Loan Documents), (iv) any waiver, amendment or modification of any other intercreditor agreement between the holder of any Permitted Indebtedness and Agent may be effected by an agreement or agreements in writing entered into between Agent and such holder (with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on Loan Parties or alter or impair any right of any Loan Party under the Loan Documents), (v) any waiver, amendment or modification of any Intermediation Access Agreement may be effected by an agreement or agreements in writing entered into between Agent and the counterparty to any Intermediation Facility (without the consent of any Lender or, so long as such amendment, waiver or modification does not impose any additional duties or obligations on Loan Parties or alter or impair any right of any Loan Party under the Loan Documents, any Loan Party), (vi) the Letter of Credit Sublimit and the Individual Letter of Credit Sublimits may be increased, decreased, eliminated or otherwise modified as between Wells Fargo (in its capacity as an Issuing Bank) and any other Issuing Bank (and each applicable Issuing Bank’s Individual Letter of Credit Sublimit

and Schedule 1.2 may be modified to reflect any such increase, decrease, elimination or other modification) solely with the consent of each applicable Issuing Bank, Administrative Borrower and Agent (such consent not to be unreasonably withheld); provided, that, (x) only the consent of Administrative Borrower, Agent and the Issuing Bank that then proposes to issue any Letter of Credit to exceed the then outstanding Letter of Credit Sublimit will be required with respect to increases of such Letter of Credit Sublimit, and (y) with respect to decreases of any Issuing Bank’s Individual Letter of Credit Sublimit to the extent that such Issuing Bank then does not have Letters of Credit issued and outstanding in excess of such proposed decreased Individual Letter of Credit Sublimit (and each applicable Issuing Bank’s Individual Letter of Credit Sublimit and Schedule 1.2 may be modified to reflect any such increase, decrease, elimination or other modification), only the consent of Agent, such Issuing Bank and Administrative Borrower (each such consent not to be unreasonably withheld) shall be required; (vii) any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 2.12(d)(iii), and (viii) any amendment contemplated by Section 2.6(h) of this Agreement in connection with the use or administration of Term SOFR or any other Benchmark shall be effective as contemplated by such Section 2.6(h).

(f) Notwithstanding anything to the contrary~~, no Real Property shall be taken as Collateral unless Lenders have received at least forty-five (45) days’ prior notice and each Lender has confirmed to Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise reasonably satisfactory to such Lender. At any time that any Real Property constitutes Collateral, no amendment, waiver, modification, elimination, or consent with respect to a Loan Document shall add, increase, renew or extend any loan, commitment or credit line hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise reasonably satisfactory to all Lenders.~~ contained in this Section 14.1, this Agreement and any other Loan Document may be amended solely with the written consent of Agent and Borrowers without the need to obtain the consent of any other Lender if such amendment is delivered in order (x) to correct or cure ambiguities, errors, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (z) to correct or cure incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document; provided that Agent will provide copies of such amendments or modifications to the Lenders promptly after execution thereof.

14.2 Replacement of Certain Lenders~~.~~.

(a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, or if a Borrower is required to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 16, then Borrowers or Agent, upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax

Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than five (5) Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (iii) Funding Losses). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.

14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Loan Parties of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15 AGENT; THE LENDER GROUP~~; QUÉBEC PROVISIONS~~.

15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents (including, without limitation, the ABL Intercreditor Agreement) on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents or take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Borrower or its Restricted Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

~~15.1A Québec Provisions.~~

~~(a) Hypothecary Representative. For greater certainty, and without limiting the powers of Agent, each Lender and each Bank Product Provider hereby irrevocably constitutes Agent as the hypothecary representative within the meaning of Article 2692 of the CCQ in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Loan Party hereunder and under the other Loan Documents. The execution by Agent, acting as~~

~~hypothecary representative prior to this Agreement of any deeds of hypothec or other security documents, is hereby ratified and confirmed.~~

~~(b) Ratification of Hypothecary Representative by Successors and Assignees, Etc. The constitution of Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of the rights and obligations of any Lender or Bank Product Provider under this Agreement by the execution of an assignment, including an Assignment and Assumption or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the compliance with such formalities pursuant to which it becomes a successor Agent under this Agreement.~~

~~(c) Rights, Etc. of Hypothecary Representative. Agent acting as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Agent in this Agreement, which shall apply mutatis mutandis to Agent acting as hypothecary representative. In the event of the resignation of Agent (which shall include its resignation as the hypothecary representative as contemplated in Section 15.1A) and appointment of a successor Agent under this Agreement, such successor Agent shall also act as the hypothecary representative, as contemplated by Section 15.1A.~~

15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3 Liability of Agent. None of Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by Borrowers. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or Applicable Law.

15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1). In all cases Agent shall be entitled and fully justified in failing or refusing to take any action or exercise any power, discretion or authority vested in it under this Agreement or any other Loan Document unless and until Agent shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1), specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6 Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into ~~Agent’s~~Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Loan Parties are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such Lender Group Expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such Lender Group Expenses by Loan Parties, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend Agent-Related Persons (to the extent not reimbursed by or on behalf of Loan Parties and without limiting the obligation of Loan Parties to do so) from and against any and all Indemnified Liabilities; provided, that, no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving

Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8 Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

15.9 Successor Agent. Agent may resign as Agent upon twenty (20) days (ten (10) days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Administrative Borrower or a Default or Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Administrative Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of Applicable Law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is twenty (20) days (or ten (10) days if an Event of Default has occurred and is continuing) following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11 Collateral and Guaranty Matters~~.~~.

(a) The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the payment in full of all of the Obligations (other than indemnities and/or other contingent Obligations and Bank Products), (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if, at Agent’s request, Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Restricted Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, (v) owned by any Guarantor upon the release of such Guarantor’s guaranty under the applicable Guaranty and Security Agreement, in each case in accordance with Section 15.11(b), ~~or~~ (vi) in connection with a credit bid or purchase authorized under this Section 15.11, (vii) to the extent such Collateral becomes an Excluded Asset and (viii) with respect to any second-priority Lien on any Term Priority Collateral, to the extent the Term Agent releases a Lien in its favor on such Collateral. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of any Insolvency Law, including Section 363 of the Bankruptcy Code or other Applicable Law, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code~~, the PPSA,~~ or other Applicable Law, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with Applicable Law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of ~~the~~ any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that, Bank Product Obligations not entitled to the application set forth in Section 2.4(b)(iii)(J) shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that, (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could reasonably be expected to expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

Each Lender further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property, which Permitted Lien is described in clause (f) of the definition of such term, if such Permitted Lien secures Permitted Purchase Money Indebtedness ~~or Permitted Retail Store Purchase Money Indebtedness~~ and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property.

(b) The Lenders hereby irrevocably authorize Agent to release any Guarantor from its guarantee under ~~any applicable~~the Guaranty and Security Agreement, if (i) payment in full of the Obligations has occurred, (ii) all the Equity Interests of such Guarantor shall be sold, transferred conveyed, associated or otherwise disposed of to a Person that is not the a Loan Party or a Restricted Subsidiary in a transaction permitted by Section 6.4, (iii) such Guarantor becomes an Excluded Subsidiary or an Immaterial Subsidiary, upon request by Administrative Borrower to Agent, or (iv) such Guarantor is designated as an Unrestricted Subsidiary in accordance with the terms hereof; provided, that, (1) a Guarantor that becomes a non-wholly owned Subsidiary will not be released from its guarantee if the transaction that resulted in its becoming non-wholly owned was done with an Affiliate of the Loan Parties, except if such transaction (i) constitutes a Permitted Investment or Permitted Disposition, and (ii) is being effected primarily for a bona fide business purpose independent of, and unrelated to, releasing such guarantee. At the written request and sole expense of Administrative Borrower, Agent shall promptly execute and deliver to Administrative Borrower or such Guarantor all releases, termination statements and/or other documents reasonably necessary or desirable to evidence such release, which releases, termination statements and/or other documents shall be in form and substance reasonably satisfactory to Agent; provided, that, (x) Agent shall not be required to execute any such release, termination statement and/or other document on terms which, in its reasonable opinion, would, under Applicable Law, expose Agent or the other Secured Parties to liability or create any obligation or entail any adverse consequence other than the release of such Guarantor without recourse or warranty, and (y) Administrative Borrower shall have delivered to Agent a written request for release identifying the relevant Guarantor together with a certification by Administrative Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

(c) Notwithstanding the provisions of this Section 15.11, Agent shall be authorized, without the consent of any Lender and without the requirement that an asset sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards.

(d) Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Restricted Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v)

to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.

15.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Restricted Subsidiaries or any deposit accounts of any Loan Party or its Restricted Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13 Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or any applicable Canadian securities transfer legislation, can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds in the Applicable Currency pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

15.16 Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Restricted Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding Loan Parties and their Restricted Subsidiaries and will rely significantly upon Loan Parties’ and their Restricted Subsidiaries’ books and records, as well as on representations of Loan Parties’ personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Loan Parties and their Restricted Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by

Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(f) In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

15.18 Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent. Each of the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as Swing Lender, or as Issuing Bank. Without limiting the foregoing, each of the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Agent, Swing Lender, Issuing Bank, and each Loan Party acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent, in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Joint Lead

Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent, in such capacities, shall be entitled to resign at any time by giving notice to Agent and Borrowers.

15.19 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, the Letters of Credit, or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and satisfied so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the IRC such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, the Letters of Credit, and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14) that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Loans, the Commitments, the Letters of Credit, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments, the Letters of Credit, and this Agreement satisfies the requirements of sub-sections (b) through (f) of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of sub-section (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Commitments, the Letters of Credit, and this Agreement, or

(iv) such other representation, warranty, and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Commitments, the Letters of Credit and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

16 WITHHOLDING TAXES~~.~~ .

16.1 Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by Applicable Law, and in the event any deduction or withholding of Taxes is required (as determined in good faith by Loan Party or Agent, as the case may be), the applicable Loan Party or Agent, as the case may be, shall be entitled to make such deduction or withholding, and shall timely pay the full amount deducted or withheld to the applicable Governmental Authority in accordance with Applicable Law, and shall furnish to Agent after any payment of Taxes by a Loan Party pursuant to this Section 16.1, certified copies of tax receipts evidencing such payment by Loan Parties, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent. Furthermore, if any such Tax is an Indemnified Tax, Loan Parties agree to increase the sum payable as necessary so that after such deduction or withholding for Indemnified Tax has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 16.1), the Recipient receives an amount equal to the sum that it would have received had no such deduction or withholding been made. The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon ~~Agent’s~~Agent’s demand. The Loan Parties shall jointly and severally indemnify each Recipient for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16.1) imposed on, or paid by, such Recipient and all reasonable out-of-pocket costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that, no indemnification payment shall be due under this sentence to the extent such payment is duplicative of any payment made by a Loan Party otherwise under this Agreement or any other Loan Document (including under second sentence of this Section 16.1). A certificate as to the amount of such payment or liability (setting forth in reasonable detail the basis and calculation of the amount of such payment or liability) delivered to Administrative Borrower by a Recipient (with a copy to Agent), or by Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. Notwithstanding anything herein to the contrary, no Recipient shall be indemnified for any Indemnified Taxes hereunder unless such Recipient shall make written demand on Administrative Borrower for such reimbursement no later than 270 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient or its affiliates for payment of such Indemnified Taxes, and (ii) the date on which such Recipient or its affiliates have made payment of such Indemnified Taxes. The obligations of Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of Agent, and the repayment of the Obligations.

16.2 Exemptions~~.~~.

(a) The Lender shall deliver to Agent and Administrative Borrower one of the following on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon reasonable request of Agent and Administrative Borrower):

(i) if such Lender is entitled to claim an exemption from United States withholding Tax pursuant to the portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a ten percent (10%) shareholder of Administrative Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (or any successor form) (with proper attachments as applicable);

(ii) if such Lender is entitled to claim an exemption from, or a reduction of, withholding Tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E (or any successor form), as applicable;

(iii) if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI (or any successor form);

(iv) if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because such Lender serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (or any successor form) (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or

(v) if such Lender is a U.S. ~~person~~Person, a properly completed and executed copy of any other form or forms, including IRS Form W-9 (or any successor form), as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding Tax.

(b) Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c) If a Lender is entitled to an exemption or reduction of withholding Tax in a jurisdiction other than the United States, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding Tax before receiving its first payment under this Agreement, but only if such Lender is legally able to deliver such forms, or the providing of or delivery of such forms in the ~~Lender’s~~Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, that, nothing in this Section 16.2(c) shall require a Lender to disclose any information that it deems to be confidential (including without limitation, its Tax returns). Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender claims exemption from, or reduction of, withholding Tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. With respect to such percentage amount, such Assignee will provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations (so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto and subject to the requirements and limitations herein, including the requirements under Section 16.2 (it being understood that the documentation required under Section 16.2 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided, that, such Participant (A) agrees to be subject to the provisions of Section 2.13(c) and Section 14.2 as if it were an assignee; and (B) shall not be entitled to receive any greater payment under this Section 16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the ~~Borrower’s~~Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.13(c) and Section 14.2 with respect to any Participant.

(e) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent or Administrative Borrower at the time or times prescribed by law and at such time or times reasonably requested by Agent or Administrative Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent or Administrative Borrower as may be necessary for Agent or Borrowers to comply with its or their respective obligations under FATCA and to determine that such Lender has complied with such ~~Lender’s~~Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) On or before the date that Wells Fargo (and any successor or replacement Agent) becomes Agent hereunder, it shall deliver to Administrative Borrower two duly executed originals of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with Administrative Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account).

16.3 Reductions~~.~~.

(a) If a Lender is subject to an applicable withholding Tax, Agent may withhold from any payment to such Lender an amount equivalent to the applicable withholding Tax. If the forms or other documentation required by Section 16.2(a), 16.2(c) or 16.2(e) are not delivered to Agent, then Agent may withhold from any payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.

(b) If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(c) Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this Section 16.3(c).

16.4 Refunds. If Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund (including a credit in lieu of a refund) of any Taxes as to which

Agent or such Lender have been indemnified by Loan Parties pursuant to this Section 16 (including by payment of any additional amounts pursuant to this Section 16), ~~so long as no Default or Event of Default has occurred and is continuing,~~ Agent or such Lender shall pay over such refund to Administrative Borrower on behalf of Loan Parties (but only to the extent of payments made, or additional amounts paid, by Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all reasonable out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that, Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its Tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

16.5 Defined Terms. For purposes of this Section 16, the term “Applicable Law” includes FATCA and “Lender” includes Issuing Bank.

17 GENERAL PROVISIONS~~.~~ .

17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Loan Party, Agent, and each Lender whose signature is provided for on the signature pages hereof and Agent shall have received counterparts of each such signature page.

17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5 Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Loan Parties may obtain Bank Products from any Bank Product Provider, although Loan Parties are not required to do so. Loan Parties acknowledge and agree that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6 Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.

17.8 Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code and any other Insolvency Law relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) ~~Agent’s~~Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) ~~Agent’s~~Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, ~~Agent’s~~Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

17.9 Confidentiality~~.~~.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential

Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that, any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities or bank examiners so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that, (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement (it being understood that the list of Ineligible Institutions may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (viii)); provided, that, prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Administrative Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, ~~and~~ (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document~~.~~ , (xi) to any actual or prospective party (or its Lender Group Representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Administrative

Borrower and its obligations, this Agreement or payments hereunder (it being understood that the list of Ineligible Institutions may be disclosed to any actual or prospective counterparty in reliance on this clause (xi)); provided, that, prior to receipt of Confidential Information any such counterparty shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (xii) on a confidential basis to (i) any rating agency in connection with rating the Administrative Borrower or its Subsidiaries or the credit facility hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility hereunder; (xiii) to the extent such Confidential Information becomes available to Agent, any Lender, any Issuing Bank or any of their respective Affiliates from a source other than the Borrowers that is not known to be subject to a confidentiality obligation to the Borrowers or any other Loan Party or is independently discovered or developed by a party hereto without utilizing any Confidential Information received from the Administrative Borrower or violating the terms of this Section; or (xiv) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. For the avoidance of doubt, nothing herein prohibits Agent, any Lender or any of their respective Affiliates or counsel from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any other Person.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent.

(c) Each Loan Party agrees that Agent may make Borrower Materials available to the Lenders by posting Borrower Materials on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with Borrower Materials or the Platform. In no event shall Agent or any of Agent-Related Persons have any liability to Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

17.10 Survival. All representations and warranties made by Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

17.11 ~~Patriot~~PATRIOT Act; Due Diligence. Agent and each Lender ~~that is subject to the requirements of the Patriot Act~~ hereby notifies each Loan Party that pursuant to the requirements of the ~~Patriot~~PATRIOT Act, it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Agent or such Lender to identify such Person in accordance with the ~~Patriot~~PATRIOT Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their respective senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for such due diligence shall constitute Lender Group Expenses hereunder and be for the account of Borrowers. The Administrative Agent shall have received, at least five (5) days prior to the Amendment No. 4 Effective Date, all documentation required by regulatory authorities under applicable “know your customer” provisions of Anti-Money Laundering Laws, including the PATRIOT Act. To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to such Loan Party at least five (5) days prior to the Amendment No. 4 Effective Date.

17.12 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.13 Delek US Holdings as Agent for Borrowers. Each Borrower hereby irrevocably appoints Delek US Holdings as the borrowing agent and attorney-in-fact for all Loan Parties (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Loan Party that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Loan Party hereby irrevocably appoints and authorizes Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Loan Party hereunder and shall bind each Loan Party), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Loan Party as a result hereof. Each Loan Party expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Loan Party is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Loan Party hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Loan Party or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Loan Parties as herein provided, or (ii) the Lender Group’s relying on any instructions of Administrative Borrower, except that Loan Parties will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.14 Amendment and Restatement.

(a) Existing Obligations. Each Loan Party hereby acknowledges, confirms and agrees that Loan Parties are indebted to Lenders for loans and advances to the borrowers under the Existing Credit ~~Facility~~Agreement, as of the close of business on October 25, 2022, in the aggregate principal amount of $0 in respect of Advances (under and as defined in the Existing Credit Agreement) and the aggregate amount of $137,566,273.37 in respect of Letter of Credit Obligations (under and as defined in the Existing Credit Agreement) arising under the Existing

Letters of Credit, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Loan Parties to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests.

(i) Each Loan Party hereby acknowledges, confirms and agrees that Agent has had and shall on and after the date hereof continue to have, for itself and the ratable benefit of Secured Parties, a security interest in and lien upon the Collateral heretofore granted to Agent (or its predecessors in whatever capacity) pursuant to the Existing Loan Documents to secure the Obligations.

(ii) The liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Agent, whether under the Existing Credit Agreement, this Agreement or any of the other Loan Documents.

(c) Existing Loan Documents. Each Loan Party hereby acknowledges, confirms and agrees that as of the date hereof: (i) the Existing Loan Documents were duly executed and delivered by certain of the Loan Parties and are in full force and effect, (ii) the agreements and obligations of such Loan Parties contained in the Existing Credit Agreement and the other Existing Loan Documents constitute the legal, valid and binding obligations of such Loan Parties enforceable against it in accordance with their respective terms and such Loan Parties have no valid defense to the enforcement of such obligations and (iii) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Credit Agreement and the Existing Loan Documents.

(d) ~~Restatement~~Reinstatement.

(i) Except as otherwise stated in Section 17.14(a) and this Section 17.14(d), as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of each applicable Loan Party for the Obligations heretofore granted, pledged and/or assigned to Agent or any Lender. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of each applicable Loan Party evidenced by or arising under the Existing Credit Agreement, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

(ii) The principal amount of the Loans and Letters of Credit (including the Existing Letters of Credit) outstanding as of the date hereof under the Existing Credit Facility shall be allocated to the Loans and Letters of Credit hereunder according to the Lenders’ Pro Rata Shares and in such manner and in such amounts as Agent shall determine. On and after the date hereof, all Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement and shall subject to all the terms and conditions hereof as if such Letters of Credit were issued by Issuing Bank pursuant to this Agreement.

(e) Release. Each Loan Party that is a party to an Existing Loan Document, for itself and its successors and assigns, does hereby remise, release, discharge and hold Agent and each Lender, and each of their respective officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which such Loan Party or its successors or assigns has had or may now or hereafter claim to have against Agent or any Lender or and each of their respective officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Credit Agreement and the other Existing Loan Documents or the arrangements set forth therein or transactions thereunder up to and including the date hereof.

17.15 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

17.16 ABL Intercreditor Agreement and Intermediation Access Agreements.

(a) Agent is hereby authorized and directed to, to the extent required or permitted by the terms of the Loan Documents, (x) enter into (i) any Security Document, (ii) the ABL Intercreditor Agreement, and (iii) any Intermediation Access Agreement (and Lenders hereby ratify Agent’s entry into the Intermediation Access Agreements entered into on ~~April 7, 2020 and July 1~~December 22, 2022, which remain effective as of the date hereof), and (y) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements), and each of the Lenders and each of the other members of the Lender Group acknowledge that the ABL Intercreditor Agreement, any Security Document, any Intermediation Access Agreement, and any consent, filing or other action will be binding upon them. Each of the Lenders and each of the other members of the Lender Group hereby (1) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement and any other intercreditor agreement entered into by Agent in accordance with the terms hereof, (2) acknowledges that obligations of the Intermediation Subsidiaries under Intermediation Facilities may be secured by Liens on Intermediation Collateral owned by Intermediation Subsidiaries and that counterparties to Intermediation Facilities may need ~~to~~ access to the Collateral in order to obtain and utilize its Intermediation Collateral or other assets located on the Collateral, (3) agrees that it will take no actions contrary to the provisions of the ABL Intercreditor Agreement, any such other intercreditor agreement, or any Intermediation Access Agreement, and (4) authorizes and instructs Agent to enter into the ABL Intercreditor Agreement, each such other intercreditor agreement, and each Intermediation Access Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) (it being understood that Agent is hereby authorized and directed to determine the terms and conditions of the ABL Intercreditor Agreement, each such other intercreditor agreement, and any Intermediation Access Agreement as contemplated by the definitions of the term “ABL Intercreditor Agreement” or “Intermediation Access Agreement”, as applicable), and, to the extent provided therein, to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

(b) The Loan Parties, Agent, the Lenders and the other members of the Lender Group acknowledge that the exercise of certain of Agent’s rights and remedies hereunder may be subject to the provisions of the ABL Intercreditor Agreement and/or the Intermediation Access Agreements. Nothing contained in the ABL Intercreditor Agreement or any Intermediation Access Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among Loan Parties, Agent, the Lenders and the other members of the Lender Group, shall remain in full force and effect. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control. In the event of any conflict between the terms of any Intermediation Access Agreement and the terms of this Agreement, the terms of such Intermediation Access Agreement shall govern and control.

17.17 ~~Canadian Anti-Terrorism Laws~~[Reserved].

~~(a) Each Loan Party acknowledges that, pursuant to the Canadian Anti-Terrorism Laws, Agent and Lenders may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the~~

~~transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by Agent or any Lender, or any prospective assignee or participant of Agent or a Lender, in order to comply with any applicable Canadian Anti-Terrorism Laws, whether now or hereafter in existence.~~

~~(b) If Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of Canadian Anti-Terrorism Laws, then Agent:~~

~~(i) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of the applicable Canadian Anti-Terrorism Laws; and~~

~~(ii) shall provide to each Lender, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.~~

~~Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Canadian Loan Parties or any authorized signatories of the Canadian Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Loan Party or any such authorized signatory in doing so.~~

17.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase at any of Agent’s offices in the United States or Canada the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under Applicable Law).

17.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such

QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

17.20 Erroneous Payments~~.~~.

(a) Each Lender, each Issuing Bank, each other Bank Product Provider and any other party hereto hereby severally agrees that if (i) Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuing Bank or Bank Product Provider) or any other Person that has received funds from Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or Bank Product Provider (each such recipient, a “Payment Recipient”) that Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.20(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Agent and upon Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Agent or, at the option of Agent, Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13 and

(3) Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 17.20 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrowers or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 17.20 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) The provisions of this Section 17.20 to the contrary notwithstanding, (i) nothing in this Section 17.20 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds of the Erroneous Payment ~~Return~~, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

[~~SIGNATURE PAGES TO FOLLOW~~Signature pages intentionally omitted]

ANNEX B

AMENDED AND RESTATED SCHEDULES TO CREDIT AGREEMENT

[see attached]

ANNEX C

SCHEDULE 5.13(E) TO CREDIT AGREEMENT

[see attached]

ANNEX D

AMENDED AND RESTATED EXHIBITS TO CREDIT AGREEMENT

[see attached]